As filed with the Securities and Exchange Commission on April 28, 2005

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 2054

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dwango North America Corp.
(Name of Small Business Issuer in Its Charter)

Nevada	4812	84-1407365
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

2211 Elliott Avenue
Suite 601
Seattle, Washington 98121
 (206) 832-0600
(Address and telephone number of principal executive offices and principal place of business)

Rick J. Hennessey
Chief Executive Officer
Dwango North America Corp.
2211 Elliott Avenue
Suite 601
Seattle, Washington 98121
 (206) 832-0600
(Name and telephone number of agent for service)

Copy to:
Gary T. Moomjian, Esq.
Moomjian & Waite, LLP
100 Jericho Quadrangle--Suite 225
Jericho, New York 11753
(516) 937-5900

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock (2)	12,001,961	$1.71	$20,523,353	$2,416
Common Stock (3)	3,365,035	1.71	5,754,210	677
Common Stock (4)	150,000	1.71	256,500	30
Common Stock (5)	257,258	1.71	439,911	52
Common Stock (6)	617,420	1.71	1,055,788	124
TOTAL	16,391,674	$1.71	$28,029,726	$3,299

(1)
Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices for the registrant's common stock at $1.71 per share as reported on the Over-the Counter Bulletin Board on April 25, 2005, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

(2)
Relates to the resale of shares of common stock issuable upon conversion of the registrant’s Series D convertible preferred stock acquired by the selling securityholders in a private placement completed in February 2005. 785,175 of such shares have been registered in connection with possible accrued dividend payments.

(3)
Relates to the resale of shares of common stock issuable upon exercise of warrants acquired by the selling securityholders in the February 2005 private placement related to the Series D convertible preferred stock.

(4)
Relates to the resale of shares of common stock issuable upon exercise of warrants acquired by the placement agent for the February 2005 private placement of Series D convertible preferred stock and common stock purchase warrants.

(5)	Relates to shares of common stock registered in connection with possible accrued dividend payments with respect to the registrant’s Series A convertible preferred stock.

(6)	Relates to shares of common stock registered in connection with possible accrued dividend payments with respect to the registrant’s Series B convertible preferred stock
Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also relates to such additional indeterminate number of shares of common stock as may become issuable by reason of stock splits, dividends, antidilution adjustments and similar adjustments in accordance with the provisions of the notes, preferred stock and warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus contained in this registration statement is a combined prospectus and relates to this registration statement, our registration statement no. 333-112371 which was declared effective by the Commission on August 12, 2004 and our registration statement no 333-119268 which was declared effective by the Commission on November 10, 2004. This registration statement will constitute post-effective amendment no. 1 to each such effective registration statement. The post-effective amendments will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 28, 2005

PRELIMINARY PROSPECTUS

DWANGO NORTH AMERICA CORP.

41,513,007 shares of common stock

This prospectus relates to the resale of up to 41,513,007 shares of our common stock by the selling securityholders named in this prospectus from time to time. The shares of common stock offered for resale hereby consist of 3,205,375 shares of our common stock currently issued and outstanding, 2,236,275 shares of our common stock underlying 8% senior convertible promissory notes due 2006 issued by us (including interest on such notes), 5,246,784 shares of our common stock underlying 9% senior convertible notes due 2007 issued by us (including interest that may be paid in shares of common stock on such notes or issued upon conversion), 1,626,344 shares of our common stock underlying Series A convertible preferred stock issued by us (including dividends that may be paid in shares of common stock on such shares), 3,903,227 shares of our common stock underlying Series B convertible preferred stock issued by us (including dividends that may be paid in shares of common stock on such shares), 12,001,961 shares of our common stock underlying Series D convertible preferred stock issued by us (including dividends that may be paid in shares of common stock on such shares), and 13,293,041 shares of our common stock issuable upon the exercise of warrants issued by us. The shares offered for resale hereby are significantly greater than the 8,716,213 shares of our common stock issued and outstanding as of April 8, 2005.

We will not receive any of the proceeds from the sale of the shares of common stock, other than the exercise price, if any, to be received upon exercise of the warrants. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for any applicable underwriting discounts, brokerage fees or commissions and transfer taxes, as well as the fees and disbursements of the selling securityholders’ counsel and advisors.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol DWGN. On April 25, 2005, the closing price of our common stock was $1.70 per share.

The securities offered in this prospectus involve a high degree of risk. Among other things, we have incurred losses to date and may only have sufficient cash resources to operate our business until approximately December 31, 2005.

You should carefully read and consider the “Risk Factors” commencing on page 5 for information that should be considered in determining whether to purchase any of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2005

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including the risk factors and the financial statements and related notes, included elsewhere in this prospectus.

On September 29, 2003, we acquired substantially all of the outstanding securities of Dwango North America, Inc., a Texas corporation incorporated on November 20, 2000, pursuant to an exchange offer completed with the securityholders of Dwango North America, Inc. We are a Nevada corporation incorporated on May 16, 1997. Following the acquisition, although we maintained our corporate and legal identity, we changed our name from Woodland Hatchery, Inc. to Dwango North America Corp. Pursuant to the acquisition, Dwango North America, Inc. became a substantial majority-owned subsidiary of ours. It has since become a wholly-owned subsidiary. In that the securityholders of Dwango North America, Inc. acquired a majority of the voting securities of our company, Dwango North America, Inc. was deemed to be the accounting acquiror. Unless the context otherwise requires, references in this prospectus to our company for periods prior to September 29, 2003 are to Dwango North America, Inc.

On February 4, 2004, we acquired Over-the-Air Wireless, Inc., a Washington corporation incorporated on May 24, 2002, by means of a merger of such company into OTA Acquisition Corp., a wholly-owned subsidiary of ours formed for such purpose. The acquisition has been treated as a purchase of assets for accounting purposes. Three of the four shareholders of Over-the-Air Wireless, Inc. worked for us at the time of such acquisition.

Certain of our operations are conducted through Dwango North America, Inc. Unless the context otherwise requires, reference to our company and its operations include the operations of Dwango North America, Inc.

We have achieved losses since inception and rely upon the sale of our securities to fund our operations.

In connection with the exchange offer, we effected a one-for-4.5 reverse stock split of our common stock. All common stock data set forth herein has been adjusted to reflect this reverse stock split.

Our Business

We are a mobile media company whose products include ringtones, games, images and messaging services for mobile devices. We currently sell our products in North America through distribution agreements with major wireless operators, such as Cingular and Verizon. Most of our products are sold to consumers via our branded services with branding from major media companies such as Rolling Stone Magazine and ESPN Bassmaster.

Our principal executive office is located at 2211 Elliott Avenue, Suite 601, Seattle, Washington 98121. Our telephone number at that location is (206) 832-0600. Our internet address is www.dwango.com. The information contained on our website is not incorporated by reference in this prospectus and shall not be considered a part of this prospectus.

The Offering

Shares offered:	41,513,007 shares of common stock to be offered by the selling securityholders as follows:

•	3,205,375 of which are currently issued and outstanding;

•	2,236,275 of which may be issued upon conversion of our 8% senior convertible promissory notes due 2006 and in payment of interest on such notes;

•	5,246,784 of which may be issued upon conversion of our 9% senior convertible notes due 2007 and in payment of interest on such notes;
•	1,626,344 of which may be issued upon conversion of our Series A convertible preferred stock and in payment of dividends on such stock;
•	3,903,227 of which may be issued upon conversion of our Series B convertible preferred stock and on payment of dividends on such stock; and
•	12,001,961 of which may be issued upon conversion of our Series D convertible preferred stock and on payment of dividends on such stock; and
•	13,293,041 of which may be issued upon exercise of our warrants.

Use of proceeds:	We will not receive any of the proceeds from the sale of the shares of common stock offered in this prospectus, other than the exercise price, if any, to be received upon exercise of the warrants.

Summary Financial Information

The following summary financial information has been derived from our financial statements as of and for the years ended December 31, 2004 and 2003. Our financial statements appear later in this prospectus, which should be read in conjunction with the related notes.

	Year Ended December 31
	2004	2003

Statement of operations data:
Revenue	$1,645,000	$22,000
Cost of Revenues	986,000	-

Gross Profit	659,000	22,000
Expenses:
Sales and marketing	1,161,000	32,000
Research and development	2,587,000	181,000
General and administrative	3,700,000	3,895,000

Operating loss	(6,789,000)	(4,086,000)
Other Expenses:
Interest expense, including amortization of debt issuance cost and interest on convertible notes, net of interest income	2,588,000	564,000
Loss on impairment of intangible assets	306,000	-

Net loss	$(9,683,000)	$(4,650,000)

Accretion and deemed dividends on redeemable preferred stock	(660,000)	-

Net Loss attributable to common stockholders	$(10,343,000)	$(4,650,000)

Common share data:
Basic and diluted loss per share	$(1.47)	$(0.92)

Weighted average number of basic and diluted common shares outstanding	7,058,000	5,078,000

	As of December 31, 2004	As of December 31, 2003

Balance sheet data:
Current assets	$2,047,000	$29,000
Working capital (deficit)	667,000	(1,498,000)
Total assets	3,400,000	699,000
Convertible notes	1,845,000(1)	925,000 (2)
Redeemable Series A & B Convertible Preferred Stock	1,165,000	-
Total liabilities	3,568,000	2,542,000
Total capital deficit	(1,333,000)	(1,843,000)
________________
(1) Net of debt discount of $4,070,000.
(2) Net of debt discount of $1,575,000.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, which summarize all material risks specific to our company, as well as the discussion of risks and other information contained or incorporated by reference in this prospectus before deciding whether to invest in our common stock.

If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose part or all of your investment.

Risks Relating to Our Business

We have a limited operating history, have incurred losses to date, and cannot give any assurance that we can ever attain profitability.

We have a limited operating history in the wireless content market. We cannot give any assurance that we will be able to generate or sustain meaningful revenues in the future. For the years ended December 31, 2003 and 2004, we incurred net losses attributable to common stockholders of $4,650,000 and $10,343,000, respectively. We expect to continue to incur losses for at least the next twelve months. We cannot give you any assurance that we will ever achieve profitability. To achieve profitability, we must, among other things, develop, market and sell substantially more of our products, hire and retain qualified and experienced employees, and be able to manage our expected growth. We may not be successful in these efforts.

In the event that our projections regarding our revenue growth are inaccurate, our losses will be greater than projected, which will put additional pressure on our limited cash resources.

We anticipate that our financial results in the near term will be principally driven by our ability to properly allocate our cash resources. The allocation of these resources must be coordinated with and take into account the projected rate of growth of revenue and the pricing assumptions in our business model. Our management has made significant estimates regarding the anticipated growth of our customer base, taking into account many variables, certain of which are outside our control. Our business model requires expanding and improving our technological and other capabilities necessary in order to properly service anticipated increased usage by cell phone users. If our revenue does not grow at projected rates, or our pricing assumptions are incorrect, then our up front expenses will exceed our revenues by amounts greater than currently anticipated, exacerbating projected losses and putting additional pressure on cash resources.

If we are unable to enter into distribution arrangements with major wireless carriers and develop and maintain strategic relationships with such wireless carriers, we will be unable to distribute our products effectively or generate significant revenue.

Our strategy for pursuing a significant share of the emerging wireless content market in North America is dependent upon having distribution arrangements with major wireless carriers. We need to develop and maintain strategic relationships with these wireless carriers so that, among other things, we can obtain favorable treatment with respect to the timing and placement of our applications on the wireless handset download menus. In this respect, we have entered into agreements with Verizon, T-Mobile USA, Cingular Wireless, Alltel Communications and Nextel Operations which provide for the terms and conditions under which our applications may be made available to end-users of such carriers. These agreements are not exclusive and generally do not obligate the carriers to market or distribute any of our applications. Distribution agreements are also being pursued with Sprint PCS and US Cellular. We are dependent upon the subsequent success of these wireless carriers in performing their responsibilities and sufficiently marketing our applications. We cannot give you any assurance that we will be able to negotiate, execute and maintain favorable agreements and relationships with wireless carriers, that the carriers with whom we have a contractual relationship will choose to utilize our applications or that such wireless carriers will be successful and/or will not pursue alternative technologies.

If we are unsuccessful in entering into and maintaining branded service agreements, our revenues will be negatively affected.

An important aspect of our business strategy is to have branding relationships with third parties that have brand names known to the general public. For example, we currently have branded service agreements with ESPN, Real Networks (Rolling Stone Magazine), Beliefnet, Napster and Playboy.com. Branded service agreements generally have a set term, may or may not include provisions for exclusivity and may require us to make significant minimum payments. There is no assurance that we will enter into a sufficient number of branded service agreements or that the ones that we enter into will be profitable and will not be terminated early.

We may be unable to implement our acquisition growth strategy, and failure to manage our acquisition strategy properly may result in added expenses to our company without a commensurate increase in revenues and divert our management’s attention.

In order for us to grow our business, we anticipate making strategic acquisitions of other companies. Our continued growth may depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our business. After our acquisition of any such companies, we will need to properly integrate them into our company. The competition for acquisition candidates is intense and we expect this competition to increase. We cannot give you any assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, we may not be able to properly integrate such companies into our company. In implementing our acquisition growth strategy, we may encounter:

•	costs associated with incomplete or poorly implemented acquisitions;

•	expenses, delays and difficulties of integrating acquired companies into our existing organization;

•	dilution of the interest of existing stockholders; and

•	diversion of management’s attention.

If we are not successful in implementing our acquisition growth strategy, it could have an adverse impact on our results of operations.

We have only recently commenced generating revenues and may not be prepared for the demands of growth.

We have generated increased revenues in each of our quarters in 2004 as follows: $60,000 (first quarter), $176,000 (second quarter), $545,000 (third quarter) and $864,000 (fourth quarter). The growth process places significant demands on our management and operational infrastructure. Continued growth may adversely affect our ability to hire and maintain skilled employees, maintain high quality standards, have appropriate operational, financial and management controls and achieve continued positive relationships with wireless carriers, branded service partners and customers. To achieve these ends, significant expenditures and allocation of personnel resources will be required.

If our product development fails to keep up with that of our competitors, our revenues and potential future profitability could be adversely affected.

The market for wireless applications is extremely competitive. We expect our competition to intensify as competitors incorporate new features and expand and accelerate the release of new products and service offerings, and new competitors enter the market. The evolution of technology in the wireless market is rapid and we must adapt to remain competitive. We are aware of other companies that provide mobile applications. Some of these companies have substantially greater financial resources than us which could allow them to identify emerging trends more quickly and develop technology at a faster pace. We may not be able to compete successfully against current or future competitors and such competitive pressures could have an adverse effect on our revenues and potential profitability. Some of our competitors have already made significant progress in the market.

If we are unable to maintain a prominent position on application download menus, our revenues could be adversely affected.

We will need to continually develop new products in order to maintain a prominent position on the application download menus maintained and controlled by wireless carriers. Consumers are more likely to download newer applications that are higher up in the download menu. New applications are generally introduced onto the application download menus on a weekly basis, and older applications are pushed toward the bottom of the menu. In addition, it is of great importance to correspond the delivery of our applications with the introduction of new cell phone models, as many customers initially install games upon their purchase of the device. If we are unable to maintain a prominent position on the download menus, our revenues could be adversely affected.

If we fail to protect our intellectual property rights, we may lose any competitive edge that we have and our sales and profitability may be adversely affected.

Our business depends to a significant degree on licensed and internally developed content and technology. To protect our proprietary products we rely on a combination of patent, copyright, trademark and trade secret laws, as well as contractual provisions relating to confidentiality and related matters. If our proprietary rights in such content or technology, or any other of our proprietary rights, are divulged to the public, or our competitors obtain access to our confidential information, we may lose any competitive edge that we have. We cannot assure you that our means of protecting our proprietary rights will be adequate or that competitors will not independently develop similar or superior technology.

If third parties claim that our products violate their intellectual property rights, we may be forced to take costly actions or pay significant damage awards that could adversely affect our business.

Third parties may make claims against us alleging infringement of patents, copyrights, trademarks, trade secrets or other proprietary rights. If we were to find that our products violated or potentially violated third-party proprietary rights, we might be required to obtain licenses that are costly or contain terms unfavorable to us, or expend substantial resources to reengineer those products so that they would not violate third party rights. Any reengineering effort may not be successful, and we cannot be certain that any such licenses would be available on commercially reasonable terms. Any third-party infringement claims against us could result in costly litigation and be time consuming to defend, divert management’s attention and resources, cause product and service delays, require us to enter into royalty and licensing agreements or result in significant damage awards.

If we publish content without appropriate licensed rights to do so, we could be subject to infringement lawsuits which could subject us to liability and prevent use of content.

We attempt to assure that all content we publish has appropriate licensed rights prior to using that content in our applications. If we are wrong in our assessment, we could be subject to lawsuits and resulting financial judgments and the prevention of our use of the content in our applications.

Our strategy to expand into international markets may be unsuccessful and could result in increased costs.

Currently, we intend to seek to expand the scope of our geographical operations to include Europe and South America. We have no experience in operating in overseas markets and we may not be successful in understanding and achieving success in these markets.

We expect competition in international markets to increase. In addition, companies located in the areas in which we may seek to do business may have a substantial competitive advantage over us because of their greater understanding of and focus on the local markets. International expansion may also require significant financial investment including, among other things, the expense of developing localized products, expenditure of resources in developing customer and distribution relationships and the increased costs of supporting remote operations.

Other risks of doing business in international markets include the increased risks and burdens of complying with different legal and regulatory standards, difficulties in enforcing intellectual property rights, difficulties in managing and staffing foreign operations, limitations on the repatriation of funds and fluctuations of foreign exchange rates, and political, economic and social instability. In addition, our success in international expansion could be limited by barriers to international expansion such as tariffs, adverse tax consequences and technology export controls. If we cannot manage these risks effectively, the costs of doing business in some international markets may be prohibitive and we may suffer significant losses.

The loss of certain key management employees could cause us to be unable to implement our business plan.

Our success depends in large part upon the experience, abilities and continued services and contributions of a small number of key management employees. These employees provide us with needed experience in the wireless industry and relationships with carriers, content providers and other third parties necessary to our business. The loss of the services of one or more of our key employees could cause us to be unable to implement our business plan.

If we are unable to attract and retain qualified management and other personnel, our ability to implement our business plan may be adversely affected.

As of March 31, 2005, we had 72 full-time employees. Most of our present management has limited experience in managing a business as large as that currently contemplated by us. In order to meet our business objectives, we must hire appropriate management personnel, as well as additional technical personnel. We compete for such persons with other companies, some of which may have substantially greater capital resources and facilities than we do. We cannot give you any assurance that we will be successful in recruiting and retaining such personnel of the requisite caliber or in adequate numbers to enable us to conduct our business as proposed.

Contemplated changes in the accounting treatment for stock options will make it expensive to maintain our current practice with respect to the granting stock options.

The granting of stock options is used by us as a significant compensation tool. The Financial Accounting Standards Board has changed the accounting treatment of stock options which will require the recording of an expense upon each grant of options. Given our current compensation practices, this will result in a significant increase in compensation charges. If we change our compensation practices and reduce or eliminate stock option grants, we may find it more difficult to attract, retain and motivate employees, which could adversely affect our operations.

We may need additional financing in the future and may have to significantly curtail or cease operations if we are unable to secure such financing.

At December 31, 2004, we had working capital of $667,000 and a capital deficit of $1,333,000. Since December 31, 2004, we have raised gross proceeds of $15,700,000 from private placements of our convertible preferred stock and warrants. At March 31, 2005, we had a cash position of $11,974,000. In the future, we may require substantial additional financing to fund the cost of continued operating activities, to make acquisitions, to provide cash for the payment of prepaid and ongoing royalties, to buy advertising required pursuant to our agreements and to finance the growth of our business. We believe that our current cash resources are sufficient to fund operations through December 31, 2005. If required, we may not be able to obtain the needed funds on terms acceptable to us or at all. If we are unable to secure financing when needed, we may have to significantly curtail or cease operations. Further, if additional funds are raised by issuing equity securities, the antidilution provisions from previous financings may be triggered and significant dilution to our current shareholders may occur and new investors may get rights that are preferential to current shareholders.

Risks Relating to Our Industry

The market for wireless applications is a developing market that requires further development to support meaningful revenues for our company, without which we will not be able to achieve profitability.

The market for wireless applications is an emerging market that is relatively new. Further development of this market is necessary to support meaningful levels of revenues for our company. The success of the applications we offer will depend upon, among other things, a high level of market acceptance of the current generation of advanced wireless handsets. We cannot give you any assurance that the market will develop as we anticipate. In addition, in view of the battery drain caused by the use of certain advanced wireless applications, the success of these applications may also depend upon the development of new technology and/or cost effective products or accessories that extend the battery life of current wireless devices, for which there can be no assurance.

We will incur operating expenses based largely on anticipated revenue trends that are difficult to predict. We plan to invest a significant amount of our resources to develop, market and support our products and services in advance of generating substantial revenues. We anticipate incurring substantial losses until such time, if ever, that substantial revenues are generated. Our success will depend on the market for our products developing sufficiently to support profitable operations, and our ability to commercialize our products and services in order to generate sufficient revenue from sales of these products and services to offset the expenses associated with developing, marketing and supporting them.

Wireless carriers have significant control over the contract terms, including pricing of applications and revenue share percentages, which could adversely affect market acceptance of applications and revenues of content providers.

Agreements with wireless carriers require content providers to obtain approval from these carriers for the pricing of the applications that they propose to offer to their subscribers. Such approvals may not be granted or the carriers may decide to set a price, higher or lower, than what content providers proposed. Content providers ability to change prices may also be restricted. Market acceptance of applications or the level of revenues that content providers can generate could be adversely affected by not obtaining pricing of applications sought by content providers.

Agreements with wireless carriers provide for a revenue share percentage that dictates the percentage of the retail price remitted by consumers to the wireless carriers which is provided to the content providers. This revenue share percentage can be changed by the wireless carrier, in some cases, during the term of the contract. Content providers ability to control that revenue share percentage is very limited. Revenues that content providers can generate could be adversely affected by reductions in their revenue share percentage.

Wireless carrier agreements are typically about one year in length and content providers cannot assure that wireless carriers will continue to rely on their content and renew their contracts.

If we do not develop wireless content and respond to changes in technology on a timely basis, we will be unable to grow our business and may never achieve profitability.

Our ability to design, develop, test and support, or obtain from third parties, new or enhanced content for wireless network technology on a timely basis to meet the changing needs of wireless phone users and respond to technological developments and evolving industry standards is critical to our future growth and our ability to achieve profitability. We cannot give you any assurance that we will be able to identify emerging technologies which will gain widespread acceptance. If we invest substantial resources in acquiring, developing or implementing wireless content that does not become widely accepted or which is delayed in introduction, we may be unable to recoup our investment. We cannot give you any assurance that others will not develop technologies that achieve a greater market acceptance than ours, that render our services obsolete or that otherwise adversely affect our competitive position.

The life cycle of our products may be short, which could limit the level of revenues achieved from the sale of new products.

The market for wireless content is an emerging market that is changing rapidly. The emergence of new wireless products and technologies, changes in consumer preferences and other factors may limit the life cycle of our technologies and any future products and services that we develop. This may limit the amount of revenue we are able to achieve from the products we develop. If we incur significant costs to develop a product and are unable to sell such product other than for a short period of time, our results of operations may be adversely affected. Our future performance will depend on our ability to identify emerging technological trends in the wireless content market, identify changing consumer needs, desires or tastes, develop and maintain competitive technology, including new product and service offerings, improve the performance, features and reliability of our products and services, particularly in response to technological changes and competitive offerings, and bring technology to the market quickly at cost-effective prices.

The complexities and incompatibilities among advanced mobile phones and wireless technologies, as well as the continuous introduction of new models, require use to utilize substantial funds for development of a multitude of applications, each with short life cycles.

To achieve significant revenue levels, we must develop applications suitable for numerous phone models and technologies. To keep pace with rapid innovation and the continuous introduction of new, and often incompatible, mobile phone models requires us to expend significant funds for development activities. We expect these circumstances to continue and our ability to achieve profitability will depend not only on our development success, but also the ability to generate sufficient revenues from applications before their generally short life cycle is over.

In the event that there is a significant shift in the source of downloading applications away from the wireless carriers to other sources, we may have to incur significant expense to alter our sales and marketing approach, which approach may not be successful.

Our applications are primarily sold through the wireless carriers with whom we have contractual relationships. There are currently available, however, a small number of cell phone models which have operating systems that allow users to browse the Internet and, in some cases, download applications from sources other than the wireless carrier’s branded service. In the event that the situation evolves such that a substantial portion of application downloads occur away from the wireless carriers, we would have to incur significant expenses to market to the alternative sources. There can also be significant expenses in changing our billing model. No assurance can be given that marketing efforts involving alternative sales channels would be successful.

Increases or changes in government regulation may have an adverse effect on our operations.

We anticipate regulation of the industry in which we participate to increase. Our business operations may be adversely affected in the event that new laws and regulations are adopted that have a restrictive effect on our operations. Areas affected may include privacy, taxation, suitability of content, copyright and distribution. The adoption of new rules and regulations would result in increased legal and other expenses to address the new rules and may potentially circumvent our operations.

We rely on the wireless communications infrastructure, over which we have no control.

Our business operations depend upon the maintenance and growth of the wireless communications infrastructure. Accordingly, our future success will depend upon the deployment and maintenance of reliable next-generation digital networks with the requisite speed, capacity and security for providing reliable wireless communication services. Further, wireless communication may be adversely affected by viruses, worms and other break-ins and disruptions. Wireless services could also be disrupted by outages and infrastructure and equipment failures.

Risks Relating to Our Common Stock

A significant number of shares of our common stock are eligible for sale pursuant to two effective registration statements and a significant number of additional shares of our common stock will become eligible for sale upon the effectiveness of the registration statement of which this prospectus forms a part, which could have an adverse effect on the market price for our common stock and could adversely affect our ability to raise capital when needed.

There are 8,716,213 shares of our common stock issued and outstanding as of April 8, 2005 and 40,410,546 additional shares potentially issuable under outstanding convertible preferred stock and notes, warrants and options as of that date. The registration statement of which this prospectus forms a part allows selling shareholders to sell up to 41,513,007 shares of our common stock, inclusive of shares of common stock included in two currently effective registration statements to which this registration statement constitutes a post-effective amendment. In the event of significant sales of common stock, the market price for our common stock could decrease significantly and our ability to raise capital could be adversely affected.

The conversion of our notes or preferred stock to common stock will result in a significant charge to our earnings, which may negatively impact our share price and our ability to raise capital.

If the holders of our notes or preferred stock convert into common stock, we will incur a significant charge to our earnings in the form of a write-off of deferred financing costs and deferred acquisition costs. This would result in decreased earnings for our company, which could have a negative impact on our share price and our ability to raise capital.

Robert E. Huntley, the founder and a former officer and director of our company, beneficially owns approximately 30% of the issued and outstanding shares of our common stock and accordingly has significant influence over the outcome of all matters submitted to the shareholders for approval, which influence may be exercised to the detriment of other shareholders.

As of April 8, 2005, Robert E. Huntley, the founder and a former officer and director of our company, owned 2,328,643 shares of our common stock and held warrants to purchase an additional 421,841 shares of our common stock. These holdings represent beneficial ownership of approximately 30% of our shares of common stock. Accordingly, Mr. Huntley has significant influence over the outcome of all matters submitted to the shareholders for approval, including the election of directors.

Certain of our shareholders beneficially own a significant number of shares of our common stock and accordingly may have significant influence over our company and upon the price of our common stock, which may be to the detriment of other shareholders.

As of April 8, 2005, three entities beneficially own significant positions in our common stock as follows: (a) Alexandra Global Master Fund Ltd. holds 790,900 shares of our common stock and holds notes, preferred stock and warrants convertible into or exercisable for an aggregate of 12,114,462 additional shares of our common stock; (b) Weiss Peck & Greer Investments, a division of Robeco, L.L.C., which we refer to as WPG Investments, is the investment manager for five separate funds that own preferred stock and warrants which are convertible into or exercisable for an aggregate of 6,451,610 shares of our common stock; and (c) Trafelet & Company, LLC, which we refer to as Trafelet, is the investment manager for four separate funds that own preferred stock and warrants convertible into or exercisable for an aggregate of 8,357,141 shares of our common stock. All of these shares have either been registered for resale in two registration statements that are currently effective or are included for resale in the registration statement of which this prospectus forms a part. As there is currently a very limited amount of shares in the public float, and the number of shares registered or to be registered on behalf of these beneficial owners is significant, the market price of our common stock could be adversely affected in the event of sales of these shares. The notes, preferred stock and warrants described in this paragraph provide that the number of shares of common stock that may be acquired at any one time by each of Alexandra, the funds managed by WPG Investments or the funds managed by Trafelet shall not exceed a number that, when added to the total number of shares of common stock beneficially owned by it, would result in beneficial ownership by it of more than 9.9% of our common stock. But for that provision, on a fully diluted basis, Alexandra, WPG Investments and Trafelet could be deemed to beneficially own, on a fully diluted basis, 27%, 13% and 17%, respectively, of our common stock, as of April 8, 2005. Alexandra has the right to nominate two directors to our board of directors and has exercised its right with respect to one director. WPG Select Technology Fund, L.P., one of the funds managed by WPG Investments, has the right to nominate one director to our board of directors; to date it has not nominated a director. Each of Alexandra, WPG Investments and Trafelet may have significant influence over our company and the price of our common stock, which may be to the detriment of other shareholders.

The possible issuance of additional shares of our capital stock may dilute the percentage ownership of our current shareholders.

As of April 8, 2005, there are 8,716,213 shares of our common stock outstanding and 40,410,546 shares of common stock issuable upon exercise or conversion of outstanding options, warrants, convertible preferred stock and convertible notes. There are 50,000,000 shares of our common stock and 10,000,000 shares of our preferred stock authorized for issuance. All of our authorized shares in excess of those currently outstanding may be issued without any action or approval by our shareholders and could significantly dilute the percentage ownership of our current shareholders.

If we are unable to obtain shareholder approval to increase the number of authorized shares of our common stock, we may be unable to undertake additional financings and acquisitions, which could adversely affect the growth of our business.

We intend to seek, at our next meeting of shareholders, approval of a resolution to increase the number of authorized shares of our common stock. In the event that the proposal is not successful, we will not have sufficient shares to undertake additional financings and acquisitions utilizing equity, which could have a substantial adverse effect on our company.

Because the public market for shares of our common stock is limited, you may be unable to resell your shares of common stock.

There is currently only a limited public market for our common stock on the Over-the-Counter Bulletin Board, and you may be unable to resell your shares of common stock. The development of an active public trading market depends upon the existence of willing buyers and sellers that are able to sell their shares and market makers that are willing to make a market in the shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in our common stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We cannot give you any assurance that an active public trading market for the shares will develop or be sustained.

The price of our common stock is volatile, which may cause investment losses for our shareholders.

The market for our common stock is highly volatile. The trading price of our common stock is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by us or our competitors, changes in our revenues and revenue growth rate and general market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to our company could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders.

Our common stock is considered to be a “penny stock,” which may make it more difficult for investors to sell their shares.

Our common stock is considered to be a “penny stock.” The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

•
deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the customer with current bid and offer quotations for the penny stock;

•	explain the compensation of the broker-dealer and its salesperson in the transaction;

•	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock and investors may find it more difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

Statements contained herein include “forward-looking statements”. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate,” “continue,” or similar terms, variations of such terms or the negative of such terms. Potential risks and uncertainties include, among other things, such factors as:

•	the market acceptance and amount of sales of our products,

•	our expansion strategy,

•	the competitive environment within the wireless industry,

•	our ability to raise additional capital,

•	our ability to attract and retain qualified personnel, and

•	the other factors and information disclosed and discussed under “Risk Factors” above.

Investors should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock by the selling securityholders will belong to the individual selling securityholders. We will not receive any of the proceeds from the sale of the shares other than with respect to the exercise price, if any, of the warrants.

PRICE RANGE OF COMMON STOCK

Our common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol “DWGN” since September 30, 2003. Prior to that time, beginning May 28, 2002 when our company was first listed on the Over-the-Counter Bulletin Board, our trading symbol was “WLDH” and the shares traded represented an interest in the former business of Woodland Hatchery, Inc. The volume of trading in our common stock has been limited during the period presented and the quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The information provided below was obtained from otcbb.com.

The following table sets forth the high and low closing bid prices for our common stock for the periods indicated as adjusted for the 1 for 4.5 reverse stock split effected September 30, 2003:

Quarter Ended	High	Low

March 31, 2003	2.30	.90
June 30, 2003	.90	.90
September 30, 2003	1.15	.90
December 31, 2003	1.77	1.10

March 31, 2004	1.60	.90
June 30, 2004	1.40	.86
September 30, 2004	1.52	.65
December 31, 2004	1.81	1.07

March 31, 2005	2.05	1.51
April 1, 2005 through April 5, 2005	1.75	1.74

As of April 6, 2005, we have approximately 93 record holders of our common stock.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

SELECTED FINANCIAL DATA

The following selected financial data has been derived from our consolidated financial statements. Our financial statements appear later in this prospectus, which should be read in conjunction with the related notes.

	Year Ended December 31
	2004	2003

Statement of operations data:
Revenue	$1,645,000	$22,000
Cost of Revenues	986,000	-

Gross Profit	659,000	22,000
Expenses:
Sales and marketing	1,161,000	32,000
Research and development	2,587,000	181,000
General and administrative	3,700,000	3,895,000

Operating loss	(6,789,000)	(4,086,000)
Other Expenses:
Interest expense, including amortization of debt issuance cost and interest on convertible notes, net of interest income	2,588,000	564,000
Loss on impairment of intangible assets	306,000	-

Net loss	$(9,683,000)	$(4,650,000)

Accretion and deemed dividends on redeemable referred stock	(660)	-

Net Loss attributable to common stockholders	$(10,343,000)	$(4,650,000)

Common share data:
Basic and diluted loss per share	$(1.47)	$(0.92)

Weighted average number of basic and diluted common shares outstanding	7,058,000	5,078,000

	As of December 31, 2004		As of December 31, 2003
Balance sheet data:
Current assets	$2,047,000		$29,000
Working capital (deficit)	667,000		(1,498,000)
Total assets	3,400,000		699,000
Convertible notes	1,845,000	(1)	925,000(2)
Redeemable Series A & B Convertible Preferred Stock	1,165,000		-
Total liabilities	3,568,000		2,542,000
Total capital deficit	(1,333,000)		(1,843,000)
___________
(1) Net of debt discount of $4,070,000.
(2) Net of debt discount of $1,575,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We provide content, network technology and application publishing through North American wireless carriers. We earn revenue by distributing our content through major wireless carriers in North America. Our revenue model is driven by fees paid by consumers for wireless entertainment products and services. These fees may be collected by carriers, collected directly by our company, or some combination thereof. Currently, our revenue model is through collection by carriers. The revenue model does not rely on advertising or any other revenue source not directly related to the downloading of wireless entertainment content by consumers. A percentage of revenue is shared with the wireless carrier and the percentages vary for each carrier, depending upon the specific carrier agreement.

Currently, our content is sold for a download fee. The download fee model is based on a single fee per downloaded application or bundle of applications. Download fees are assessed on a per download basis for each game or bundle of games, ringtones, images and other features. Some of the download features will have expirations based on time.

We are a mobile media company whose products include ringtones, games, images and messaging services for mobile devices. We currently sell our products in North America through distribution agreements with major wireless operators, such as Cingular and Verizon. Most of our products are sold to consumers via our branded services with branding from major media companies such as Rolling Stone Magazine and ESPN Bassmaster. We call our strategy of delivering mobile content under media brands, the mobile channel strategy. The mobile channel strategy allows for the distribution of branded services, using content such as ringtones, games and images, with brands for a specific lifestyle category. For example, our Rolling Stone brand focuses on the music enthusiast lifestyle, and as such the products merchandised under the Rolling Stone brand are largely music related. We publish a mix of content owned by licensed brand owners and original content, with a focus on original content. We create content for use in the North American wireless market, through internal development, outsourced development and strategic alliances. We have been pursuing the branded channel strategy since our June 2004 launch of Rolling Stone.

During 2004, we signed agreements and launched branded service applications with Rolling Stone and ESPN. In the latter part of 2004, we signed agreements with Playboy.com, Napster LLC, and Beliefnet and we plan to launch branded service applications for those brands in the second quarter of 2005. Branded services we provide for a particular brand may vary, but they will be some combination of ringtones, images, games, messaging and other content as cellphone technology capabilities become more advanced. We expect to sign additional media brands in the future. We believe the consumer recognition of the brands and the quality content provided are a competitive advantage in the market.

We have entered into agreements to distribute our applications on Verizon, USCellular, Alltel, Cingular mMode (formerly AT&T Wireless), Nextel, T-Mobile, Cingular Wireless MEdiaNet and Boost Mobile; which provide the terms and conditions under which our applications may be made available to end-users of these United States wireless carriers. In March 2005, we entered into agreements with two Canadian wireless carriers: Microcell/Fido and Rogers. Relationships are also being pursued with other major wireless carriers in the United States, Canada, Latin America and South America.

Effective in August 2002, we entered into exclusive license agreements with Dwango Co., Ltd., which we refer to as Dwango Japan, which allow us to use Dwango Japan’s current and future wireless intellectual property and trademarks, subject to certain conditions and limitations. We are now focused on our mobile channel strategy and we do not anticipate using any further content from Dwango Japan and we expect, over time, to cease using content that was obtained from Dwango Japan. This content consists of various games which, since the launch of our Rolling Stone and ESPN branded services, is a small proportion of our overall revenue.

In 2004, we acquired Over-the-Air Wireless, Inc., which we sometimes refer to as OTA, and we obtained: (i) software for the downloading of our games and ringtones and the billing of these downloads, (ii) the services of and employment agreements with three individuals, two of whom currently hold the positions of chief executive officer and president, respectively, in our company, and (iii) two-year non-compete agreements, all of which was valued at approximately $530,000. These individuals were formerly employed by OTA and are proficient with the software acquired and have experience and contacts in the wireless industry. By the end of 2004, we had substantially re-written and upgraded the software we acquired from OTA and judged the asset as impaired and fully expensed the unamortized value of that asset. The consideration for the transaction was the issuance of 681,000 shares of our common stock. In addition, pursuant to the employment agreements with the three individuals referred to above, we issued options to purchase an aggregate of 964,913 shares of our common stock. One such individual is no longer employed by us.

As of March 31, 2005, we had 72 full-time employees. In connection with the expansion of our business, we may hire an additional 35 to 45 employees during the remainder of 2005.

Our company achieved $1,645,000 in revenues in 2004 and is not profitable. We anticipate that we will continue to incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount of growth in our revenues from consumer acceptance of our branded service approach and the number of wireless mobile carriers who agree to carry our applications. As of December 31, 2004, we had an accumulated deficit of $15,810,000. As of December 31, 2004 our operating expenses were approximately $800,000 per month, approximately 50% of which is for payroll, 15% of which is for marketing, and 35% of which is for our general operations. In January and February 2005, we raised $15,700,000 and as a result we believe we can satisfy our cash requirements through December 31, 2005. As we hire additional employees to help in the launching of our branded service applications, we expect that our operating expenses will increase by approximately 5-15% per month over the next several months. We anticipate adding employees in the areas of product development and testing, business development, and marketing. Additional investments in operational infrastructure are expected to continue to be made. These expanded teams would focus on increased product development and promotional activities for existing brands licensed by us, as well as on acquisition of new licenses for consumer brands appropriate for the mobile marketplace. Acquisitions and partnerships are also planned. We plan to identify companies that offer complementary mobile entertainment infrastructure services. Additionally, acquisition of other game studios and/or media development studios is anticipated to boost production capabilities. We will need to generate a significant amount of increased revenues to achieve profitability. We cannot give you any assurance that we can accomplish any of the foregoing or achieve or sustain profitability or that our operating losses will not increase in the future.

Application Development

At this juncture, we typically build our applications (ringtones, games and images) internally. During 2004, we did have relationships with several companies with respect to their development of game content on our behalf.

1464251 Ontario Inc. has produced two game titles for us to date, BurnRate and Blink.

During 2004, we produced the Bassmaster Legendary Lunkers game internally. In 2005, we have launched two additional games developed internally, Rolling Stone 20 Questions and Beliefnet Spiritual Trivia. We currently have two new original games being produced internally.

In addition to games, we have developed our ringtone and media service, which allows consumers to download ringtones and images to their phones. We have our own catalog of approximately 3,000 polyphonic ringtones, over 350 mastertones and over 200 custom audiotones, with ongoing production and licensing of new ringtones every month. We have an agreement with Rolling Stone and Real Networks to develop mobile content (games, ringtones and other media offerings and applications) using the Rolling Stone brand. Our first product launched under the agreement was a ringtone browser, which was launched in June 2004. Our primary target market for ringtones and media is broader than for games in North America. Ringtones and images for phones are attractive to older consumers as well as the targeted youth market. The resulting demographic includes youth, but expands beyond to encapsulate those between the ages of 14 to 35, although the heaviest users are still expected to be in the 14 to 24 age segment.

Our delivery platform incorporates a mobile ringtone catalog application that allows users to browse, search, sample and download the newest as well as the most popular ringtones, sorted by title, artist and category. Ringtone downloads are initiated through either a WAP browser or a downloadable BREW ringtone client, allowing for customers to purchase new ringtones directly from their phones.

Results of Operations

Revenue. During the year ended December 31, 2004, revenues were $1,645,000. During the comparable period in 2003, revenues were $22,000.

Increased revenues in 2004 resulted from sales of Rolling Stone Ringtones, ESPN Bassmaster, as well as a variety of other games available on Cingular, Nextel, Boost Mobile, Verizon Wireless, Alltel and AT&T Wireless and purchased by end users. In the near future we expect the number of applications available to end users to increase substantially due to our agreements with Playboy.com, Napster and Beliefnet.

Increased revenues in 2003 resulted from the games released by our company, available on Verizon Wireless and AT&T Wireless, and purchased by end-users. For the year ended December 31, 2003, two applications, Star Exceed™, and dwango Racing™, were published on Verizon Wireless and three applications, Star Exceed™, Star Diversion™ and dwango Racing™, were published on AT&T Wireless. All of our revenues for 2003 were derived from games licensed by us from Dwango Japan.

Research and Development Expense. During the year ended December 31, 2004, we incurred research and development expenses of $2,587,000. During the year ended December 31, 2003, we incurred research and development expenses of $181,000. These expenses consist principally of salaries and related expenses.

The increase in research and development expenses was related to the development of products associated with branded content. R&D expenses are expected to continue to increase as we establish additional agreements requiring additional branded content. In addition, we expect to incur additional R&D expenses as we enter into distribution arrangements with new carriers.

Sales and Marketing Expense. During the year ended December 31, 2004, we incurred sales and marketing expenses of $1,161,000. For the year ended December 31, 2003, sales and marketing expenses were $32,000. These expenses consist principally of salaries, advertising and related expenses.

The increase in sales and marketing was related to an increase in payroll related expenses of approximately $480,000 due to the hiring of personnel to promote our new channels of branded content. In addition, advertising related expenses increased to $411,000 due to promotion of our branded content.

General and Administrative Expense. During the year ended December 31, 2004, we incurred general and administrative expenses of $3,700,000. For the year ended December 31, 2003, general and administrative expenses were $3,895,000.

The decrease in general and administrative expenses is due to our decreased payroll related expenses as the bulk of payroll in 2003 was related to general and administrative activities. In 2003, research and development and sales and marketing functions were immaterial. In 2004, sales and marketing and research and development activities increased substantially necessitating both the movement of personnel out of general and administrative and into sales and marketing and research and development and the hiring of new employees for these areas.

Interest Expense. During the year ended December 31, 2004, we incurred interest expense of $2,588,000. For the year ended December 31, 2003, interest expense was $564,000.

The increase in interest expense is directly attributable to the accrual of interest and amortization of debt discount related to the 2003 8% senior convertible notes, the issuance and related accrual of interest and amortization of debt discount in 2004 of 9% senior convertible notes and the accretion attributable to our Series A and B convertible preferred stock.

Net Loss. Our net loss for the year ended December 31, 2004 was $9,683,000. Our net loss for the year ended December 31, 2003 was $4,650,000.

The increase in our net loss was primarily due to increased expenses to develop our branded content as well as interest expense related to our financings in 2004.

Liquidity and Capital Resources

As of December 31, 2004, we had a cash position of $82,000 and working capital of $667,000. At March 31, 2005, we had a cash position of $11,974,000. The increase in cash was due to the consummation in January and February 2005 of the financings described below. We anticipate that such funds will finance our operations through December 31, 2005.

We have historically funded our operations primarily through the sale of our securities, including sales of common stock, convertible notes, preferred stock and warrants. In January 2004, we completed a $1,700,000 financing of a Senior Convertible Note and warrants. In March 2004, we completed a $2,300,000 financing of a Senior Convertible Note and warrants. In June through August 2004, we raised an additional $1,250,000 through the issuance of 1,250 shares of Series A preferred stock and $3,000,000 through the issuance of 3,000 shares of Series B preferred stock. In January of 2005 we raised $700,000 in a Series C preferred stock financing which was later exchanged and included as part of our $15,000,000 Series D preferred stock financing in February 2005.

We anticipate that we will continue to issue equity and/or debt securities as the primary source of liquidity, when needed, until we generate positive cash flow from operations. We cannot give you any assurance that the necessary capital will be raised or that, if funds are raised, it will be on favorable terms. Any future sales of securities to finance our company will dilute existing shareholders’ ownership.

During the year ended December 31, 2004, net cash used in operating activities totaled $7,829,000. During the year ended December 31, 2003, net cash used in operating activities totaled $2,883,000. This 172%increase is due to expansion of our business during 2004, and is primarily driven by our hiring of additional employees.

During the year ended December 31, 2004, cash outflows from investing activities totaled $59,000. During the year ended December 31, 2003, cash outflows from investing activities totaled $188,000. This decrease in investing activities is primarily due to the use of lease financing to acquire computer workstations and servers during 2003.

During the year ended December 31, 2004, net cash provided by financing activities totaled $7,970,000. During year ended December 31, 2003, net cash provided by financing activities totaled $2,778,000. This 187% increase is due to additional financings consummated by us that were necessary to fund our ongoing operations.

The success and growth of our business is dependent in large part on our ability to partner and develop relationships within the wireless industry. In order for us to execute on our business plan, which anticipates a significant expansion of operations, we expect that this will continue to require substantial capital to complete the expansion of our operations.

The following table summarizes, as of December 31, 2004, our obligations and commitments to make future payments under debt and operating leases and pursuant to our agreements with Rolling Stone, Playboy, Napster and Beliefnet (for royalty and advertising):

	Payments Due By Period

	Total	Less Than 1 Year	1-3 Years	After 3-Years

Long-Term Debt	$5,915,000	$-	$5,915,000	$-
Capital Leases	133,000	58,000	75,000	-
Operating Leases*	774,000	339,000	435,000	-
Series A	1,250,000	-	1,250,000	-
Series B	3,000,000	-	3,000,000	-
Royalty Expense	1,163,000	1,118,000	45,000	-
Advertising Expense	1,000,000	726,000	274,000	-
Total	$13,235,000	$2,241,000	$10,994,000	$-

*Houston office is currently subleased for the duration of the lease term relieving $57,000 from Less Than 1 Year and $43,000 from 1 - 3 Years.

Our outstanding long-term debt as of December 31, 2004 consists of:

1.
$1,915,000 Senior Subordinated Convertible Promissory Notes bearing interest at the rate of 8% per annum. The principal balance of these notes, together with all interest accrued thereon, is due and payable on September 15, 2006.

2.
$1,700,000 Senior Convertible Promissory Note bearing interest at the rate of 9% per annum. The principal balance of this note, together with all interest accrued thereon, is due and payable on January 8, 2007.

3.
$2,300,000 Senior Convertible Promissory Note bearing interest at the rate of 9% per annum. The principal balance of this note, together with all interest accrued thereon, is due and payable on March 19, 2007.

Critical Accounting Policies

Software Development Costs

We account for software development costs in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. SFAS No. 86 specifies that costs incurred internally in creating a software product should be charged to expense when incurred as research and development costs until technological feasibility has been established for the product. Once technological feasibility is established, all development costs should be capitalized until the product is available for general release to customers. Judgment is required in determining when the technological feasibility of a product is established, in estimating the life of the product for which the capitalized costs will be amortized and in estimating if the carrying value of capitalized software costs is equal to or less than future operating profits from the associated products. To date, we have not capitalized any software development costs.

Revenue Recognition

We recognize revenues in accordance with SEC Staff Accounting Bulletins Nos. 101 and 104 "Revenue Recognition." Revenue from wireless applications is recognized in the month in which delivery and acceptance of a purchase by the end-user occurs providing there is persuasive evidence of an arrangement, pricing is fixed and determinable and collectibility is probable. We recognize delivery and acceptance upon the occurrence of a download of an application to the end user. Persuasive evidence of an arrangement occurs when the carrier is notified of the end-user transaction and they place a charge on the end-user’s bill. The carrier reports to our company the product and dollar amount of revenue earned by our company which establishes that delivery and performance have occurred. The carriers report to our company provides evidence of collectibility and subsequent to the issuance of the carrier reports, the carrier remits the agreed upon price for each download which substantiates fixed and determinable pricing.

In accordance with Emerging Issues Task Force (EITF) No. 99-19, "Reporting Revenue Gross as a Principal Versus Net as an Agent," we recognize as revenues the net amount the wireless carrier or distributor pays to us upon the sale of our applications, net of any service or other fees earned and deducted by the wireless carrier or distributor. We have evaluated our wireless carrier agreements and have determined that we are not the principal when selling our applications through wireless carriers.

Impairment of Long-Lived Assets

We assess impairment of our intangible and long-lived assets in accordance with the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets." The carrying value of intangible assets with definite lives and other long-lived assets is reviewed on a regular basis for the existence of facts that may indicate that the assets are impaired. Such an asset is considered impaired when its estimated future cash flows are less than the amount of its carrying value. If the carrying value of this asset is deemed not recoverable, it is adjusted downwards to the asset’s estimated fair value.

Income Taxes

We periodically review the likelihood that we will realize the value of our deferred tax assets and liabilities to determine if a valuation allowance is necessary. We have recorded a full valuation allowance against our net deferred tax assets. We have maintained a full valuation allowance because we concluded that it was not likely we would realize the value of our deferred tax assets, in light of our history of net operating losses and limited operating history and potential limitations on the utilization of net operating loss carryovers.

Share-Based Payment

We currently account for share-based payment in accordance with APB No. 25. In December 2004, the FASB issued SFAS No. 123 (revised), “Share-Based Payment” (FAS 123R) which replaces FAS 123 and supersedes APB No. 25. FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after December 15, 2005 for small business filers, with early adoption encouraged. The pro forma disclosures previously permitted under FAS 123 no longer will be an alternative to financial statement recognition. We are required to adopt FAS 123R beginning January 1, 2006. Under FAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoptions. We are evaluating the requirements of FAS 123R and expect that the adoption of FAS 123R will have a material impact on our consolidated results of operations and earnings per share. We have not yet determined the method of adoption or the effect of adopting FAS 123R and we have not yet determined whether the adoption will result in amounts that are similar to the current pro forma disclosures under FAS 123. We have not yet determined the impact of FAS 123R on our policies or plans, if any.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Dwango North America Corp. and its wholly owned subsidiaries Dwango North America, Inc. and OTA Acquisition Corp. All significant inter-company transactions and balances have been eliminated in consolidation.

BUSINESS

General

Our company was incorporated in Nevada on May 16, 1997 under the name of Kafco Corp. On April 11, 2001, we changed our name to Woodland Hatchery, Inc. On September 29, 2003, we acquired Dwango North America, Inc. (formerly Dwango USA, Inc.), which company was incorporated in Texas on November 20, 2000, by means of an exchange offer. Upon the closing of such exchange offer, Dwango North America, Inc. became a majority-owned subsidiary of our company. It has since become a wholly-owned subsidiary after the final shareholder of Dwango North America, Inc. elected to convert its securities into securities of our company. In that the security holders of Dwango North America, Inc. acquired a majority of the voting securities of our company, Dwango North America, Inc. was deemed to be the accounting acquiror. Unless the context otherwise requires, references herein to our company for periods prior to September 29, 2003 are to Dwango North America, Inc. On February 4, 2004, we acquired Over-the-Air Wireless, Inc. by means of a merger of such company into OTA Acquisition Corp., a wholly owned subsidiary of ours formed for such purpose.

Our principal executive office is located at 2211 Elliott Avenue, Suite 601, Seattle, Washington 98121. Our telephone number at such address is (206) 832-0600.

We are a mobile media company whose products include ringtones, games, images and messaging services for mobile devices. We currently sell our products in North America through distribution agreements with major wireless operators, such as Cingular and Verizon. Most of our products are sold to consumers via our branded services with branding from major media companies such as Rolling Stone Magazine and ESPN Bassmaster. We call our strategy of delivering mobile content under media brands, the mobile channel strategy. The mobile channel strategy allows for the distribution of branded services, using content such as ringtones, games and images, with brands for a specific lifestyle category. For example, our Rolling Stone brand focuses on the music enthusiast lifestyle, and as such the products merchandised under the Rolling Stone brand are largely music related. We publish a mix of content owned by licensed brand owners and original content, with a focus on original content. We create content for use in the North American wireless market, through internal development, outsourced development and strategic alliances. Our research and development expenses were $2,587,000 in 2004 and $181,000 in 2003. We have been pursuing the branded channel strategy since our June 2004 launch of Rolling Stone related content.

During 2004, we signed agreements and launched branded service applications with Rolling Stone and ESPN. In the latter part of 2004, we signed agreements with Playboy.com, Napster LLC, and Beliefnet and we plan to launch branded service applications for those brands in the second quarter of 2005. Branded services we provide for a particular brand may vary, but they will be some combination of ringtones, images, games, messaging and other content as cellphone technology capabilities become more advanced. Our strategy is to sign additional media brands in the future. We believe the consumer recognition of the brands and the quality content provided are a competitive advantage in the market.

We have entered into agreements with several United States wireless carriers. In March 2005, we entered into agreements with two Canadian wireless carriers. Relationships are also being pursued with other major wireless carriers in the United States, Canada, Latin America and South America.

We have exclusive licensing agreements with Dwango Co., Ltd., whom we sometimes refer to as Dwango Japan, a developer of wireless entertainment and networking technology in Japan. These agreements permit us to use and exploit Dwango Japan’s wireless intellectual property (including software, technology, content, and trademarks) in the United States, Canada and Mexico, which we refer to as North America. Dwango Japan currently owns 542,624 shares of our common stock, representing 6.3% of our outstanding shares. We are now focused on our branded channel strategy and we do not anticipate using any further content from Dwango Japan and we expect, over time, to cease using content that was obtained from Dwango Japan. This content consists of various games which, since the launch of our Rolling Stone and ESPN branded services, is a small proportion of our overall revenue.

On February 4, 2004, we acquired Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. The acquisition was in the form of a merger of Over-the-Air Wireless into OTA Acquisition Corp., a wholly-owned subsidiary of ours that we formed for this transaction. From Over-the-Air Wireless, we acquired key employees who are leading our company today as well as software which was integral to our development.

Products and Services

Branded Services

In January 2004, we entered into an agreement with ESPN pursuant to which we have launched a game under the Bassmaster mobile name on Nextel, Cingular, Verizon, Alltel and Boost Mobile. We expect to release this game on additional carriers in 2005. The first Bassmaster mobile game, Legendary Lunkers, features the Cast ‘n Wait system, which emulates real fishing by surprising the player with a call back when a fish is biting.

In March 2004, we entered into an agreement with Real Networks and RollingStone Magazine (Wenner Media) to provide a branded service for “RollingStone Ringtones,” “RollingStone Sound Clips” and “RollingStone Games”. The Rolling Stone Ringtones service, which also offers album reviews, searchable by artist and rating, was launched in June 2004 through AT&T Wireless (now known as Cingular mMode), Cingular Wireless and Nextel, pursuant to an agreement with Real Networks and Rolling Stone Magazine. Since the initial launch, we have added these services to Boost Mobile, T-Mobile and Alltel. These products and services using our library of ringtones are promoted through the magazine, web and wireless carriers. As per the agreement, we paid a $750,000 advance royalty fee and are committed to quarterly minimum royalty payments of $250,000 beginning September 2004, for the five subsequent quarters thereafter. In addition, we agreed to advertise with Rolling Stone for a minimum of $125,000 per quarter for the duration of the agreement.

In September 2004, we entered into an agreement with Beliefnet, Inc., a multi-faith media company and online community, to bring customers mobile media content under the Beliefnet Mobile brand. Under the Beliefnet Mobile brand, we expect to provide premium polyphonic and audio ringtones, alert tones, images, spiritual-themed mobile games, and subscription-based content from a variety of faiths. Beliefnet Mobile will feature a ringtone service enabling consumers to download ringtones of the latest religious and spiritual-themed musical hits including rock, hip-hop, classical and gospel to their mobile phones. The agreement duration is one year from the time of the launch of the service. We have agreed to minimum royalty payments of $162,500 over the contract term. Additionally, we have agreed to advertise through Beliefnet, a minimum of $150,000 over the one year term of the contract. The first Beliefnet Mobile application, Spiritual Trivia, a religious trivia game was released in the first quarter of 2005. Additional components of the Beliefnet channel were launched in the second quarter of 2005..

In October 2004, we entered into an agreement with Flow C.M.M. Inc., a prominent European gaming company that focuses on providing “girl power” entertainment for teenage girls, to distribute mobile media content in the North American marketplace under the MiniFizz brand. Not only will we port and distribute the MiniFizz branded games, but we also expect to provide premium polyphonic and audio ringtones and images. The agreement duration is three years from the initial launch of the service. We anticipate launching the first MiniFizz application as early as the second quarter of 2005.

In November 2004, we entered into an agreement with Napster, LLC to distribute mobile media content under the Napster brand. Our first launch is expected to include polyphonic ringtones, audiotones, and images; the images are provided by Napster and prominently feature the Napster Kitty. We are required to pay a brand licensing fee of $360,000 over the term of the contract. Additionally, we agreed to pay up to $200,000 within the term of the contract to sponsor certain events promoting the Napster brand subject to certain conditions. The agreement duration is one year. We anticipate launching the first Napster application as early as the second quarter of 2005.

In November, 2004, we entered into an agreement with Playboy.com, Inc. to distribute mobile media content under the Playboy brand. Our first launch is expected in the second quarter of 2005 and is anticipated to include polyphonic ringtones, audiotones, and images; the images are provided by Playboy and the first launch primarily features non-nude images of women along with other lifestyle images. Future phases are expected to include expansion outside of the United States, sale of video clips, and streaming video, in addition to game development expected to launch as early as the second quarter or 2005. The term of the agreement is three years. We have delivered a revolving irrevocable stand-by letter of credit in the amount of $125,000 in favor of Playboy which Playboy has the right to draw upon if we fail to make any payment when due under the agreement. We have agreed to pay minimum royalties of $250,000 during the first year of the contract, of which $125,000 has been paid, $250,000 during the second year of the contract and $350,000 during the third year of the contract. Additionally, we have agreed to spend a minimum of $100,000 each contract year to market and promote the content to be distributed by us pursuant to the agreement.

Ringtones

We hire professional musicians who create unique, high quality ringtones. Our catalog consists of approximately 3,000 polyphonic ringtones, over 350 Master Tones and over 200 custom audiotones, with ongoing production and licensing of more than 200 new ringtones every month. Our polyphonic and audio ringtone catalog covers every major musical genre from Hip Hop to Rock/Pop, Country to Classical, and R&B to World Music. We also offer sound clips featuring voice greetings, sound effects, and song clips from popular artists. We currently hold non-exclusive licenses from Sony, EMI, Warner/Chappel Hill, ASCAP, Harry Fox, BMI, Universal and BMG as well as several independent labels for the distribution of ringtones. We are in discussion with the major record labels for the distribution of master tones as well.

Distribution of ringtones occurs through our proprietary delivery platform which allows users to browse, search, sample and download from our extensive content catalog. The catalog is easily accessible, sorted by title, artist and category (genre). Ringtone downloads are initiated either through our branded web portals or through a mobile handset using a WAP browser or downloadable BREW ringtone client.

Games

The games we distribute or will distribute fall into one of several categories: stand-alone games, turn-based network games, massively multiplayer games, browser-based network games, and SMS or MMS games. Stand-alone games are one-player games. Turn-based network games are games where the player competes against other players on the network and the game involves taking turns by the players. Massively multiplayer games are games where the player may compete with thousands of other players with an ongoing play experience and evolving story line. Browser-based network games are multiplayer games where the players each play simultaneously, and game play is performed through the use of the phone’s browser, rather than an application running on the phone itself. SMS or MMS games are played by sending short “messages” in response to prompts from the “game.” SMS or Short Message Service is available on digital GSM networks and allows text messages of up to 160 characters to be sent and received via the network operator's message center to or from capable mobile phones or from the Internet. MMS or Multimedia Messaging Service is the ability to send messages comprising a combination of text, sounds, images and video to MMS capable handsets.

The following is a brief description of the games currently being distributed by us that we have developed internally:

Bassmaster Legendary Lunkers is a bass fishing simulation game where players can either fish in real-time or more completely simulate the fishing experience by employing the “Cast ‘n Wait” system where, after the player casts his line, the application shuts itself down and will call the player back to continue play when a “bite” is received. The networked version of the game also features actual weather pulled from the National Weather Service, with accompanying art, and global high score tracking where players can simulate actual Bassmaster tournaments by posting their highest weight totals during the tournament period.

Rolling Stone 20 Questions is a trivia game featuring questions geared towards fans of music and pop culture. Over 600 questions are available for download every month.

Beliefnet Spiritual Trivia is a trivia game featuring religious-based questions.

AquaX is a stand-alone game where players race through the water doing barrel rolls and double flips on a personal watercraft. Players earn points for speed, difficulty of tricks or a combination of both in eighteen challenges set in six different locations.

The following is a brief description of the games currently being distributed that have been developed by third parties:

STAR EXCEED™ is a standalone top down vertical scrolling shooting game. Players shoot enemy craft by using rapid-fire lasers or homing missiles. The game has a total of five stages, each getting progressively more difficult. A follow-up game to STAR EXCEED™, Star Diversion, is also a standalone top down vertical scrolling shooting game and is available for use on more robust handsets. The game play is similar to that of STAR EXCEED™.

Dwango Racing™ is a standalone top down vertical scrolling racing game. The player competes against one of eight rival cars to win the race and post the fastest lap time. The player can choose which car to use for the race, each of which has different handling, acceleration, top speed and grip. If the player wins the race, he or she is advanced to the next stage. There are a total of eight stages in the game.

Black Jack, Roulette and Slots are stand-alone games. They are based on the classic casino games. Players can accumulate and lose credits just like in the real games. Best Backgammon is an authentic replication of the classic game of backgammon. Game play allows for single or two player play. Burnrate is a puzzle game where the player must connect the fire hoses within a 2 minute time limit to save each burning building.

In addition to the games already released, we have two games in various stages of development and both are being developed by us internally.

Ringbacks

Our entire catalog of high quality polyphonic and audio ringtones will be available as caller ringback tones through Dwango’s relationship with Preferred Voice. Ringbacks are MP3-quality songs that callers hear, in lieu of a buzzing tone, while they wait for the recipient to pick up the phone. Customers can purchase multiple ringbacks and assign them to different callers. We expect Preferred Voice to launch this product as early as the second quarter of 2005.

Images

We now offer images for download. Images can be downloaded to mobile phones to be used as wallpapers, screensavers, calling identifier icons, and picture messages, which can be sent to friends along with text. We have an extensive content library, augmented through relationships with image providers such as Corbis and can offer the perfect images for any of our diverse brand partners. We support a large and growing number of phone types and support a large percentage of the different screen sizes.

Distribution

In 2002, we entered into an agreement with AT&T Wireless (now known as Cingular mMode) which provides the terms and conditions under which our applications may be made available to AT&T Wireless subscribers. We are currently selling our Rolling Stone Ringtone service on mMode.

In 2002, we executed an agreement to become a certified BREW developer with Qualcomm. This agreement enables us to create and publish content on the BREW platform. BREW is the platform being used by Verizon, USCellular and Alltel for its data applications, including entertainment offerings. In October of 2002, we executed a BREW application license agreement with Verizon. The agreement gives us access to post for distribution BREW software applications to the online BREW catalog maintained by Qualcomm. These combined agreements give us a channel to publish content on Verizon’s, Alltel’s, and USCellular’s networks. Our game, Bassmaster Legendary Lunkers is released with Verizon’s Get-It-Now deck. Get-It-Now is Verizon’s entertainment service and is available on BREW handsets. Alltel has released both Rolling Stone Ringtones and BassMaster.

During the second and third quarter of 2004, we launched our Rolling Stone Ringtone service and eight of our games, STAR EXCEED™, Bassmaster Legendary Lunkers, Rays of Aten, Burnrate, AquaX, Roulette by dwango, Black Jack by dwango and dwango Racing™, with Nextel Operations.

In the second quarter of 2004, we launched our Rolling Stone Ringtone service with Nextel and Cingular Wireless LLC.

In addition to these agreements, we have entered into a carrier agreement with T-Mobile USA, Inc. and launched services. Through our Qualcomm agreement, we have launched services on Alltel Communications, Inc. In total, we have agreements to provide services on eight major United States wireless carriers. In March 2005, we entered into an agreement with Wmode which allows us to provide services to two Canadian Carriers, Microcell/Fido and Rogers.

Our carrier agreements provide the specification and requirements under which our applications may be made available to the subscribers of such respective wireless carriers. These agreements set forth the compensation methodology and processes to be utilized in connection with the release of games. The wireless carriers are not required to make available to their subscribers any minimum number of games.

We are also seeking to enter into agreements similar to those described above to make our content available to subscribers of other wireless carriers in the United States, Canada, Latin America and South America. Examples of such carriers are: Sprint PCS, Bell Canada, Telus, Virgin Mobile and Amp’d.

Our content is initially being sold for a download fee. Under this model, a download fee is charged for each download of an application or bundle of applications. Some applications use a subscription model, where the customer is charged a recurring fee on a monthly basis for use of the service.

The fees for downloading content may be collected by the carriers and then forwarded to us in what is known as a billing-on-behalf-of system, which is the current system employed by us. A billing-on-behalf-of system allows the fees for our applications to appear on a customer’s regular monthly cell phone bill. When games are sold through a carrier, the carrier is entitled to retain a fee. The development and implementation of billing-on-behalf-of systems enables wireless carriers to collect revenues for subsequent remittance to content providers. This model is critical to attract users who are comfortable paying for content as part of their regular wireless phone bill but who may be hesitant paying for content in an over-the-air credit card transaction.

Markets

We believe that in the United States, a number of changes in the wireless market are driving the evolution to the next generation. These changes include the development of new handsets with higher resolution color screens, longer battery life and the ability to download and execute applications on the handset, the upgrade of wireless networks, the ability of wireless carriers to bill on behalf of application developers such as our company, and the development by companies such as our company of new wireless applications.

The United States wireless market is growing rapidly with data and content services driving revenue growth. US mobile data revenues today are over $3 billion with the expectation that they may approach $16 billion by 2008 according to the research firm The Yankee Group. The US mobile market is one of the fastest growing data consuming markets in the world with a mobile subscriber growth rate of over 60% from 109 million in 2000 to over 180 million to date. The US ringtone and game revenues have more than doubled from $115 million in 2003 to $289 million in 2004 and forecasted by JupiterResearch to exceed $1.1 billion by 2009 with ringtones driving over 75% of current sales.

Our target market is youth, which is typically defined as consumers between the ages of 14 and 24 years old, and sometimes includes consumers through their late 20’s. Wireless carriers, particularly in North America, are increasingly focusing on this segment, as it is the most rapidly adopting segment with respect to the wireless content and new account sales in the marketplace.

Currently, we intend to seek to expand the scope of our geographical operations to include Europe and South America. We plan to accomplish this via either acquisition, agreements with carriers operating in the region or partnering with companies currently transacting business in the region.

Marketing and Sales

Our success in marketing and selling our applications will rely on product innovation (including freshness), placement in the upper tiers of the handset menus (making the applications easy to find), and distribution (the number of carriers that offer our products). In addition to marketing our products to wireless carriers, we engage the end-user consumers with offers and promotions. Marketing of the applications to consumers is performed through a combination of direct marketing through traditional, online, and wireless distribution channels, including marketing by the wireless carriers of wireless content to their subscribers and through public relations efforts. We also seek to gain exposure through industry trade shows, industry conference attendance, our website, and general industry exposure. We seek to consistently create new mobile trends that include building branded mobile channels through exclusive long-term relationships with the world’s top lifestyle brands, major and independent record labels and artists. Our expertise and relationships with publishers throughout all media channels allows for strong distribution services.

We have committed to a minimum $1,000,000 of advertising over the 2 year life of the contract with RollingStone and a minimum of $100,000 per year of advertising over the 3 year life of the contract with Playboy. We have promoted our brands, such as RollingStone, in print ads in RollingStone Magazine, web advertising on RollingStone.com, sweepstakes and events such as Voodoo Festival sponsored by RollingStone and Southern Comfort. Playboy is another brand that we plan to advertise extensively using the Playboy website, Playboy Magazine, e-mail blasts, direct mailings, giveaway incentives and events.

Dwango Japan Licenses

We entered into a Technology License Agreement and a Trademark License Agreement with Dwango Japan effective August 14, 2002. The Technology License Agreement allows us to use exclusively all wireless technology of Dwango Japan (including all wireless technology developed by Dwango Japan during the term of the license) in North America for a period of eight years. To maintain the right to use such technology we must pay to Dwango Japan a royalty equal to the greater of $50,000 per year or 2% of our annual gross revenue arising from wireless technology directly licensed from Dwango Japan. Gross revenue not arising from wireless technology is not subject to this royalty.

The Trademark License Agreement allows us to use exclusively the Dwango Japan trademarks, including the name “dwango,” in North America for a period of 25 years. To maintain the right to use such trademarks, we must pay to Dwango Japan a royalty equal to the greater of $50,000 per year or ½ of 1% of our annual gross revenue arising from wireless technology. Gross revenue not arising from wireless technology is not subject to this royalty.

The parties have recognized that Dwango Japan has previously entered into and may in the future enter into certain global transactions with independent third parties for the development of wireless technology. To account for this business reality (the possible use of Dwango Japan wireless technology, not content, in North America when distributed as part of a global distribution agreement) and recognizing that we have a license to the Dwango Japan wireless technology within North America, the parties have agreed that we will have the right in certain circumstances to share with Dwango Japan in the revenues generated from these global transactions to the extent that they result in revenue arising from and/or business opportunities within North America, on terms to be agreed between us and Dwango Japan.

We are now focused on our branded channel strategy and we do not anticipate using any further content from Dwango Japan. This content consists of various games which, since the launch of our Rolling Stone and ESPN branded services, are a small proportion of our overall revenue.

Competition

The market for wireless content is highly competitive. We expect that the competition will increase as the market grows. We believe that our primary competitors in our two main product categories are as follows: Games: Jamdat, THQ, Mforma and Sorrent. Media/Music: Zingy, Moviso, Ztango, Blingtones, Yamaha, Tutch, Yahoo, and Fatih. Many of these competitors have released significantly more content to date than us. Many of our competitors have substantially greater financial resources than us, which may allow them to identify emerging trends more quickly and develop technology at a faster pace. We believe that the principal competitive factors are exclusive brand relationships, ability to provide a complete mobile channel solution (games and media), quality of the content, including its freshness and innovative differentiation, relationships with wireless carriers, the ability to have the content placed in the upper tiers of the handset menus, and the number of carriers who offer the content. We believe that we compete, or will compete, favorably in these categories. We believe we have a unique competitive advantage in our ability to leverage our branded services and provide a more comprehensive product and distribution approach for our branded channels.

Government Regulation

We are not currently subject to direct federal, state, or local government regulation, other than regulations applicable to businesses generally. The telecommunications industry is subject to regulation by federal and state agencies, including the Federal Communications Commission, and various state public utility and service commissions. While such regulation does not necessarily affect us directly, the effects of these regulations on the wireless carriers that provide our applications to their subscribers may, in turn, adversely affect our business, by, for example, increasing our costs or reducing our ability to continue selling our products.

Intellectual Property

We regard our patents, copyrights, service marks, trademarks, trade secrets, proprietary technology and similar intellectual property, as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, independent contractors, partners and others to protect our intellectual property rights. There can be no assurance that the steps we have taken to protect our proprietary rights will be adequate to prevent third parties from infringing or misappropriating our proprietary rights.

Intellectual Property and Proprietary Rights

We require our employees, developers and licensees to enter into agreements requiring them to keep confidential all trade secrets and other confidential information. Our employees enter into agreements which recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them in the course of their work for us are our property. These agreements establish that we have the exclusive right to those works and transfer any residual ownership in those works to us. There can be no assurance that the steps we have taken to protect our proprietary rights will be adequate to prevent third parties from infringing or misappropriating our proprietary rights.

Dwango Japan License Agreements

Through our subsidiary, Dwango North America, Inc., we have an exclusive eight (8) year license to Dwango Japan’s wireless technology for use within North America, which we refer to as the Technology License and an exclusive twenty-five (25) year license to Dwango Japan’s trademarks for use within North America, which we refer to as the Trademark License. These licenses commenced on August 14, 2002.

Pursuant to the terms of the Trademark License, we have both a license to the registered trademark Dwango® and the right to register any unregistered marks associated with Dwango Japan’s technology. Upon termination of the Trademark License, we must: cease use of the Dwango trademark; convey to Dwango Japan all right to any Dwango Japan technology trademarks, which we may have registered; and, convey to Dwango Japan all our right to the domain name www.dwango.com.

Patent Protection

We currently have on file U.S. Patent Application serial # 10/744865 - A method and apparatus for a one click upgrade for mobile applications. We perform periodic reviews of our ongoing technology developments and intend to pursue additional patents as appropriate. We may not be able to successfully defend or claim any legal rights in the invention for which an application has been made but for which the Patent and Trademark Office has not issued a patent.

Trademarks

We have a license to the Dwango® trademark. We have a pending U.S. Trademark Application for Star Diversion™, the title of a wireless game we licensed from Dwango Japan. In addition, we have applied for three other trademarks relating to our company and our services. Those three trademarks are: DWANGO WIRELESS, JAMZ!, and JAMZMOBILE. We may not be able to successfully defend or claim any legal rights in those trademarks for which applications have been made but for which the Patent and Trademark Office has not issued a registered certificate.

Properties

We currently maintain our executive office at 2211 Elliott Avenue, Suite 601, Seattle, Washington 98121 and our lease expires in February 2007. We have office space that was our executive office through February of 2005 at 200 West Mercer Street, Suite 501, Seattle, Washington 98119 pursuant to a lease that expires in April 2005. On March 18, 2005, the company announced the closing of the game studio located at 150 Spear Street, Suite 1175, San Francisco, California 94104. The majority of the 10 employees will be made offers to relocate to our Seattle office. The reason for the closure and relocation were to improve our development efficiencies. Our lease expires in December 2005. In addition, we have office space at 5847 San Felipe Street, Houston, Texas, which space was our executive offices until January 2004. Our lease for such space expires in September 2006. We have sublet our Houston offices.

Employees

As of March 31, 2005, we had a total of 72 employees, all of whom work full-time. Ten were located at our San Francisco office and the remainder were located at our Seattle, Washington office. None of our employees are represented by unions and we are not aware of any activities seeking such organization. We consider our relations with our employees to be good.

Legal Proceedings

We are currently not a party to any material legal proceedings.

MANAGEMENT

Executive officers and directors

The following sets forth certain information regarding the directors and executive officers of our company. Each director holds office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified. Each executive officer serves at the discretion of the board of directors of our company.

Name	Age	Position

Rick J. Hennessey	38	Director and Chief Executive Officer
Alexander U. Conrad	35	Director, President, Chief Operating Officer and Secretary
J. Paul Quinn	45	Chief Financial Officer and Treasurer
Victor A. Cohn	54	Director and Chairman of the Board
L. Derrick Ashcroft	76	Director
Vishal Bhutani	30	Director
Paul Eibeler	50	Director

Rick J. Hennessey joined our company in April 2003 as Vice President of Business Development of our wireless division. We no longer identify ourselves by divisions. Mr. Hennessey served as Vice President of Business Development of our wireless division from April 2003 until July 2003, at which time he became Executive Vice President of our company. In February 2004, Mr. Hennessey was elected a director of our company and was promoted to Chief Executive Officer and President of our company. Mr. Hennessey relinquished his title as President in March 2004. Mr. Hennessey co-founded Over-the-Air Wireless, Inc. in June 2001 and served as its Chief Executive Officer until our acquisition of such company in February 2004. Prior to that, from January 1996 to December 2002, Mr. Hennessey was Chief Executive Officer of Eversio Technologies, a mobile enterprise solutions provider. From January 1996 to the present, Mr. Hennessey has served as Chairman of Eversio Technologies.

Alexander U. Conrad has been employed by our company since May 2003. In March 2004, Mr. Conrad was elected a director of our company. He was also elected as President, Chief Operating Officer and Secretary of our company in March 2004. Mr. Conrad was the Vice President of Business Development of Over-the-Air Wireless, Inc. from June 2002 until our acquisition of such company in February 2004. Prior to such time, from January 2001 through June 2002, Mr. Conrad was Senior Product Manager, New Initiatives, for eFunds Corporation, a company that provides transaction processing, risk management and outsourcing services. From April 2000 through January 2001, Mr. Conrad was Director of Product Management for DocuTouch Corporation, a provider of document management, authentication, secure repository and digital signature services. Mr. Conrad received his MBA from Seattle University, Albers School of Business and Economics in March 2000.

J. Paul Quinn joined our company in March 2004 as our Chief Financial Officer. From November 2000 through October 2003, Mr. Quinn was the Chief Financial Officer of N2H2, Inc., a software development company. From August 1999 through October 2000, Mr. Quinn was the Senior Vice President of Finance and Administration for The Closeout Company, a discount retailer. From December 1993 through August 1999, he was Vice President and Controller of Fleming Retail Group, a retailer and wholesaler.

Victor A. Cohn has been the Chairman of our Board of Directors since March 2005. Since 2001, Mr. Cohn has served as the Chief Executive Officer of Focal Point Partners, a New York based business management firm that he founded. From 2000 to 2001, Mr. Cohn was the Chairman and co-founder of Alley Capital Partners, a provider of financing for early stage companies. Mr. Cohn was Senior Managing Director, Global Head of Equity Capital Markets at Bear, Stearns & Co. from 1996 through 2000, where Mr. Cohn also served as a member of the Commitment Committee and President's Council. Prior to such time, from 1992 to 1995, Mr. Cohn was Managing Director, Co-Head of Investment Banking and Head of Capital Markets at Union Bank of Switzerland. From 1978 to 1992, Mr. Cohn held various positions at Salomon Brothers, where he became Managing Director in 1985 and served as a member of the four-person Equity Operating Committee responsible for Salomon’s worldwide equity business. For much of his career at Salomon, he held the position of Global Head of Equity Capital Markets. Mr. Cohn is a member of the Board of Directors at Verity, Inc., an SEC reporting company that provides intellectual capital management software, where he is chairman of the nominating and governance committee, and at Peregrine Systems, an SEC reporting company that provides enterprise software, where he is chairman of the governance committee and a member of the audit committee.

L. Derrick Ashcroft has been a director of our company since November 2000. Mr. Ashcroft is currently the owner of the Flying X Ranch, a company engaged in the breeding of cattle. Since March 2005, Mr. Ashcroft has been a director of ICOP Digital, Inc., an SEC reporting company that delivers security, surveillance, and communications solutions, where he serves as chairman of the audit committee. From 1990 through the present, Mr. Ashcroft has been a director of Tata Technologies, Inc., a company engaged in providing consulting services to manufacturing and distribution companies on the strategic use of information technology and a member of the Tata group of companies. Mr. Ashcroft previously served on the board of directors of the following public and private companies in the United States and abroad: Leasing Edge Corporation, Access West, Inc., Publistix, Inc., Boreham Services, Ltd. (UK), Premier Laser Systems, and Westergaard.com, Inc. Mr. Ashcroft has served as President of AARK Enterprise, Inc., Senior Vice President of the Carteret Financial Group, Chairman of Ashcroft Rubin, Inc. and Chairman of Cardiopet, Inc.

Vishal Bhutani has been a director of our company since January 2004. From August 2002 through the present, Mr. Bhutani has been the Head of Research for Alexandra Investment Management, LLC, and the investment advisor for Alexandra Global Master Fund Ltd, an investor in our company. From March 2002 to August 2002, Mr. Bhutani was Vice President of Magten Asset Management, a company engaged in asset management. From August 2000 through March 2002, Mr. Bhutani was a Corporate Finance Specialist for McKinsey & Company, a management consulting firm. In 2000, Mr. Bhutani received his MBA in Finance from the NYU Stern School of Business.

Paul Eibeler has been a director of our company since August 2003. Since April 2004, Mr. Eibeler has been the President and a director of Take-Two Interactive Software, Inc., an SEC reporting company that develops, publishes and distributes interactive game software. Mr. Eibeler was also President of Take-Two Interactive Software, Inc. from July 2000 through July 2003 and a director of Take-Two Interactive from January 2001 through April 2003. From June 1997 through March 2000, Mr. Eibeler was Executive Vice President and General Manager of Acclaim North America, part of Acclaim Entertainment, Inc., which at the time was an SEC reporting company engaged in the development, publication, marketing and distribution of interactive entertainment software. Mr. Eibeler also was a consultant to Microsoft in connection with the development and launch of Microsoft’s Xbox.

In connection with their investment in our company, Alexandra Global Master Fund Ltd. is entitled to nominate two directors for election to the board of directors of our company. We have the right to approve their nominees, which approval may not unreasonably be withheld. Alexandra has currently nominated Vishal Bhutani to our board of directors.

In addition, in connection with our sale of Series B preferred stock, we granted WPG Select Technology Fund, L.P., one of the investors in such financing, the right to nominate one director for election to the board of directors of our company. We have the right to approve their nominee, which approval may not be unreasonably withheld. To date, WPG Select Technology Fund, L.P. has not nominated a director.

Paul Eibeler and L. Derrick Ashcroft serve on the Audit Committee of the Board of Directors of our company. Mr. Ashcroft is the Chairman of such committee. The Audit Committee is responsible for overseeing management’s conduct in the financial reporting process, including reviews of our company’s annual, quarterly and other financial reports and its systems of internal accounting, bookkeeping, and financial controls. The Audit Committee is responsible for reviewing any non-audit services and special engagements to be performed by the independent registered public accounting firm and considering the effect of such performance on the their independence. The Audit Committee is also responsible for engaging and dismissing our company’s independent registered public accounting firm. In discharging its oversight role, the Audit Committee is empowered to meet and discuss with our company’s management and independent registered public accounting firm the quality and accuracy of our accounting principles, the completeness and clarity of our financial disclosures and other significant decisions made by management in the preparation of financial reports. We have determined that L. Derrick Ashcroft qualifies as an “audit committee financial expert”, as defined by Securities and Exchange Commission rules, based upon his education, experience and background.

Paul Eibeler, L. Derrick Ashcroft and Vishal Bhutani serve on the Compensation Committee of the Board of Directors of our company. Mr. Eibeler is the Chairman of such committee. The Compensation Committee of the Board of Directors is responsible for review and approval of our company’s executive compensation and administering our stock option plan.

Executive Compensation

The following table provides information concerning the annual and long-term compensation awarded, earned or paid to our chief executive officer and executive officers whose cash compensation exceeded $100,000 in 2004 (the “named executive officers”). For the period prior to September 29, 2003, the date of the acquisition by us of Dwango North America, Inc., the following table includes compensation earned at Dwango North America, Inc.

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Award	Number of Securities Underlying Options
Rick J. Hennessey	2004	$128,542	—	—	836,088
Chief Executive Officer	2003	$53,125	—	—	—
	2002	—	—	—	—

Robert E. Huntley	2004	$96,667	—	—	—
Formerly Chief Executive Officer (resigned Feb.	2003	$86,000	—	—	1,030,074
2004) & Chairman of the Board (resigned	2002	$78,000	—	—	—
June 2004)

Alexander Conrad	2004	$108,750	—	—	570,737
President & Chief Operating Officer	2003	$51,250	—	—	—
	2002	—	—	—	—

J. Paul Quinn	2004	$95,538	$14,250	—	351,000
Chief Financial Officer	2003	—	—	—	—
	2002	—	—	—	—

Director Compensation

As compensation for services on our board of directors, Messrs. Bhutani, Eibeler and Ashcroft were each granted a non-qualified stock option to purchase 44,000 shares of common stock. Messrs. Eibeler and Ashcroft were each granted a non-qualified stock option to purchase 12,000 shares of common stock for serving as Chairmen of the Compensation Committee and Audit Committee, respectively. Each grant was at an exercise price of $1.30 per share. Each option is for a term of ten years commencing as of October 5, 2004 and is currently exercisable.

Effective March 8, 2005, we elected Victor Cohn to the Board of Directors of our company and appointed him as Chairman of the Board of Directors. In connection with the election of Mr. Cohn, we entered into a Director Agreement providing for a fee to Mr. Cohn for his services of $6,000 per month. Mr. Cohn is also entitled to normal attendance fees for meetings of the Board of Directors. We also granted Mr. Cohn options to purchase 300,000 shares of our common stock pursuant to our 2003 Equity Incentive Plan at an exercise price of $1.99 per share. One-twelfth of such options vested immediately and an additional one-twelfth will vest every three months until vested in full. Mr. Cohn has agreed to spend at least one business day per quarter at our headquarters in Seattle, WA and to make himself available for and be responsive to telephone calls and e-mails relating to the business of our company.

Each of our directors is entitled to an annual grant of options to purchase 24,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the day of grant, which options vest in full after one year. Each chairman of a committee of our board of directors is entitled to an annual grant of options to purchase 12,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the day of grant, which options vest immediately. New directors that join our board of directors are entitled to an initial grant of options to purchase 44,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the day of grant, which options vest in full after one year.

Each director is reimbursed for his expenses incurred in connection with the performance of his duties as a director. In addition, each director is entitled to $500 per in-person meeting and $250 per telephonic meeting of the board of directors or any committee thereof in which he participates.

Option Grants in Last Fiscal Year

The following table provides information concerning individual grants of stock options made during 2004 to our named executive officers.

Name	Number of Securities Underlying Options(b)		Percent of Total Options Granted to Employees In 2004	Exercise Price (in $ per share)		Expiration Date
Rick J. Hennessey	410,088 300,000 25,000 1,000 100,000	(a)	10% 7% 1% * 2%	$ $ $ $ $	1.45 1.25 1.25 1.25 1.30	4/14/13 3/30/14 3/30/14 3/30/14 10/4/14

Alexander Conrad	144,737 300,000 25,000 1,000 100,000	(a)	4% 7% 1% * 2%	$ $ $ $ $	1.45 1.25 1.25 1.25 1.30	4/14/13 3/30/14 3/30/14 3/30/14 10/4/14

J. Paul Quinn	300,000 1,000 50,000		7% * 1%	$ $ $	1.25 1.25 1.30	3/30/14 3/30/14 10/4/14
_______________
* Less than 1%
(a)	Options were received in connection with our acquisition of Over-the-Air Wireless, Inc.
(b)	Mr. Huntley received no options in 2004.

Options Exercised in 2004 and Year End Values

The following table provides information concerning the exercise of stock options during 2004, and the value of unexercised options owned, by our named executive officers.

			Number of Securities Underlying Unexercised Options (1)		Value of Unexercised In-the-Money Options (2)
Name(3)	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Rick J. Hennessey	-	-	367,740	468,348	$152,296	$262,339
Alexander Conrad	-	-	146,614	424,123	$63,846	$244,649
J. Paul Quinn	-	-	1,000	350,000	$600	$207,500
__________________
(1)	Includes ownership of options as of December 31, 2004.
(2)	Based on closing price of our common stock as reported on the Over-the-Counter Bulletin Board on December 31, 2004.
(3)	Mr. Huntley’s options, pursuant to the terms of our 2003 Equity Incentive Plan, terminated 90 days after his resignation in June 2004 as Chairman of the Board.

Employment Agreements

On March 1, 2005, we entered into new employment agreements with each of Rick J. Hennessey, our Chief Executive Officer, and Alexander U. Conrad, our President, Chief Operating Officer and Secretary. The agreements are for a term of three years unless sooner terminated pursuant to the provisions thereof. The agreements provide for an annual base salary of $190,000 for Mr. Hennessey and $170,000 for Mr. Conrad. The agreements also provide for the payment of an amount equal to 100% of such base salary upon achieving certain annual performance targets. The employment of Mr. Hennessey or Mr. Conrad may be terminated by our company at any time with or without cause. Mr. Hennessey and Mr. Conrad may also terminate their employment at any time with or without good reason (as defined in the agreements). If the employment of Mr. Hennessey or Mr. Conrad is terminated by our company without cause or by either of Mr. Hennessey or Mr. Conrad for good reason, they shall be entitled to continue to receive their base salary for a period of twelve months and a pro rata percentage of any bonus amount to which they would have otherwise been entitled. The agreements contain confidentiality, noncompete, and nonsolicitation covenants for Messrs. Hennessey and Conrad.

In accordance with the agreements, on March 1, 2005 we granted under our 2003 Equity Incentive Plan ten year options to purchase an aggregate of (i) 100,000 shares of our common stock to Mr. Hennessey and (ii) 75,000 shares of our common stock to Mr. Conrad. Such options are exercisable at $1.94 per share and will vest as to 1/3 of such shares on each of the first, second and third anniversaries of the date of grant. Such options will vest in full in the event of termination of employment without cause or for good reason.

Provisions of our Charter and Bylaws

Our articles of incorporation provide that our company will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, or that with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

In addition, our company’s bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, except in any action, suit or proceeding in which it is adjudged that such person was liable for negligence or misconduct in the performance of his duty. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person is liable for negligence or misconduct on the performance of his or her duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table shows as of April 8, 2005 the common stock owned by our directors and “named executive officers”, by persons known by us to beneficially own, individually, or as a group, more than 5% of our outstanding common stock and all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Beneficial Ownership of Capital Stock (2)		Percent of Common Stock
Robert E. Huntley (3)	2,750,484	(4)	30.1%
Rick J. Hennessey	811,917	(5)	8.8%
Alexander U. Conrad	278,330	(6)	3.1%
J. Paul Quinn	101,000	(7)	1.1%
Victor A. Cohn (8)	50,000	(9)	*
L. Derrick Ashcroft	142,707	(10)	1.6%
Vishal Bhutani (11)	44,000	(12)	*
Paul Eibeler (13)	503,086	(14)	5.5%
James Scibelli (15)	813,373	(16)	8.6%
James Scoroposki (17)	532,287	(18)	5.8%
Silverman Partners (19)	613,121	(20)	6.6%
Alexandra Global Master Fund Ltd. (21)	862,905	(22)	9.9%
Dwango Co., Ltd. (23)	542,624		6.2%
HCFP/Brenner Securities, LLC (24)	526,296	(25)	5.7%
RG Securities, LLC (26)	526,296	(27)	5.7%
Weiss, Peck & Greer Investments, a division of Robeco U.S.A., LLC (28)	862,905	(29)	9.9%
Trafelet & Company, LLC (30)	862,905	(31)	9.9%
Meruelo Capital Partners (32)	862,905	(33)	9.9%
Van L. Brady (34)	862,905	(35)	9.9%
All directors and executive officers as a group (7 persons)	1,931,040	(36)	18.8%
________________
* Less than 1%

(1)	The address of each person, except as otherwise noted, is c/o Dwango North America Corp., 2211 Elliott Avenue, Suite 601, Seattle, WA 98121.
(2)
Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	The address of Mr. Huntley is 222 Vanderpool Lane, Houston, Texas, 77024.
(4)	Includes 421,841 shares of common stock issuable upon the exercise of warrants held by Mr. Huntley.
(5)	Includes 519,001 shares of common stock issuable upon exercise of options held by Mr. Hennessey.
(6)	Includes 264,706 shares of common stock issuable upon exercise of options held by Mr. Conrad.
(7)	Consists of shares of common stock issuable upon exercise of options held by Mr. Quinn.
(8)	The address of Mr. Cohn is 909 Third Avenue, New York, New York 10022
(9)	Consists of common stock issuable upon exercise of options held by Mr. Cohn.
(10)	Consists of shares of common stock issuable upon exercise of options held by Mr. Ashcroft.

(11)	The address of Mr. Bhutani is c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017.
(12)
Consists of shares of common stock issuable upon exercise of options held by Mr. Bhutani. Mr. Bhutani is the Head of Research for Alexandra Investment Management, LLC, the investment advisor for Alexandra Global Master Fund Ltd., one of the investors in our company. No shares owned by Alexandra are attributed to Mr. Bhutani.

(13)	The address of Mr. Eibeler is c/o Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012.
(14)
Includes 59,934 shares of common stock issuable upon conversion of senior convertible promissory notes, including conversion accrued interests, 95,485 shares of common stock issuable upon exercise of warrants, and 306,000 shares of common stock issuable upon exercise of options held by Mr. Eibeler.

(15)	The address of Mr. Scibelli is c/o RG Securities, LLC, 900 Merchants Concourse, Suite 400, Westbury, NY 11590.
(16)
Includes 120,193 shares of common stock issuable upon conversion of senior convertible notes, including conversion accrued interests, and 83,442 shares of common stock issuable upon exercise of warrants held by Mr. Scibelli, and 526,296 shares of common stock issuable upon exercise of warrants held by RG Securities, LLC, of which Mr. Scibelli may be deemed to be the beneficial owner.

(17)	The address of Mr. Scoroposki is c/o Jaymar 189 South St. Oyster Bay, N.Y. 11771.
(18)
Includes 240,240 shares of common stock issuable upon conversion of senior convertible promissory notes, including conversion accrued interests, and 166,883 shares of common stock issuable upon exercise of warrants held by Mr. Scoroposki.

(19)
The address of Silverman Partners is c/o Harvey Silverman, Spear, Leeds & Kellogg, 120 Broadway, 6th Floor, New York, N.Y. 10271. Harvey Silverman has sole voting and investment power over these securities.

(20)
Consists of 362,796 shares of common stock issuable upon conversion of senior convertible promissory notes, including conversion accrued interests, and 250,325 shares of common stock issuable upon exercise of warrants held by Silverman Partners.

(21)
The address of Alexandra Global Master Fund Ltd. is c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, NY 10017. Alexandra Investment Management, LLC, a Delaware limited liability company (“AIM”), serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company (“Alexandra”). By reason of such relationship, AIM may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. AIM disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov (“Filimonov”) and Dimitri Sogoloff (“Sogoloff”) are managing members of AIM. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. Mr. Vishal Bhutani (“Bhutani”) is a director of our company and employed by AIM.

(22)
The shares of common stock reported as beneficially owned by Alexandra includes 790,900 shares of outstanding common stock. Certain of the shares of common stock reported as beneficially owned are shares that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes and shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations, Alexandra’s notes, preferred stock and common stock purchase warrants would be convertible into or exercisable for an aggregate of 12,451,515 shares of our common stock.

(23)
The address of Dwango Co., Ltd. is Hamacho Center Bldg., 2-31-1, Nihonbashi-Hamacho, Chuo-Ku, Tokyo, Japan 103-0007. Dwango Co., Ltd. is a public company in Japan, whose securities are traded on the Tokyo Stock Exchange.

(24)	The address of HCFP/Brenner Securities, LLC is 888 7th Avenue, 17th Floor, New York, New York 10106. Steven Shaffer has sole voting and investment power over these securities.
(25)	Consists of shares of common stock issuable upon exercise of warrants held by HCFP/Brenner Securities, LLC.
(26)	The address of RG Securities, LLC is 900 Merchants Concourse, Suite 400, Westbury, New York 11590. James Scibelli, as managing member, has sole voting and investment power over these securities.
(27)	Consists of shares of common stock issuable upon exercise of warrants held by RG Securities, LLC.
(28)
The address of Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C. (“WPG Investments”), is Robeco USA, L.L.C., One New York Plaza, 30th Floor, New York 10004. WPG Investments is the investment manager for the following funds: WPG Select Technology Fund, L.P., a Delaware limited partnership (“WPG Select”); WPG Select Technology Overseas, Ltd., a Cayman Islands corporation (“WPG Overseas”); WPG Select Technology QP Fund, L.P., a Delaware limited partnership (“WPG QP”); WPG Software Fund, L.P., a Delaware limited partnership (“WPG Software”, and together with WPG Select, WPG Overseas, and WPG QP, the “WPG Funds”). By reason of such relationship, WPG Investments and the WPG Funds may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by WPG Investments. Mr. George Boyd (“Boyd”) is the Head of Equity of WPG Investments and each of the WPG Funds and Mr. Ben Taylor (“Taylor”) is a Managing Director of WPG Investments and each of the WPG Funds as well as portfolio manager of each of the WPG Funds. By reason of such relationships, Boyd and Taylor may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by WPG Investments. WPG Investments has a broker-dealer affiliate.

(29)
The shares of common stock reported as beneficially owned by WPG Investments are shares that such holder has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants held by the WPG Funds. Such preferred stock and common stock purchase warrants contain limitations on the conversion or exercise thereof which make such shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent that either WPG Investments or the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations, such preferred stock and common stock purchase warrants would be convertible into or exercisable for an aggregate of 6,631,001 shares of our common stock. Furthermore, in the absence of such limitations, the preferred stock and common stock purchase warrants held by each of the WPG Funds would be convertible into or exercisable for an aggregate of the following number of shares of our common stock: WPG Select - 502,663 shares; WPG Overseas - 1,994,077 shares; WPG QP - 2,065,788 shares; and WPG Software - 2,068,473 shares.

(30)
The address of Trafelet & Company, LLC (“Trafelet”), is 900 Third Avenue, 5th Floor, New York, NY 10022. Trafelet is the investment manager for the following funds: Delta Pleiades, LP, (“Delta Pleiades”); Delta Offshore, Ltd, (“Delta Offshore”); Delta Institutional, LP, (“Delta Institutional”); and Delta Onshore, LP, (“Delta Onshore”, and together with Delta Pleiades, Delta Offshore and Delta Institutional, the “Delta Funds”). By reason of such relationship, Trafelet and the Delta Funds may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Trafelet. Peter J. Hofbauer (“Hofbauer”) is the Chief Operating Officer of Trafelet and Remy W. Trafelet (“RWT”) is managing member of Trafelet. By reason of such relationships, Hofbauer and RWT may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Trafelet.

(31)
The shares of common stock reported as beneficially owned by Trafelet are shares that such holder has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants held by the Delta Funds. Such preferred stock and common stock purchase warrants contain limitations on the conversion or exercise thereof which make such shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent that either WPG Investments or the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations, such preferred stock and common stock purchase warrants would be convertible into or exercisable for an aggregate of 8,410,058 shares of our common stock. Furthermore, in the absence of such limitations, the preferred stock and common stock purchase warrants held by each of the Delta Funds would be convertible into or exercisable for an aggregate of the following number of shares of our common stock: Delta Pleiades - 559,754 shares; Delta Offshore - 3,928,357 shares; Delta Institutional - 3,330,365 shares; and Delta Onshore - 591,582 shares.

(32)	The address of Meruelo Capital Partners (“Meruelo”) is 9550 Firestone Blvd. Suite 105, Downey, California 90241. Alex Meruelo has voting and investment power over these securities.
(33)
The shares of common stock reported as beneficially owned by Meruelo are shares that such holder has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants. Such preferred stock and common stock purchase warrants contain limitations on the conversion or exercise thereof which make such shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent that the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations, such preferred stock and common stock purchase warrants would be convertible into or exercisable for an aggregate of 2,336,127 shares of our common stock.

(34)
The address of Van L. Brady (“Brady”) is 44 Montgomery Street, Suite 2110, San Francisco, CA 94194. Brady is the general partner of Presidio Partners, (“Presidio”), Geary Partners, (“Geary”), and Brady Retirement Fund, LP, (“Brady Retirement Fund”, and together with Presidio and Geary, the “Brady Funds”). By reason of such relationship, Brady and the Brady Funds may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Brady.

(35)
The shares of common stock reported as beneficially owned by Brady are shares that such holder has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants held by the Brady Funds. Such preferred stock and common stock purchase warrants contain limitations on the conversion or exercise thereof which make such shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent that either Brady or the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations, such preferred stock and common stock purchase warrants would be convertible into or exercisable for an aggregate of 934,451 shares of our common stock. Furthermore, in the absence of such limitations, the preferred stock and common stock purchase warrants held by each of the Brady Funds would be convertible into or exercisable for an aggregate of the following number of shares of our common stock: Presidio - 476,570 shares; Geary - 354,138 shares; and Brady Retirement Fund - 103,743.

(36)	Includes 1,582,833 shares of common stock issuable upon conversion of senior convertible notes and exercise of options and warrants held by the directors and executive officers.

CERTAIN TRANSACTIONS

In connection with the founding of our company, Robert E. Huntley received 2,887,642 shares of our common stock. Mr. Huntley provided services to our company in consideration for the receipt of such stock in our company. He subsequently transferred 696,741 shares of such common stock to the Huntley Family Trust and 139,348 shares of such common stock to Huntley Trust No.2. Such trusts have recently distributed such shares to the respective beneficiaries thereof. In connection with his serving as an officer and director of our company, Mr. Huntley also received options to purchase 1,030,074 shares of our common stock, which options expired in 2004 in view of his termination of services with our company.

In April 2001, Marilyn Miller, the wife of Robert E. Huntley, loaned our company $50,000 as evidenced by a promissory note dated April 27, 2001 bearing interest at a rate of 10% per annum. Such note was modified, renewed, and extended by agreement between our company and Marilyn Miller dated April 23, 2002. Such note was contributed to the capital of our company on August 30, 2002. In addition, on April 23, 2002, Ms. Miller loaned to our company another $50,000, as evidenced by a promissory note dated April 23, 2002, bearing interest at a rate of 10% per annum. This note was repaid in full as of August 30, 2002.

In May 2003, Mr. James Scibelli purchased $100,000 of our senior convertible promissory notes, convertible into 105,263 shares of common stock, and warrants to purchase 83,442 shares of common stock pursuant to an offering, completed in September 2003, in which RG Securities, LLC and HCFP/Brenner Securities, LLC acted as co-placement agents. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $272,500 and warrants to purchase an aggregate 417,208 shares of our common stock for acting as co-placement agents for such offering. Mr. Scibelli is currently the beneficial owner of 8.5% of our common stock and in March 2004 became a director of our company. Mr. Scibelli subsequently resigned as a director of our company in October 2004. RG Securities, LLC and HCFP/Brenner Securities, LLC are each currently the beneficial owner of 5.7% of our common stock. All of the cash fees paid and warrants issued to RG Securities, LLC and HCFP/Brenner Securities, LLC describe in this section, “Certain Transactions,” were divided by these two firms.

On November 19, 2003, Paul Eibeler was granted a non-qualified stock option to purchase 250,000 shares of common stock at an exercise price of $1.50 per share. The option is for a term of ten years and is immediately exercisable. The option was issued in consideration of his services to our company as a director and, in addition to his services as a director, the provision by Mr. Eibeler of business and consulting services to our company, consisting primarily of advice regarding the strategic direction of the company.

RG Securities, LLC and HCFP/Brenner Securities, LLC received placement compensation in connection with our sale of 250,000 shares of common stock and warrants to purchase 315,790 shares of common stock to Alexandra Global Master Fund Ltd. for an aggregate purchase price of $300,000 in December 2003. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $24,000 and warrants to purchase an aggregate of 50,000 shares of our common stock.

RG Securities, LLC and HCFP/Brenner Securities, LLC received placement compensation in connection with our sale of $1,700,000 aggregate principal amount of 9% senior convertible notes due January 2007, convertible into 1,827,957 shares of common stock, and 913,978 common stock purchase warrants to Alexandra Global Master Fund Ltd. in January 2004. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $136,000 and warrants to purchase an aggregate of 212,500 shares of our common stock.

In January 2004, we issued to HCFP/Brenner Securities, LLC and RG Securities, LLC warrants to purchase an aggregate of 10,284 shares of our common stock, valued at $13,000, in consideration of their deferment of cash fees owing to them.

From October through December 2003, Robert E. Huntley, a former officer and director of our company, and Paul Eibeler, one of our outside directors, advanced an aggregate of $392,000 and $50,000, respectively, to our company. In January 2004, such individuals elected to apply such amounts toward the purchase of an aggregate of 326,927 and 41,667 shares of our common stock ($1.20 per share), respectively, and warrants to purchase 421,841 and 53,764 shares of our common stock at an exercise price of $.93 per share, respectively, in full satisfaction of the amounts previously advanced.

On February 4, 2004, we entered into a transaction with Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. Rick J. Hennessey, Alexander U. Conrad, David Adams and Mark Sanders were the sole shareholders of Over-the Air Wireless, Inc. Mr. Hennessey was the chief executive officer, Mr. Conrad was the director of marketing and finance and David Adams was the President and Chief Technology Officer for Over-the-Air Wireless, Inc. At the time of the transaction, Rick J. Hennessey was our executive vice president and Alexander U. Conrad and David Adams were employees of ours. Rick J. Hennessey has become our chief executive officer and Alexander U. Conrad has become our president, chief operating officer and secretary. David Adams became our vice president of development. David Adams is no longer employed by us. In connection with the transaction, we issued (i) to Rick J. Hennessey and David Adams, 292,916 shares of our common stock each, (ii) to Alexander U. Conrad, 13,624 shares of our common stock, and (iii) to Mark Sanders, 81,744 shares of our common stock. We granted the former Over-the-Air Wireless, Inc. shareholders customary piggyback registration rights and agreed that we would include their shares of common stock in a registration statement filed within six months of our acquisition of Over-the-Air Wireless, which six-month filing requirement has been waived by Messrs. Hennessey and Conrad, the only such persons whose shares have not yet been registered. In addition, we entered into employment agreements with each of Messrs. Hennessey, Conrad and Adams, and issued options to purchase 410,088 shares of common stock to each of Mr. Hennessey and Mr. Adams and options to purchase 144,737 shares of common stock to Mr. Conrad. The value of the shares of common stock issued to the former shareholders of Over-the-Air Wireless, Inc. was $1,000,000 and the value of the options issued was $1,217,000 (of which $517,000 is attributable to Mr. Hennessey’s options and $183,000 is attributable to Mr. Conrad’s options) based upon the Black-Scholes option pricing model, with the following assumptions: 94% volatility, 6 year expected life, risk free interest rate of 3.41% and a dividend yield of 0%.

RG Securities, LLC and HCFP/Brenner Securities, LLC received placement compensation in connection with our sale of $2,300,000 aggregate principal amount of 9% senior convertible notes due March 2007, convertible into 2,473,118 shares of common stock, and 1,236,559 common stock purchase warrants to Alexandra Global Master Fund Ltd. in March 2004. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $184,000 and warrants to purchase an aggregate of 287,500 shares of our common stock.

RG Securities, LLC and HCFP/Brenner Securities, LLC may receive placement compensation in connection with our sale of an aggregate of 1,250 shares of our Series A convertible preferred stock and 1,344,087 common stock purchase warrants to Alexandra Global Master Fund Ltd. in June, July and August 2004. The amount of such compensation has not yet been determined, although we anticipate that the amount will not exceed $100,000 in the aggregate and warrants to purchase an aggregate of 208,333 shares of our common stock.

In connection with their investments in our company, Alexandra Global Master Fund Ltd. is entitled to nominate two directors for election to the board of directors of our company. We have the right to approve their nominees, which approval may not be unreasonably withheld. Alexandra has currently nominated Vishal Bhutani to our board of directors.

The conversion and exercise prices, and number of shares of common stock underlying the notes, warrants and preferred stock referred to above, have been adjusted based upon anti-dilution provisions triggered by the sale of our Series B and Series D convertible preferred stock.

SELLING SECURITYHOLDERS

The securities covered by this prospectus are shares of our common stock that have been issued and shares of our common stock that may be issued upon the conversion of convertible notes or preferred stock or upon the exercise of outstanding warrants to purchase shares of our common stock. The number of shares listed below reflects antidilution adjustments resulting from the issuance of our Series B convertible preferred stock and Series D convertible preferred stock. The number of shares of common stock that may be actually sold by the selling securityholders will be determined by such selling securityholder. We are registering for the selling securityholders named herein an aggregate of 41,513,007 shares of common stock. The shares of common stock to which this prospectus relates consist of the following:

•	3,205,375 shares of common stock previously issued by our company.

•	41,722 shares of common stock issuable upon the exercise of warrants acquired by a selling securityholder in August 2002.

•
83,444 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC and their designees for acting as placement agents for a private placement completed by our company in October 2002.

•
2,236,275 shares of common stock issuable upon conversion of our 8% senior convertible promissory notes due 2006 acquired by the selling securityholders in a private placement completed by us in September 2003, including 453,117 estimated for possible interest payments.

•	1,901,155 shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the September 2003 private placement.

•
417,208 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as the placement agents in connection with the September 2003 private placement.

•
50,000 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agents in connection with a private placement completed by us in December 2003.

•
5,246,784 shares of common stock issuable upon conversion of our 9% senior convertible notes due 2007 acquired by a selling securityholder in private placements completed by us in January 2004 and March 2004, including 945,709 estimated forpossible interest payments.

•	2,150,537 shares of common stock issuable upon the exercise of warrants acquired by a selling securityholder in the January 2004 and March 2004 private placements.

•
500,000 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agents in connection with the January 2004 and March 2004 private placements.

•	10,284 shares of common stock issuable upon exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC in January 2004.

•
53,764 shares of common stock issuable upon exercise of warrants issued to an outside director in connection with the conversion of advances to our company by such individuals to common stock and warrants.

•
1,626,344 shares of common stock issuable upon conversion of our Series A convertible preferred stock acquired by a selling securityholder in private placements completed by us in June, July and August 2004, including  282,258 estimated for possible dividend payments.

•	1,344,087 shares of common stock issuable upon the exercise of warrants acquired by a selling securityholder in the June, July and August 2004 private placements.

•
3,903,227 shares of common stock issuable upon conversion of our Series B convertible preferred stock acquired by the selling securityholders in a private placement completed by us in August 2004,  including 677,420 estimated for possible dividend payments.

•	3,225,805 shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the August 2004 financing.

•
12,001,961 shares of common stock issuable upon conversion of our Series D convertible preferred stock acquired by the selling securityholders in a private placement completed by us in February 2005, including  785,175 estimated for  possible dividend payments.

•	3,365,035 shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the February 2005 financing.

•	150,000 shares of common stock issuable upon the exercise of warrants acquired by the placement agent in connection with the February 2005 financing.

Except as noted below or in the “Beneficial Ownership of Securities” and “Management” sections of this prospectus, none of the selling securityholders has, or within the past three years has had, any relationship, position or office with us or our predecessors or affiliates. Except as noted below and based upon information received by us from the selling securityholders, none of the selling securityholders is a broker-dealer or affiliate of a broker-dealer.

The following table sets forth, as of April 8, 2005: (1) the name of each selling securityholder, (2) the number of shares of our common stock beneficially owned by each selling securityholder, including the number of shares purchasable upon exercise within 60 days of options or warrants or conversion within 60 days of notes, (3) the percentage of our outstanding common stock beneficially owned by such selling securityholder prior to the sale of the shares registered pursuant to this prospectus, (4) the number of shares of common stock registered for sale pursuant to this prospectus, (5) the number of shares of common stock that the selling securityholders would own if they sold all their shares registered by this prospectus, and (6) the percentage of our outstanding common stock that would be beneficially owned by such selling securityholder if they sold all their shares registered by this prospectus.

Except as otherwise noted below, the number of shares of our common stock registered for sale hereunder for a selling securityholder consists of shares of our common stock either beneficially owned or issuable upon exercise of the warrants or conversion of the notes with accrued interest or dividends described above.

Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage Of Our Outstanding Common Stock Before Offering	Number of Shares of Common Stock Being Registered For Sale in this Prospectus	Number of shares of Common Stock to be Beneficially Owned After Offering	Percentage Of Our Outstanding Common Stock After Offering

David Adams (1)	292,916		3.4%		292,916	0	0
Michael Ades	151,647		1.7%		151,647	0	0
Alexandra Global Master Fund Ltd. (2)	862,905	(3)	9.9	%(4)	14,293,505	0	0
Satoshi Aoshima	83,442		*		83,442	0	0
Carol Bartumioli	56,721		*		56,721	0	0
Dominic Bassani	20,862		*		20,862	0	0
Brady Retirement Fund LP (5)	103,743		1.2%		108,641	0	0
Joseph Catalano	49,779		*		49,779	0	0
Rod Cousens	41,722		*		41,722	0	0
Crestwood Holdings, LLC (6)	142,758		1.6%		147,405	0	0
Deerwood Trust (7)	37,561		*		39,816	0	0
D802-3 Holdings, LLC (8)	101,053		1.1%		105,695	0	0
Mark Defazio	2,087		*		2,087	0	0
Delta Institutional, LP (9)	862,905	(10)	9.9	%(11)	3,487,609	0	0
Delta Offshore, Ltd. (9)	862,905	(10)	9.9	%(11)	4,113,836	0	0
Delta Onshore, LP (9)	591,582		6.4%		619,514	0	0
Delta Pleiades, LP (9)	559,754		6.0%		586,183	0	0
Dwango Co. Ltd (12)	542,624		6.2%		542,624	0	0
Paul Eibeler	503,086		5.5%		201,518	306,000	3.4%
Farkas Family Trust (13)	101,475		1.2%		101,475	0	0
Bruce Feirstein	13,000		*		13,000	0	0
Israel Feit	222,658		2.4%		228,390	5,000	*
Walter and Renee Friedman	20,862		*		20,862	0	0
Geary Partners (5)	370,859		4.1%		370,859	0	0
Growth Ventures, Inc. Pension Plan & Trust (14)	216,979		2.4%		159,859	63,332	*
Len Grunstein	73,703		*		73,703	0	0
Edward S. Gutman	290,350		3.2%		303,057	0	0
Robert Gutman	52,575		*		54,664	0	0
Gutman A/C The HRG Trust (15)	35,900		*		35,900	0	0
The Gutman Family Foundation (16)	35,439		*		35,439	0	0
Hanan Haskell	106,018		1.2%		106,018	0	0
HCFP/ Brenner Securities, LLC (17)	526,296		5.7%		526,296	0	0
Cory D. Heith	45,483		*		47,728	0	0
HF DNAI Company (18)	16,690		*		16,690	0	0
Robert W. Holmes	41,722		*		41,722	0	0

Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage Of Our Outstanding Common Stock Before Offering		Number of Shares of Common Stock Being Registered For Sale in this Prospectus	Number of shares of Common Stock to be Beneficially Owned After Offering	Percentage Of Our Outstanding Common Stock After Offering
JR Squared LLC (19)	148,851		1.7%		148,851	0	0
Kass & Jaffe Investment Group (20)	24,860		*		24,860	0	0
Edward B. Katz	42,916		*		60,725	0	0
David E. Kent, M.D.	141,845		1.6%		148,639	0	0
Theodore Kesten	111,845		1.3%		115,759	0	0
Harold Kenneth King and Patricia Lake, JT TEN	20,862		*		20,862	0	0
Katten Muchin Zavis Rosenman (21)	4,172		*		4,172	0	0
Burton I. Koffman	124,796		1.4%		129,088	0	0
Elizabeth Koffman	51,398		*		53,396	0	0
William D. Kornreich	55,836		*		58,075	0	0
Travis D. Lake	20,862		*		20,862	0	0
Eric Lerner	4,172		*		4,172	0	0
Allan R. Lyons	88,016		*		91,825	0	0
Alan and Melissa Matarasso, JTROS	39,078		*		41,355	0	0
Medi-Computer Billing Inc. (22)	185,726		2.1%		106,516	83,388	*
Meruelo Capital Partners I (23)	862,905	(24)	9.9	%(25)	2,446,428	0	0
Satoshi Nakajima	213,176		2.4%		41,722	0	0
Mel Paikoff	31,381		*		31,381	0	0
Terry Phillips	311,765		3.5%		320,566	0	0
Andrea Pines	20,862		*		20,862	0	0
Presidio Partners (5)	476,570		5.2%		499,071	0	0
RG Securities, LLC (17)	526,296		5.7%		526,296	0	0
Sabey Corporation (26)	44,819		*		44,819	0	0
Stewart Richer	207,524		2.3%		215,580	0	0
Mark Sanders	81,744		*		81,744	0	0
James Scibelli (17)	813,373		8.6%		295,825	517,548	5.6%
James Scoroposki	532,287		5.8%		549,836	0	0
Seneca Ventures (27)	20,860		*		20,860	0	0
Steven Shapiro	98,734		1.1%		98,734	0	0
Silverman Partners (28)	613,121		6.6%		638,535	0	0
Martin Smolowitz, Esq. Self-Directed Defined Benefit Pension Plan (29)	20,881		*		20,881	0	0
Sunset Realty Corp. (30)	45,779		*		47,774	0	0
Marshall Trabout	51,150		*		53,246	0	0
Marshall & Ilsley Trust Company N.A., Trustee of the Thrift and Profit Sharing Plan of Latham & Watkins fbo Peter Benzian	20,862		*		20,862	0	0
Vulcan Properties Inc. (31)	51,475		*		53,442	0	0
Wedbush Morgan Securities Inc. (32)	150,000		1.7%		150,000	0	0

Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage Of Our Outstanding Common Stock Before Offering	Number of Shares of Common Stock Being Registered For Sale in this Prospectus	Number of shares of Common Stock to be Beneficially Owned After Offering	Percentage Of Our Outstanding Common Stock After Offering
Stig and Britt Marie Wennerstrom, JT TEN	72,353		*		74,310	0	0
Weiss, Peck & Greer Software Fund LP (33)	862,905	(34)	9.9	%(35)	2,223,830	0	0
WPG Select Technology Fund, L.P.(33)	502,663		5.5%		540,416	0	0
WPG Select Technology Overseas, L.td. (33)	862,905	(34)	9.9	%(35)	2,143,845	0	0
WPG Select Technology QP Fund L.P. (33)	862,905	(34)	9.9	%(35)	2,220,941	0	0
Woodland Venture Fund (36)	20,860		*		20,860	0	0
_____________
* less than 1%

(1)	David Adams is a former employee of our company.
(2)
Alexandra Investment Management, LLC, a Delaware limited liability company (“AIM”), serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company (“Alexandra”). By reason of such relationship, AIM may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. AIM disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov (“Filimonov”) and Dimitri Sogoloff (“Sogoloff”) are managing members of AIM. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. Mr. Vishal Bhutani is a director of our company and employed by AIM.

(3)
The shares of common stock reported as beneficially owned by Alexandra includes 790,900 shares of outstanding common stock. Certain of the shares of common stock reported as beneficially owned are shares that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes and preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations the number of shares of common stock which Alexandra would have the right to acquire upon conversion or exercise of the notes, preferred stock and common stock purchase warrants would be 12,451,515 shares. Accordingly, the number of shares of common stock being offered hereby over time may exceed the number of shares of common stock that Alexandra could beneficially own at any one point in time through its ownership of notes, preferred stock and common stock purchase warrants.

(4)
Percentage shown as beneficially owned before the offering includes shares of common stock that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes and preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The percentage reported as beneficially owned before the offering is based on such limitations. In the absence of such limitations Alexandra could be deemed to beneficially own 62.6% of our shares of common stock.

(5)	William Brady has sole voting and investment power over these securities.
(6)	Ran Nizan has sole voting and investment power over these securities.
(7)	Andrea Silvershein, as trustee, has sole voting and investment power over these securities.
(8)	Joseph Spiegel, as managing member, has sole voting and investment power over these securities.
(9)
Trafelet & Company, LLC, (“Trafelet”), serves as investment manager to such fund. By reason of such relationship, Trafelet may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by such fund. Peter J. Hofbauer (“Hofbauer”) is the Chief Operating Officer of Trafelet and Remy W. Trafelet (“RWT”) is the managing member of Trafelet. By reason of such relationships, Hofbauer and RWT may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by such fund.

(10)
The shares of common stock reported as beneficially owned are shares that such fund has the right to acquire upon conversion preferred stock and exercise of common stock purchase warrants. The preferred stock and common stock purchase warrants held by such fund contain limitations on the conversion or exercise thereof which make such preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The amount reported as beneficially owned is based on such limitations and, with respect to each fund, assumes that each of the other funds listed in the Selling Securityholder Table for which Trafelet is the investment manager beneficially owns no shares. In the absence of such limitations the number of shares of common stock which Delta Institutional, LP would have the right to acquire upon conversion or exercise of the preferred stock and common stock purchase warrants would be 3,330,365 shares and the number of shares of common stock which Delta Offshore, Ltd. would have the right to acquire upon conversion or exercise of the preferred stock and common stock purchase warrants would be 3,928,357. Accordingly, the number of shares of common stock being offered hereby over time may exceed the number of shares of common stock that such fund could beneficially own at any one point in time through its ownership of preferred stock and common stock purchase warrants.

(11)
Percentage shown as beneficially owned before the offering includes shares of common stock that such fund has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants. The preferred stock and common stock purchase warrants held by such fund contain limitations on the conversion or exercise thereof which make such preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The percentage reported as beneficially owned before the offering is based on such limitations.

(12)	Dwango Co., Ltd. is a public company in Japan, whose securities are traded on the Tokyo Stock Exchange.
(13)	Steve Revenig, as trustee, has sole voting and investment power over these securities.
(14)	Gary J. McAdam, as trustee, has sole voting and investment power over these securities.
(15)	Edward S. Gutman, as trustee, has sole voting and investment power over these securities.
(16)	Edward S. Gutman, as president, has sole voting and investment power over these securities.
(17)
HCFP/Brenner Securities, LLC and RG Securities, LLC have acted as co-placement agents for our company in connection with various financings consummated by our company. Steven Shaffer has voting and investment power the securities held by HCFP/Brenner Securities, LLC. James Scibelli is a principal of RG Securities, LLC. Mr. Scibelli, as managing member of RG Securities, LLC, has sole voting and investment power over the securities held by RG Securities, LLC. HCFP/Brenner Securities, LLC and RG Securities, LLC are broker-dealers and James Scibelli is an affiliate of a broker-dealer. We have been advised by James Scibelli, RG Securities, LLC and HCFP/Brenner Securities, LLC that they purchased their securities in the ordinary course of business and that, at the time of the purchase of the securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(18)	Carl F. Schwartz has sole voting and investment power over these securities.
(19)	Jeffrey Markowitz, Richard Friedman and Richard Feldman, as members, have shared voting and investment power over these securities.
(20)	Stephen L. Kass and Edward Jaffe, as partners, have shared voting and investment power over these securities.
(21)	Vincent A. F. Sergi, as National Managing Partner, and Allan D. Wood, as Chief Operating Officer, sharvoting and investment power over these securities.
(22)	Martin Fabrikant has sole voting and investment power over these securities.
(23)	Alex Meruelo has sole voting and investment power over these securities.

(24)
The shares of common stock reported as beneficially owned are shares that such fund has the right to acquire upon conversion preferred stock and exercise of common stock purchase warrants. The preferred stock and common stock purchase warrants held by such fund contain limitations on the conversion or exercise thereof which make such preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations the number of shares of common stock which such fund would have the right to acquire upon conversion or exercise of the preferred stock and common stock purchase warrants would be 2,336,127 shares. Accordingly, the number of shares of common stock being offered hereby over time may exceed the number of shares of common stock that such fund could beneficially own at any one point in time through its ownership of preferred stock and common stock purchase warrants.

(25)
Percentage shown as beneficially owned before the offering includes shares of common stock that such fund has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants. The preferred stock and common stock purchase warrants held by such fund contain limitations on the conversion or exercise thereof which make such preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The percentage reported as beneficially owned before the offering is based on such limitations.

(26)	David A. Sabey, as President, and James N. Harmon, as Secretary/Treasurer, share voting and dispositive power over the securities.
(27)	Barry Rubenstein, as general partner and as sole shareholder, director and president of a general partner, has sole voting and investment power over these securities.
(28)	Harvey Silverman, as general partner, has sole voting and investment power over these securities.
(29)	Martin Smolowitz has sole voting and investment power over these securities.
(30)	Mary Ann Van Clief, as president, has sole voting and investment power over these securities.
(31)	Stanley Garber has sole voting and investment power over these securities.
(32)
Wedbush Morgan Securities Inc., a broker-dealer, acted as placement agent for our company in connection with the sale of our series D convertible preferred stock. Michael Gardner has sole voting and investment power over these securities. We have been advised by Wedbush Morgan Securities Inc. that they acquired the securities being registered in the ordinary course of business and that, at the time of acquisition of the securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(33)
Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C. (“WPG Investments”), is the investment manager for the following funds: WPG Select Technology Fund, L.P., a Delaware limited partnership (“WPG Select”); WPG Select Technology Overseas, Ltd., a Cayman Islands corporation (“WPG Overseas”); WPG Select Technology QP Fund, L.P., a Delaware limited partnership (“WPG QP”); and WPG Software Fund, L.P., a Delaware limited partnership (“WPG Software” and together with WPG Select, WPG Overseas, and WPG QP, the “Funds”). By reason of such relationship, WPG Investments and the Funds may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by WPG Investments. Mr. George Boyd (“Boyd”) is the Head of Equity of WPG Investments and each of the Funds and Mr. Ben Taylor (“Taylor”) is a Managing Director of WPG Investments and each of the Funds as well as portfolio manager of each of the Funds. By reason of such relationships, Boyd and Taylor may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by WPG Investments. The Funds are affiliates of a broker-dealer. We have been advised by the Funds that they purchased their securities in the ordinary course of business and that, at the time of the purchase of the securities to be resold, they had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

(34)
This represents the maximum number of shares that may be deemed to be beneficially owned by this Fund. The shares of common stock reported as beneficially owned by the Fund are shares that such holder has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants. Such preferred stock and common stock purchase warrants contain limitations on the conversion or exercise thereof which make such shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent that either WPG Investments or the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The maximum amount reported as beneficially owned is based on such limitations and, with respect to each Fund, assumes that each of the other Funds beneficially owns no shares. In the absence of such limitations, the preferred stock and common stock purchase warrants held by each of the Funds would be convertible into or exercisable for an aggregate of the following number of the shares of common stock: WPG Select - 502,663 shares; WPG Overseas - 1,994,077 shares; WPG QP - 2,065,788 shares; and WPG Software - 2,068,474 shares. Accordingly, the number of shares of common stock being offered hereby over time may exceed the number of shares of common stock that such holder could beneficially own at any one time through its ownership of preferred stock and common stock purchase warrants.

(35)
Percentage shown as beneficially owned before the offering includes shares of common stock that such fund has the right to acquire upon conversion of preferred stock and exercise of common stock purchase warrants. The preferred stock and common stock purchase warrants held by such fund contain limitations on the conversion or exercise thereof which make such preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The percentage reported as beneficially owned before the offering is based on such limitations.

(36)	Barry Rubenstein, as general partner, has sole voting and investment power over these securities.

DESCRIPTION OF SECURITIES

Authorized capital stock

We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001 per share, and 10,000,000 shares of preferred stock with a par value of $.001 per share.

Common stock

As of April 8, 2005 there were 8,716,213 shares of our common stock issued and outstanding. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “DWGN”. The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and required payments to preferred stockholders, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor.

The transfer agent for the shares of common stock of our company is Interwest Transfer Company, Inc. Their address is 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117. Their phone number is (801) 272-9294.

Preferred Stock

Our board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more Series; with the numbers of shares of each Series to be determined by it. The board of directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any Series thereof and the common stock. The shares of preferred stock or any Series thereof may have full or limited voting powers or be without voting powers.

Series A convertible preferred stock

We have designated 5,000 shares of preferred stock as “Series A convertible preferred stock.” As of April 8, 2005, there were 1,250 shares of Series A convertible preferred stock issued and outstanding. The material terms of the Series A convertible preferred stock are as follows:

Dividends. Holders of Series A convertible preferred stock are entitled to cumulative dividends at the rate of $120 per annum per share. Such dividends may be paid in cash or, at our company’s option and subject to certain limitations, accrued without interest until the shares of Series A convertible preferred stock to which such dividends relate are redeemed or converted into shares of common stock.

Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series A preferred stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our Series D convertible preferred stock or our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets available for distribution shall be distributed ratably among the holders of Series A convertible preferred stock and Series B convertible preferred stock.

Optional conversion. A holder of shares of Series A convertible preferred stock may convert any or all of such shares and all accrued and unpaid dividends thereon, at the holder’s option at any time, into shares of our common stock at $.93 per share. To exercise such conversion rights, a holder must give us acceptable notice and we are then obligated to issue the number of shares of common stock into which the Series A convertible preferred stock is being converted within five trading days after the conversion notice is given.

Mandatory Redemption. We are required to redeem the outstanding Series A convertible preferred stock on June 14, 2007. We must give a redemption notice to each holder not less than 30 or more than 35 business days prior to June 14, 2007. On such redemption date, or such later date as a holder shall surrender the certificate for the Series A convertible preferred stock being redeemed, we must pay to each holder $1,000 per share plus the amount of any accrued but unpaid dividends.

Optional Redemption. Upon the occurrence of certain events, as defined in the agreement, the holders of Series A convertible preferred stock have the right, at their option, to require our company to redeem all or part of their shares of Series A convertible preferred stock.

Redemption Limitation. If we are restricted from redeeming the Series A convertible preferred stock by reason of a restriction contained in the Nevada General Corporation Law, the redemption date for such shares shall be extended to the date that is 30 days after the date on which we are no longer so restricted from redeeming the shares.

Anti-Dilution protection. The Series A convertible preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then conversion price per share.

Voting Rights. Except as otherwise provided by law, the holders of Series A convertible preferred stock are not entitled to vote on any matter.

Series B convertible preferred stock

We have designated 3,000 shares of preferred stock as “Series B convertible preferred stock.” As of April 8, 2005, there were 3,000 shares of Series B convertible preferred stock issued and outstanding. The material terms of the Series B convertible preferred stock are as follows:

Dividends. Holders of Series B convertible preferred stock are entitled to cumulative dividends at the rate of $120 per annum per share. Such dividends may be paid in cash or, at our company’s option and subject to certain limitations, accrued without interest until the shares of Series B convertible preferred stock to which such dividends relate are redeemed or converted into shares of common stock.

Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series B convertible preferred stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our Series D convertible preferred stock or our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets available for distribution shall be distributed ratably among the holders of Series B convertible preferred stock and Series A convertible preferred stock.

Optional conversion. A holder of shares of Series B convertible preferred stock may convert any or all of such shares and all accrued and unpaid dividends thereon, at the holder’s option at any time, into shares of our common stock at $.93 per share. To exercise such conversion rights, a holder must give us acceptable notice and we are then obligated to issue the number of shares of common stock into which the Series B convertible preferred stock is being converted within five trading days after the conversion notice is given.

Mandatory Redemption. We are required to redeem the outstanding Series B convertible preferred stock on August 26, 2007. We must give a redemption notice to each holder not less than 30 or more than 35 business days prior to August 26, 2007. On such redemption date, or such later date as a holder shall surrender the certificate for the Series B convertible preferred stock being redeemed, we must pay to each holder $1,000 per share plus the amount of any accrued but unpaid dividends.

Optional Redemption. Upon the occurrence of the certain events, as defined in the agreement, the holders of Series B convertible preferred stock have the right, at their option, to require our company to redeem all or part of their shares of Series B convertible preferred stock.

Redemption Limitation. If we are restricted from redeeming the Series B convertible preferred stock by reason of a restriction contained in the Nevada General Corporation Law, the redemption date for such shares shall be extended to the date that is 30 days after the date on which we are no longer so restricted from redeeming the shares.

Anti-Dilution protection. The Series B convertible preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then conversion price per share.

Voting Rights. Except as otherwise provided by law, the holders of Series B convertible preferred stock are not entitled to vote on any matter.

Series D convertible preferred stock

We have designated 16,000 shares of preferred stock as “Series D convertible preferred stock.” As of April 8, 2005, there were 15,703 shares of Series D convertible preferred stock issued and outstanding. The material terms of the Series D convertible preferred stock are as follows:

Dividends. Holders of Series D convertible preferred stock are entitled to cumulative dividends at the rate of $70 per annum per share. Such dividends may be paid in cash or, at our company’s option and subject to certain limitations, accrued without interest until the shares of Series D convertible preferred stock to which such dividends relate are redeemed or converted into shares of common stock.

Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series D convertible preferred stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock and after full distribution to the holders of our Series A convertible preferred stock and Series B convertible preferred stock.

Optional conversion. A holder of shares of Series D convertible preferred stock may convert any or all of such shares and all accrued and unpaid dividends thereon, at the holder’s option at any time, into shares of our common stock at $1.40 per share. To exercise such conversion rights, a holder must give us acceptable notice and we are then obligated to issue the number of shares of common stock into which the Series D convertible preferred stock is being converted within five trading days after the conversion notice is given.

Automatic Conversion. Each share of Series D convertible preferred stock automatically converts into the number of shares of common stock into which such shares are convertible immediately upon closing of an underwritten public offering pursuant to an effective registration statement covering the offer and sale of our capital stock in which we receive gross proceeds equal to or in excess of $20,000,000 at a price to the public of at least two and one-half times the then-current conversion price.

Mandatory Redemption. We are required to redeem the outstanding Series D convertible preferred stock on February 1, 2008. We must give a redemption notice to each holder not less than 30 or more than 35 business days prior to February 1, 2008. On such redemption date, or such later date as a holder shall surrender the certificate for the Series D convertible preferred stock being redeemed, we must pay to each holder $1,000 per share plus the amount of any accrued but unpaid dividends.

Optional Redemption. Upon the occurrence of the certain events, as defined in the agreement, the holders of Series D convertible preferred stock have the right, at their option, to require our company to redeem all or part of their shares of Series D convertible preferred stock.

Redemption Limitation. If we are restricted from redeeming the Series D convertible preferred stock by reason of a restriction contained in the Nevada General Corporation Law, the redemption date for such shares shall be extended to the date that is 30 days after the date on which we are no longer so restricted from redeeming the shares.

Anti-Dilution protection. The Series D convertible preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then conversion price per share.

Voting Rights. Except as otherwise provided by law, the holders of Series D convertible preferred stock are not entitled to vote on any matter.

Capital raising transactions

All issuances of our securities prior to our September 2003 acquisition of Dwango North America, Inc. described below were issued by Dwango North America, Inc., and have been converted to equivalent securities of our company pursuant to the terms of the acquisition.

In April 2002, we issued to one accredited investor a convertible promissory note in the principal amount of $100,000 and warrants to purchase preferred stock. In August 2002 such note (and accrued interest) and warrants converted into 85,727 shares of common stock and warrants to purchase 41,722 shares of common stock at an exercise price of $1.20 per share. The warrants expire upon the earlier of (a) April 26, 2007, (b) the sale of our business, and (c) the closing of an initial public offering of our common stock pursuant to a registration statement. The shares of common stock and the shares of common stock underlying the warrants are registered for resale in this prospectus.

In October 2002, we sold 834,465 shares of common stock pursuant to a private placement offering to 24 accredited investors for an aggregate of approximately $1,000,000. In connection with the offering, we issued to the placement agents and their designees five-year warrants to purchase an aggregate of 83,444 shares of common stock at an exercise price of $1.20 per share. The shares of common stock and the shares of common stock underlying the warrants are registered for resale in this prospectus.

In April 2003, Dwango North America, Inc. concluded a private placement pursuant to which it issued to three accredited investors $400,000 in principal amount of promissory notes and warrants to purchase 100,000 shares of common stock. Such notes and warrants were converted at the election of the holders thereof into senior convertible notes and warrants in connection with the September 2003 offering by Dwango North America, Inc. described in the next paragraph below.

In September 2003, we concluded a private placement pursuant to which we issued to 42 accredited investors $2,500,000 in principal amount of 8% senior convertible promissory notes convertible into 2,631,579 shares of common stock and warrants to purchase 2,086,037 shares of common stock at an exercise price of $.95 per share. Such warrants are exercisable through September 15, 2006. In connection with such offering, we issued to the placement agents five-year warrants to purchase an aggregate of 417,208 shares of common stock at an exercise price of $.95 per share. The shares of common stock underlying the notes and warrants are registered for resale in this prospectus.

In December 2003, we concluded a private placement pursuant to which we issued to one accredited investor 250,000 shares of common stock for a purchase price of $300,000. In connection with such issuance, we also issued (i) four-year warrants to purchase 315,789 shares of common stock at an exercise price of $.95 per share to such accredited investor, and (ii) five-year warrants to purchase 50,000 shares of common stock at an exercise price of $.95 per share to the placement agents for such offering. The shares of common stock and the shares of common stock underlying the warrants are registered for resale in this prospectus.

In January 2004, we concluded a private placement pursuant to which we issued to one accredited investor a $1,700,000 principal amount 9% senior convertible note due January 2007 convertible into 1,827,957 shares of common stock and four-year warrants to purchase 913,978 shares of common stock at an exercise price of $.93 per share. In connection with such issuance, we issued to the placement agents five-year warrants to purchase an aggregate of 212,500 shares of common stock at an exercise price of $.95 per share. The shares of common stock underlying the notes and warrants are registered for resale in this prospectus.

In January 2004, our founder and former chief executive officer and chairman and an outside director of our company converted advances they had made to our company from October through December 2003 into an aggregate of 368,594 shares of common stock and warrants to purchase an aggregate of 475,605 shares of common stock, exercisable at $.93 per share. 41,667 shares of common stock and 41,667 shares of common stock underlying warrants issued to the outside director are registered for resale in this prospectus.

In March 2004, we concluded a private placement pursuant to which we issued to one accredited investor a $2,300,000 principal amount 9% senior convertible note due March 2007, convertible into 2,473,118 shares of common stock, and four-year warrants to purchase 1,236,559 shares of common stock at an exercise price of $.93 per share. In connection with such issuance, we issued to the placement agents five-year warrants to purchase 287,500 shares of common stock at an exercise price of $.95 per share. The shares of common stock underlying the notes and warrants are registered for resale in this prospectus.

In June 2004, we completed a private placement with one accredited investor pursuant to which we issued to such investor 250 shares of our Series A convertible preferred stock and four-year warrants to purchase 268,817 shares of common stock for an aggregate purchase price of $250,000. The preferred stock is convertible, and the warrants are exercisable, at $.93 per share. The shares of common stock underlying the preferred stock and warrants are registered for resale in this prospectus.

In July 2004, we completed a private placement with one accredited investor pursuant to which we issued to such investor 500 shares of our Series A convertible preferred stock and four year warrants to purchase 537,635 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable at $.93 per share. The shares of common stock underlying the preferred stock and warrants are registered for resale in this prospectus.

In August 2004, we completed a private placement with one accredited investor pursuant to which we issued to such investor 500 shares of our Series A convertible preferred stock and four year warrants to purchase 537,635 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable, at $.93 per share. The shares of common stock underlying the preferred stock and warrants are registered for resale in this prospectus.

In August 2004, we completed a private placement with five accredited investors pursuant to which we issued to such investors an aggregate of our 3,000 shares of our Series B convertible preferred stock and four year warrants to purchase an aggregate of 3,225,806 shares of common stock for an aggregate purchase price of $3,000,000. The preferred stock is convertible and the warrants are exercisable, at $.93 per share. The shares of common stock underlying the preferred stock and warrants are registered for resale in this prospectus.

In January 2005, we completed a private placement with one accredited investor pursuant to which we issued to such investors an aggregate of our 700 shares of our Series C convertible preferred stock and four year warrants to purchase an aggregate of 170,732 shares of common stock for an aggregate purchase price of $700,000. The preferred stock was convertible at $1.64 per share and the warrants were exercisable, at $1.97 per share. The shares of Series C convertible preferred stock and related warrants were converted into shares of our Series D preferred stock and related warrants in connection with the private placement completed in February 2005 and described in the following paragraph.

In February 2005, we completed a private placement with nine accredited investors pursuant to which we issued to such investors an aggregate of our 15,000 shares of our Series D convertible preferred stock and four year warrants to purchase an aggregate of 3,214,286 shares of common stock for an aggregate purchase price of $15,000,000. In addition, one accredited investor converted 700 shares of Series C convertible preferred stock and warrants to purchase 170,732 shares of common stock into 703 shares of Series D convertible preferred stock and warrants to purchase 150,750 shares of common stock. The preferred stock is convertible at $1.40 per share and the warrants are exercisable, at $1.68 per share. The shares of common stock underlying the preferred stock and warrants are registered for resale in this prospectus.

The conversion and exercise prices, and the number of shares of common stock underlying the notes, warrants and preferred stock, of the financings described in the preceding paragraphs of this discussion have been adjusted based upon anti-dilution provisions triggered by the Series B convertible preferred stock and Series D convertible preferred stock financings.

Equity Incentive Plan

We adopted our 2003 Equity Incentive Plan in September 2003. The plan provides for the grant of options intended to qualify as “incentive stock options,” options that are not intended to so qualify, restricted stock and stock bonuses. The total number of shares of common stock currently reserved for issuance under the plan and approved by our board of directors is 6,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. Our shareholders have only approved the issuance pursuant to the plan of up to 3,000,000 shares of common stock. As of April 8, 2005, we have granted options to purchase 4,400,358 shares of common stock pursuant to such plan which are currently outstanding. Options in excess of 3,000,000 will be treated as non-qualified stock options.

The plan is presently administered by our compensation committee of our board of directors, which selects the eligible persons to whom options or other awards shall be granted and the terms and conditions thereof.

Penny Stock

Our common stock is considered to be a “penny stock.” The Securities and Exchange Commission has adopted rules that regulate broker- dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to transaction in a penny stock, broker-dealer is required to:

•
deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the customer with current bid and offer quotations for the penny stock;

•	explain the compensation of the broker-dealer and its salesperson in the transaction;

•	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have an effect of reducing the level of trading activity in the secondary market for our stock and investors may find it more difficult to sell their shares.

PLAN OF DISTRIBUTION

Plan of Distribution

The selling securityholders (and their respective pledgees, transferees, donees or other successors in interest) may offer and sell the shares of common stock owned by them or derived from the conversion of our convertible notes and the exercise of warrants covered by this prospectus from time to time as follows:

•	in the open market;

•	on the Over-the-Counter Bulletin Board or such other market or exchange on which the shares of common stock are traded;

•	in privately negotiated transactions;

•	in an underwritten offering; or

•	a combination of such methods or any other legally available means.

Such sales may be made at varying prices determined by reference to, among other things:

•	market value prevailing at the time of the sale;

•	prices related to the then-prevailing market price; or

•	negotiated prices.

Negotiated transactions may include:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

In connection with distributions of our common stock, any selling securityholder may:

•
enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling securityholders;

•	sell our common stock short and deliver the common stock to close out such short positions;

•	enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, which may then resell or otherwise transfer such common stock; and

•	loan or pledge our common stock to a broker-dealer which may then sell our common stock so loaned, and upon a default, the common stock may be sold or otherwise transferred.

During such time as the selling securityholders may be engaged in a distribution of the securities we are registering by this Registration Statement, they are required to comply with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of our securities. These restrictions may affect the marketability of our common stock and the ability of any person to engage in market-making activities with respect to our common stock. The selling securityholders may, however, engage in short sales in accordance with Rule 104 of Regulation M. Short sales, if engaged in by the selling securityholders, may effect the market price of our common stock. Regulation M specifically prohibits short sales that are the result of fraudulent, manipulative or deceptive practices. Selling securityholders are required to consult with their own legal counsel to ensure compliance with Regulation M.

Broker dealers may receive commissions or discounts from the selling securityholders in amounts to be negotiated immediately prior to the sale. The selling securityholders and any broker executing selling orders on behalf of the selling securityholders may be deemed to be an "underwriter" within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. To the extent required under the Securities Act, in the event that any selling securityholder enters into an agreement with a broker-dealer after the effectiveness of the registration statement of which this prospectus forms a part of which we become aware, we will file a post-effective amendment or supplement reflecting this change.

LEGAL MATTERS

The validity of the common stock that we are offering will be passed upon for us by Moomjian & Waite, LLP, Jericho, New York. Gary T. Moomjian, a partner of Moomjian & Waite, LLP, currently owns 74,273 shares of our common stock and options to purchase 54,903 shares of our common stock.

EXPERTS

The financial statements of Dwango North America Corp. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 included in this prospectus, have been audited by Eisner LLP, independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in this registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement. For additional information, please refer to the exhibits that have been filed with our registration statement on Form SB-2.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and, in accordance with these requirements, we file periodic reports, proxy statements and other information with the SEC.

You may read and copy all or any portion of the registration statement or any other information that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings, including the registration statement, are also available on the SEC website (http://www.sec.gov).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Dwango North America Corp.

We have audited the accompanying balance sheet of Dwango North America Corp. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, capital deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Dwango North America Corp. and subsidiaries as of December 31, 2004, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

Eisner LLP

New York, NY
March 4, 2005

Dwango North America Corp. and Subsidiaries
Condensed Consolidated Balance Sheet
(In Thousands, except share data)

December 31,
2004
ASSETS
Current Assets:
Cash	$82
Accounts Receivable	803
Prepaid Royalties	793
Prepaid expenses	286
Other current assets	83
Total current assets	2,047

Fixed assets, (net)	251
Deferred financing costs	765
Intangibles, net	49
Prepaid License	288
$3,400

LIABILITIES AND CAPITAL DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$1,335
Current portion of lease obligation	45
Total current liabilities	1,380

Long-Term Liabilities:
Senior convertible notes payable, net of debt discount of $4,070,000	1,845
Accrued interest - senior convertible notes	264
Long term portion of lease obligation	79
Total Liabilities	3,568

Preferred stock $.001 par value, authorized 10,000,000 shares

Redeemable Series A Convertible Preferred stock, $.001 par value; issued and outstanding 1,250 shares; including $71,000 of accrued dividends and net of debt discount and deferred financing of $1,122,000.	199

Redeemable Series B Convertible Preferred stock, $.001 par value; issued and outstanding 3,000 shares; including $124,000 of accrued dividends and net of debt discount and deferred financing of $2,158,000.	966

Capital deficit:
Common stock, $.001 par value; 50,000,000 shares authorized; issued and outstanding 8,251,000 shares	8
Additional paid-in capital	14,469
Accumulated deficit	(15,810)
Total capital deficit	(1,333)
$3,400

See notes to Consolidated Financial Statements

Dwango North America Corp. and Subsidiaries
Consolidated Statements of Operations
(In Thousands, except per share data)

	2004	2003

Revenue	$1,645	$22

Cost of revenues	986	-

Gross profit	659	22

Expenses:
Sales and marketing	1,161	32
Research and development	2,587	181
General and administrative	3,700	3,895

Operating loss	(6,789)	(4,086)

Other expenses:
Interest expense, including amortization of debt issuance cost and interest on convertible notes, net of interest income	2,588	564
Loss on impairment of intangible asset	306	-

Net loss	(9,683)	(4,650)

Accretion and deemed dividends on redeemable preferred stock	(660)	-

Net Loss attributable to common stockholders	$(10,343)	$(4,650)

Common share data:
Basic and diluted loss per share	$(1.47)	$(0.92)

Weighted average number of basic and diluted common shares outstanding	7,058	5,078

See notes to Consolidated Financial Statements

Dwango North America Corp. and Subsidiaries
Consolidated Statements of Capital Deficit
(In Thousands except for Preferred Stock shares)

	Preferred Stock		Common Stock
	$.001 Par Value		$.001 Par Value		Additional		Total
	Number of		Number of		Paid-in	Accumulated	Capital
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2003			4,841	$5	$1,573	$(1,477)	$101

Warrants issued in connection with notes payable, net					2,059		2,059
Conversion of note payable from related party			83		100		100
Common stock issued in acquisition of SOMA Games			39		48		48
Options granted to consultant/director					198		198
Options granted to employee					25		25
Reverse merger stock issuance			660
Sale of 250,000 shares of stock			250		276		276
Net loss for the year ended December 31, 2003						(4,650)	(4,650)

Balance at December 31, 2003			5,873	5	4,279	(6,127)	(1,843)

Conversion of cash advance from related party			369		442		442
Common stock issued in connection with purchase of software and covenants not to compete			681	1	529		530
Stock issued in connection with employment agreements			2		3		3
Warrants issued in connection with brand licensing agreement					440		440
Common stock issued for services			50		68		68
Warrants issued in connection with notes payable					2,269		2,269
Warrants issued to investment bankers in connection with fund raising services					71		71
Warrants issued in connection with Series A preferred stock and stock issuance costs					804		804

Preferred stock issued in connection with private financing Series A preferred stock	1,250						-
Warrants issued in connection with Series B preferred stock and stock issuance costs					2,384		2,384
Preferred stock issued in connection with private financing Series B preferred stock	3,000						-
Warrants issued to convertible notes payable in connection with issuance of Series B					2,173		2,173
Warrants issued to convertible Series A in connection with issuance of Series B					381		381
Common stock issued in payment of interest on senior convertible notes			226		288		288
Common stock issued upon conversion of principal and accrued interest on senior convertible notes			679	1	646		647
Common stock issued upon exercise of warrants			371	1	352		353
Accretion and deemed dividend on preferred stock					(660)		(660)
Net loss for the year ended December 31, 2004						(9,683)	(9,683)

Balance at December 31, 2004	4,250	$-	8,251	$8	$14,469	$(15,810)	$(1,333)

See notes to Consolidated Financial Statements

Dwango North America Corp. and Subsidiaries
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2004	2003
Cash flows from operating activities:
Net loss	$(9,683)	$(4,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	106	54
Write off of fixed assets (net)	64
Common stock issued for rent		17
Common stock issued as compensation	3	48
Option issued to consultant/director		198
Options granted to employee		25
Amortization of debt discount	1,727	345
Amortization of intangible assets	41
Write off of intangible assets	440
Amortization of prepaid licenses	152
Deferred financing cost	414	125
Changes in:
Accounts receivable	(794)	(9)
Prepaid expenses	(1,012)	14
Other assets	(63)	(12)
Accounts payable and accrued expenses	253	872
Accrued Interest	523	90
Net cash used in operating activities	(7,829)	(2,883)

Cash flows from investing activities:
Deferred acquisition cost	39	(39)
Leasehold improvements	(8)
Purchase of fixed assets	(90)	(149)
Net cash used in investing activities	(59)	(188)

Cash flows from financing activities:
Cash Overdraft	(2)	2
Proceeds from line of credit		50
Repayment of line of credit		(50)
Repayment of capital lease	(25)
Proceeds from issuance of notes payable and warrants	3,625	2,500
Financing costs in connection with convertible notes		(442)
Proceeds from issuance of stock and warrants		276
Proceeds from related party advance		442
Proceeds from exercise of warrants	353
Proceeds from issuance of Series A preferred stock and warrants	1,062
Proceeds from issuance of Series B preferred stock and warrants	2,957
Net cash provided by financing activities	7,970	2,778

Net increase (decrease) in cash	82	(293)
Cash at beginning of period	-	293
Cash at end of period	$82	$-

Supplementary disclosure of cash flow information:
Interest paid	$9	$2
Noncash transactions:
Conversion of debt to common stock	442	100
Warrants issued as financing cost		290
Common stock issued in connection with fees for investor relations services	68
Warrants issued in connection with Series A preferred stock and stock issuance costs	804
Warrants issued to investment bankers for fund raising services in connection with Series A preferred stock	71
Warrants issued in connection with brand licensing agreement	440
Common stock issued for purchase of software	440
Common stock issued for covenant not to compete	90
Debt discount recorded for warrants issued with convertible notes	2,269	1,920
Common Stock issued in payment of interest on senior convertible notes	288
Common Stock issued for redemption of principal on senior convertible notes	646
Warrants issued in connection with Series B preferred stock and stock issuance costs	2,384
Warrants and convertible stock issued with ratchet affect of financing for Notes Payable	2,173
Warrants and convertible stock issued with ratchet affect of financing for Series A	381
Fixed assets acquired through capital lease	134
Accretion for Series A preferred stock	195
Accretion for Series B preferred stock	270
Deemed dividend Series A preferred stock	71
Deemed dividend Series B preferred stock	124

See notes to Consolidated Financial Statements

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

Note A - Summary of Significant Accounting Policies

[1]  Description of business:

Dwango North America Corp. provides wireless content and application publishing channels through North American wireless carriers, developing and publishing content and applications for wireless devices, and developing and providing wireless network technology for both content and applications developed internally and for partner content developers. Dwango North America Corp. is a media company whose products include ringtones, games, images and messaging services for mobile devices.

The accompanying consolidated financial statements include the accounts of Dwango North America Corp. (“Corp.”) and its wholly owned subsidiaries OTA Acquisition Corp (“OTA”) and Dwango North America, Inc. (“DNA, Inc.”) (the “Company” collectively). All significant inter-company transactions and balances have been eliminated in consolidation.

[2]  Recapitalization and Presentation:

On September 29, 2003, Woodland Hatchery, Inc. (“Woodland”) acquired a majority of the outstanding common stock of DNA, Inc. pursuant to an exchange offer. The stockholders of DNA, Inc. that elected to participate in the exchange, received stock of Woodland based on an exchange ratio of 1.3934814 shares of common stock for each share of common stock of DNA, Inc. surrendered. Shares of common stock underlying DNA, Inc.’s outstanding stock options, warrants and convertible notes were similarly effected and will be exercisable into the number of shares based on the exchange ratio. Following the recapitalization, Woodland changed its name to Dwango North America Corp. Pursuant to the recapitalization, DNA, Inc. became a wholly owned subsidiary of Corp. The stockholders of DNA, Inc. acquired a majority of the voting stock of Corp. pursuant to the exchange, and DNA, Inc. was deemed to be the accounting acquirer. Such exchange was treated for accounting purposes as a capital transaction with an inactive shell company. Accordingly, purchase accounting treatment was not applicable and no goodwill resulted from this transaction. Therefore, all historical financial information and financial statements for the periods presented are those of DNA, Inc. and give retroactive effect as if the recapitalization occurred at the beginning of the periods presented.

Prior to the exchange, in connection with the recapitalization, Woodland effected a one-for-4.5 reverse stock split of its common stock, leaving 2,548,889 shares of common stock before the surrender and cancellation of 1,888,889 shares of common stock of Woodland (on a post-reverse stock split basis) owned by Cody T. Winterton, the former President and principal stockholder of Woodland. Mr. Winterton assumed all of the pre-closing liabilities of Woodland, all of the pre-closing assets of Woodland which were transferred to Mr. Winterton and he was paid $50,000 which is included in the accompanying financial statements for the year ended December 31, 2003 as selling, general and administrative expense. Accordingly, Mr. Winterton assumed all assets and liabilities of Woodland existing immediately prior to the closing. Immediately after closing, on a consolidated basis, the only assets and liabilities of the Company were those of DNA, Inc.

[3]  Revenue recognition:

The Company sells its content for a download fee. The download fee model is based on a single fee per downloaded application or bundle of applications. Download fees are assessed on a per download basis for each game or bundle of games downloaded to a consumer’s wireless handset. Ringtones and other features operate on the same basis. Some of the download features will have expirations based on time. In some cases, the Company is able to pre-load its content on a manufacturer’s handset. In that case, revenue is only earned when that content is activated and a fee is paid to the wireless carrier which supports the handset. Revenue is recognized by delivery and acceptance upon the occurrence of a download of an application to the end user. Persuasive evidence of an arrangement occurs when the carrier is notified of the end-user transaction and they place a charge on the end-user’s bill. The carrier reports to the company the product and dollar amount of revenue earned which establishes that delivery and performance have occurred, evidence of collectibility and subsequent to the issuance of the carrier reports, the carrier remits the agreed upon price for each download which substantiates fixed and determinable pricing. The Company records revenue net of fees retained by the carriers.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

[4]  Software development costs:

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Accordingly, costs incurred internally in creating a software product is charged to expense when incurred as research and development costs until technological feasibility has been established for the product. Once technological feasibility is established, all development cost is capitalized until the product is available for general release to customers. Judgment is required in determining when the technological feasibility of a product is established, in estimating the life of the product for which the capitalized costs will be amortized and in estimating if the carrying value of capitalized software costs is equal to or less than future operating profits from the associated products. To date, the Company has not capitalized any software development costs.

[5]  Basis of presentation:

The Company has incurred losses since inception and at December 31, 2004, the Company had a capital deficit of $1,333,000 and has been dependent on funds raised from equity and debt financings. In January and February 2005, the Company issued additional Series of preferred stock and received gross proceeds of approximately $15,700,000 (see Note K). The management of the Company believes that these funds should be sufficient to fund the Company’s operations through December 31, 2005.

Through September 30, 2004, the company had been reporting as a development stage enterprise.  During the Quarter ended December 31, 2004, the Company had commenced significant revenue generating operations.  Hence, the Company is no longer considered to be in the development stage.

[6]  Use of estimates:

The accounting and financial reporting policies of the Company conform to accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with such accounting principles requires management to make assumptions and estimates that impact the amounts reported in those statements. Such assumptions and estimates are subject to change in the future as additional information becomes available or as circumstances are modified. Actual results could differ from these estimates. Significant areas where estimates are used include impairment of long lived assets, software capitalization and valuation of options and warrants.

[7]  Fixed assets:

Property and equipment are recorded at cost. Depreciation of computer and office equipment and furniture and fixtures is computed using the straight-line method over the estimated useful lives of the assets (three to seven years). Leasehold improvements are amortized over the shorter of the term of the lease or useful life of the improvements.

[8]  Income taxes:

The Company accounts for income taxes following the asset and liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. The effect on deferred tax assets and liabilities of a change in tax law or rates is recognized in income in the period that includes the enactment date of change. A valuation allowance is recorded for deferred tax assets that cannot be currently recognized due to the Company’s cumulative losses and the uncertainty of future recoverability.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

[9]  Stock Based Compensation

The Company accounts for stock-based employee and directors compensation under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”.

Had compensation cost for the Company’s stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company’s net loss and net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

	Year Ended December 31, 2004	Year Ended December 31, 2003
Net loss attributable to common stockholders	$(10,343,000)	$(4,650,000)
Stock-based employee compensation expense included in reported net loss		25,000
Stock-based employee compensation determined under the fair value based method, net of related tax effect	(919,000)	(610,000)
Pro forma net loss attributable to common stockholders	$(11,262,000)	$(5,235,000)
Net loss per common share (basic and diluted):
As reported	$(1.47)	$(.92)
Pro forma	$(1.60)	$(1.03)

The per share weighted average fair value of stock options granted during 2004 and 2003 were $.91 and $1.10, respectively, estimated on the dates of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rates of 2.7% - 3.9%, volatility of 44%-113%, dividend yield of 0% and expected lives of six years.

[10]  Loss per share:

The Company’s basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of outstanding common shares. Potentially dilutive shares, which were excluded from the computation of diluted loss per share because their inclusion would have been anti-dilutive, are as follows:

	Year Ended December 31, 2004	Year Ended December 31, 2003
Options	3,828,000	2,282,000
Warrants	10,602,000	2,753,000
Convertible notes	6,226,000	2,083,000
Preferred stock	4,474,000
Total potentially dilutive shares	25,130,000	7,118,000

[11]  Concentration of credit risk:

The Company maintains a portion of its cash balances in accounts which at times exceed the federally insured limits.

[12]  Valuation of long-lived assets:

Long-lived assets such as property, equipment and intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the assets and their eventual disposition are less than their carrying amount.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

[13]  Fair value of financial instruments:

The fair values of the Company’s financial instruments, including short-term notes payable, approximate their carrying values because their interest rates approximate rates of interest which correspond to instruments with similar maturities. The carrying amount of the long-term debt approximates fair value at December 31, 2004 based on the interest rates available to the Company and debt instruments with similar terms.

[14]  Advertising costs:

Advertising costs, which are expensed as incurred, for the year ended December 31, 2004 and 2003, were $411,000 and $54,000, respectively.

[15]  Research & Development

Research and development expenses include payroll and employee benefits associated with product development. Technological feasibility for our products is reached shortly before the products are released. Costs incurred after technological feasibility is established, are not material, and accordingly, we have expensed all research and development costs when incurred during the years ended December 31, 2004 & 2003.

[16]  Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised), “Share-Based Payment” (FAS 123R) which replaces FAS 123 and supersedes APB No. 25. FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first interim or annual period after December 15, 2005 for small business filers, with early adoption encouraged. The pro forma disclosures previously permitted under FAS 123 no longer will be an alternative to financial statement recognition. We are required to adopt FAS 123R beginning January 1, 2006. Under FAS 123R, we must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoptions. We are evaluating the requirements of FAS 123R and expect that the adoption of FAS 123R will have a material impact on our consolidated results of operations and earnings per share. We have not yet determined the method of adoption or the effect of adopting FAS 123R.

Note B - Fixed Assets

Fixed assets consist of the following:

	Estimated Useful Lives	Year Ended December 31, 2004
Furniture and fixtures	7 years	$6,000
Leased Equipment	3 years	149,000
Leasehold Improvements	1 year	8,000
Computer and office equipment	3 years	131,000
		294,000
Less: accumulated depreciation and amortization		43,000
		$251,000

Note C - Acquisition

In 2004, we acquired Over-the-Air Wireless, Inc., (“OTA”) and we obtained: (i) an intangible asset comprised of software for the downloading of our games and ringtones and the billing of these downloads, (ii) the services of and employment agreements with three individuals, two of whom who currently hold the positions of chief executive officer and president, respectively, in our company, and (iii) two-year non-compete agreements. For accounting purposes, this transaction was accounted for as a purchase of assets and hiring of new employees with a non-compete agreement. (See Note J).

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

Note D - Debt

[1]  Line of credit:

The Company had a credit facility with a financial institution that permitted borrowings of up to $50,000, which expired on April 11, 2004. The credit facility was not renewed.

[2]  Loans and notes payable:

During 2003, Dwango issued Senior Subordinated Convertible Promissory Notes totaling $2,500,000. In connection with the issuance of the notes, the Company also issued warrants to the note holders to purchase 2,083,333 shares of common stock, exercisable at $1.20 per share until September 15, 2006. The fair value of the warrants was $920,000, utilizing the Black Scholes option-pricing model with the following assumption: 90% volatility, three-year expected life, risk-free interest rate of 4% and a dividend yield ratio of 0%. In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value based method. The proceeds allocated to the warrants of $920,000 was recorded as debt discount. Additionally, the beneficial conversion feature resulting from the difference between the proceeds allocated to, and the relative fair value of the discount of $920,000 is being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes bear interest at 8% and are convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on September 15, 2006. The notes may be prepaid, and the warrants may be redeemed for $.01 per share of common stock underlying the warrants, on 30 days prior written notice to the holder thereof if the closing sales price (or closing bid price) of the Company’s common stock on its principal trading market is at least twice the then current conversion or exercise price, as applicable, for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment or redemption, as applicable. $585,000 of the notes have been converted as of December 31, 2004. In connection with the sale of these notes, the Company incurred $689,000 in costs consisting of: placement agent fees of approximately $291,000 and warrants to placement agent to purchase 417,208 shares of common stock at $1.20 per share that expire in September 2006, valued at $291,000. The warrants were valued by utilizing the Black Scholes option-pricing model with the following assumptions: 90% volatility, five-year expected life, risk-free interest rate of 4% and a dividend yield of 0%, legal expenses of approximately $82,000; and other costs of approximately $25,000. All but 55,000 of the warrants remain unexercised as of December 31, 2004. Of the costs, $550,000 has been allocated as deferred financing costs, to be amortized over 40 months, or earlier if converted into common stock, and the remaining $139,000 of costs has been attributable to additional paid-in capital. On August 26, 2004, as a result of the issuance of Series B per the terms of the note, the conversion and exercise prices have been adjusted to $.95. As a result of antidilution provisions, the Company was required to issue additional warrants to the note holder to purchase 548,246 shares of common stock, exercisable at $.95 per share until September 16, 2007. The fair value of the warrants was adjusted using the difference between the fair value of the warrants pre-adjustment and the fair value of the warrants post-adjustment amounting to an additional debt discount of $403,489 to be amortized over the remaining life of the warrants. The fair value of the warrants pre-adjustment was approximately $1,128,462 utilizing the Black Sholes option-pricing model with the following assumption: 90% volatility, two-year and four-month expected life, risk-free interest rate of 2.44% - 4.01 and a dividend yield ratio of 0%. The fair value of the warrants post-adjustment was approximately $514,923 utilizing the Black Sholes option-pricing model with the following assumption: 99% volatility, two-year and four-month expected life, risk-free interest rate of 2.85% and a dividend yield ratio of 0%. The fair value of the conversion feature was adjusted using the difference between the fair value of the conversion feature pre-adjustment and the fair value of the conversion feature post-adjustment amounting to an additional debt discount in the amount of $403,489 to be amortized over the remaining life of the note. For the year ended December 31, 2004, interest expense and amortization of deferred financing costs on these notes were approximately $1,132,000 and $169,000, respectively.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

The $1,700,000 Senior Convertible Promissory Note was issued to Alexandra Global Master Fund Ltd on January 8, 2004. In connection with the issuance of the note, the Company also issued warrants to the note holder to purchase 708,333 shares of common stock, exercisable at $1.20 per share until January 8, 2008. The fair value of the warrants was approximately $656,000 utilizing the Black Scholes option-pricing model with the following assumption: 88% volatility, three-year expected life, risk-free interest rate of 2.37% and a dividend yield ratio of 0%. In accordance with EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible note and the warrants based on the relative fair values. The proceeds allocated to the warrants of $474,000 was recorded as debt discount. Additionally, the beneficial conversion feature resulting from the difference between the proceeds allocated to, and the relative fair value of the discount of $474,000, is being amortized over the life of the convertible note. Upon the conversion of the note into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The note bears interest at 9% and is convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the note and the related accrued interest are due on January 8, 2007. The note may be prepaid, and the warrants may be redeemed, for $.01 per share of common stock underlying the warrants, on 30 days prior written notice to the holder thereof if the closing sales price (or closing bid price) of the Company’s common stock on its principal trading market is at least twice the then current conversion or exercise price, as applicable, for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment or redemption, as applicable and other conditions. In connection with the sale of this note, the Company incurred $379,000 in costs consisting of: placement agent fees of approximately $136,000 and warrants to the placement agent to purchase 212,500 shares of common stock at $1.20 per share that expire on January 7, 2009, valued at $197,000, legal expenses of approximately $45,000; and other costs of approximately $1,000. The warrants were valued by utilizing the Black Scholes option-pricing model with the following assumptions: 88% volatility, three-year expected life, risk-free interest rate of 2.37% and a dividend yield of 0%. Of the aggregate costs, $328,000 has been allocated as deferred financing costs, to be amortized over 36 months or earlier if converted into common stock, and the remaining $51,000 of costs has been allocated to additional paid-in capital. On August 26, 2004, as a result of the issuance of Series B, per the terms of the note, the conversion and exercise prices have been adjusted to $.95. As a result of antidilution provisions, the Company was required to issue additional warrants to the note holder to purchase 372,807 shares of common stock, exercisable at $.95 per share until January 8, 2008. The fair value of the warrants was adjusted using the difference between the fair value of the warrants pre-adjustment and the fair value of the warrants post-adjustment amounting to an additional debt discount of $144,546 to be amortized over the remaining life of the warrants. The fair value of the warrants pre-adjustment was approximately $370,377 utilizing the Black Sholes option-pricing model with the following assumption: 99% volatility, two-year and four-month expected life, risk-free interest rate of 2.85% and a dividend yield ratio of 0%. The fair value of the warrants post-adjustment was approximately $514,923 utilizing the Black Sholes option-pricing model with the following assumption: 99% volatility, two-year and four-month expected life, risk-free interest rate of 2.85% and a dividend yield ratio of 0%. The fair value of the conversion feature was adjusted using the difference between the fair value of the conversion feature pre-adjustment and the fair value of the conversion feature post-adjustment amounting to an additional debt discount in the amount of $372,807 to be amortized over the remaining life of the note. As of December 31, 2004, none of the note has been converted nor any warrants exercised. For the year ended December 31, 2004, interest expense and amortization of deferred financing costs on these notes were approximately $542,000 and $109,000, respectively.

The $2,300,000 Senior Convertible Promissory Note was issued to Alexandra Global Master Fund Ltd on March 19, 2004. In connection with the issuance of the note, the Company also issued warrants to the note holder to purchase 958,333 shares of common stock, exercisable at $1.20 per share until March 19, 2008. The fair value of the warrants was $706,000, utilizing the Black Scholes option-pricing model with the following assumption: 91% volatility, three-year expected life, risk-free interest rate of 1.97% and a dividend yield ratio of 0%. In accordance with EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible note and the warrants based on the relative fair value based method. The proceeds allocated to the warrants of $ 540,000 were recorded as debt discount. Additionally, the beneficial conversion feature resulting from the difference between the proceeds allocated to, and the relative fair value of the discount of $ 540,000, is being amortized over the life of the note. Upon the conversion of the note into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The note bears interest at 9% and is convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the note and the related accrued interest are due on March 19, 2007. The note may be prepaid, and the warrants may be redeemed for $.01 per share of common stock underlying the warrants, on 30 days prior written notice to the holder thereof if the closing sales price (or closing bid price) of the Company’s common stock on its principal trading market is at least twice the then current conversion or exercise price, as applicable, for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment or redemption, as applicable and other conditions. In connection with the sale of this note, the Company incurred $339,000 in costs consisting of: placement agent fees of approximately $184,000, and warrants issued to the placement agent to purchase 191,666 shares of common stock at $1.20 per share that expire on March 19, 2009, valued at $141,000, legal expenses of approximately $13,000, and other costs of approximately $1,000. Of the aggregate costs, $292,000 has been allocated as deferred financing costs, to be amortized over 36 months or earlier if converted into common stock, and the remaining $47,000 of costs has been allocated to additional paid-in capital. On August 26, 2004, as a result of the issuance of Series B (the preferred stock is convertible and the warrants are exercisable at $.95 per share), per the terms of the note, the conversion and exercise prices have been adjusted to $.95. In addition, the Company was required to issue additional warrants to the note holder to purchase 504,386 shares of common stock, exercisable at $.95 per share until January 8, 2008. The fair value of the warrants was adjusted using the difference between the fair value of the warrants pre-adjustment and the fair value of the warrants post-adjustment amounting to an additional debt discount of $198,810 to be amortized over the remaining life of the warrants. The fair value of the warrants pre-adjustment was approximately $526,161 utilizing the Black Sholes option-pricing model with the following assumption: 99% volatility, two-year and four-month expected life, risk-free interest rate of 2.85% and a dividend yield ratio of 0%. The fair value of the warrants post-adjustment was approximately $724,971 utilizing the Black Sholes option-pricing model with the following assumption: 99% volatility, two-year and four-month expected life, risk-free interest rate of 2.85% and a dividend yield ratio of 0%. The fair value of the conversion feature was adjusted using the difference between the fair value of the conversion feature pre-adjustment and the fair value of the conversion feature post-adjustment amounting to an additional debt discount in the amount of $504,386 to be amortized over the remaining life of the note. As of December 31, 2004, none of the note has been converted nor any warrants exercised. For the year ended December 31, 2004, interest expense and amortization of deferred financing costs on these notes were approximately $559,000 and $101,000, respectively.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

Note E - Commitments

[1]  Operating leases:

The Company leases office space and computer equipment for its headquarters in Seattle, WA. In December 2004, the company entered into a lease for its new headquarters which commenced on March 1, 2005 for a term of two years. The Landlord has the option of terminating the lease with four months written notice providing that notice does not come prior to the fifteenth month of the term. The Company’s lease obligation for its former headquarters in Seattle expires on April 30, 2005.

In December 2002, the Company entered into a lease for office space in Houston, Texas, which expires on January 31, 2006. In October 2003, the Company amended the Texas lease, which effectively cancelled the old lease. The new lease expires in October 2006. We have subleased the Houston office for the duration of the lease at the rate of $57,000 per year. On July 6, 2004, the Company entered into an agreement to sublet the Houston office for a term of twenty-five months commencing on September 1, 2004. In November 2004, the Company entered into a one year lease for a game studio in San Francisco, California which commenced in December 2004 at the lease rate of $76,000 per year.

Rent expense for the years ended December 31, 2004 and 2003 were $240,000 and $39,000 respectively.

Total future minimum lease payments under these lease agreements are as follows:

Year Ending December 31,	Amount
2005	$397,000
2006	430,000
2007	80,000
$907,000

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

[2]  Royalties and Advertising:

On August 14, 2002, the Company entered into two licensing agreements with Dwango Japan, a stockholder of the Company, to use its trademark (25-year term) and intellectual property (eight-year term) in North America. The agreements provide for royalties of 2% (intellectual property) and 0.5% (trademark) of the total gross revenue, subject to an annual minimum royalty (commencing October 1, 2002) of $50,000 per each agreement. For the years ended December 31, 2004 and 2003 royalty expense was $105,000 and $100,000 respectively.

On March 30, 2004 the Company entered into a licensing agreement with RollingStone whereby the Company licenses the RollingStone brand for use with its products. For the year ended December 31, 2004, royalty expense was $627,000.

On September 7, 2004 the Company entered into a licensing agreement with Beliefnet whereby the Company licenses the Beliefnet brand for use with its products. The license agreement is for a one year term and provides for minimum royalties to be paid upon launch of the products. Products were launched in the first quarter of 2005. As of December 31, 2004, no products have been launched and, accordingly, the royalty expense was $0.

On November 1, 2004 the Company entered into a licensing agreement with Playboy whereby the Company licenses the Playboy brand for use with its products. The license agreement is for a three year term and provides for minimum royalties to be paid upon launch of the products. As of December 31, 2004, no products have been launched and, accordingly, the royalty expense was $0.

On November 23, 2004 the Company entered into a licensing agreement with Napster whereby the Company licenses the Napster brand for use with its products. The license agreement is for a one year term and provides for minimum royalties to be paid upon launch of the products. As of December 31, 2004, no products have been launched and, accordingly, the royalty expense was $0.

The following table summarizes, as of December 31, 2004, our obligations and commitments to make future payments pursuant to our agreements with Rolling Stone, Playboy, Beliefnet, Napster and Flow C.C.M. (for royalty and advertising):

	Payments Due By Period
	Total	Less Than 1 Year	1-3 Years	After 3-Years
Royalty Expense	$1,163,000	$1,118,000	45,000	—
Advertising Expense	1,000,000	726,000	274,000	—
Total	$2,163,000	$1,844,000	$319,000	$—

Note F - Preferred Stock

During the year ended December 31, 2004, Dwango issued 1,250 shares of Series A convertible preferred stock (“Series A”). The material terms of the Series A are as follows:

Dividends. Holders of Series A are entitled to cumulative dividends at the rate of $120 per annum per share. Such dividends may be paid in cash or, at the company’s option and subject to certain limitations, accrued until the shares of Series A to which such dividends relate are redeemed or converted into shares of common stock.

Liquidation preference. Upon any liquidation, dissolution or winding up of the Company, the holders of Series A shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of the common stock. If the assets to be distributed are insufficient to permit such payment, then the assets to be so distributed shall be distributed ratably among the holders of Series A.

Optional conversion. A holder of shares of Series A may convert any or all of such shares and all accrued and unpaid dividends thereon, at the holder’s option at any time, into shares of our common stock at the lower of $0.95 per share subject to anti-dilution adjustments. To exercise such conversion rights, a holder must give the Company acceptable notice and the Company is then obligated to issue the number of shares of common stock into which the Series A is being converted within five trading days after the conversion notice is given.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

Mandatory Redemption. The Company is required to redeem the outstanding Series A on June 14, 2007. The Company must give a redemption notice to each holder not less than 30 or more than 35 business days prior to June 14, 2007. On such redemption date, or such later date as a holder shall surrender the certificate for the Series A being redeemed, the Company must pay to each holder $1,000 per share plus the amount of any accrued but unpaid dividends.

Optional Redemption. Upon the occurrence of certain events, as defined in the agreement, the holders of Series A have the right, at their option, to require our company to redeem all or part of their shares.

Redemption Limitation. If the Company restricted from redeeming the Series A by reason of a restriction contained in the Nevada General Corporation Law, the redemption date for such shares shall be extended to the date that is 30 days after the date on which the Company is no longer so restricted from redeeming the shares.

Anti-Dilution protection. The Series A is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then conversion price per share.

Voting Rights. Except as otherwise provided by law, the holders of Series A are not entitled to vote on any matter.

For the year ended December 31, 2004, the deemed dividend, amortization of deferred financing costs and accretion of preferred stock to liquidation value on the Series A was $71,000, $32,000 and $163,000 respectively.

During the year ended December 31, 2004, Dwango issued 3,000 shares of Series B convertible preferred stock as (“Series B”). The material terms of the Series B are as follows:

Dividends. Holders of Series B are entitled to cumulative dividends at the rate of $120 per annum per share. Such dividends may be paid in cash or, at our company’s option and subject to certain limitations, accrued until the shares of Series B to which such dividends relate are redeemed or converted into shares of common stock.

Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of Series B shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets available for distribution shall be distributed ratably among the holders of Series B and Series A.

Optional conversion. A holder of shares of Series B may convert any or all of such shares and all accrued and unpaid dividends thereon, at the holder’s option at any time, into shares of our common stock at $.95 per share. To exercise such conversion rights, a holder must give us acceptable notice and we are then obligated to issue the number of shares of common stock into which the Series B is being converted within five trading days after the conversion notice is given.

Mandatory Redemption. We are required to redeem the outstanding Series B on August 26, 2007. We must give a redemption notice to each holder not less than 30 or more than 35 business days prior to August 26, 2007. On such redemption date, or such later date as a holder shall surrender the certificate for the Series B being redeemed, we must pay to each holder $1,000 per share plus the amount of any accrued but unpaid dividends.

Optional Redemption. Upon the occurrence of the following events, the holders of Series B have the right, at their option, to require our company to redeem all or part of their shares of Series B.

Redemption Limitation. If we are restricted from redeeming the Series B by reason of a restriction contained in the Nevada General Corporation Law, the redemption date for such shares shall be extended to the date that is 30 days after the date on which we are no longer so restricted from redeeming the shares.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

Anti-Dilution protection. The Series B is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then conversion price per share.

Voting Rights. Except as otherwise provided by law, the holders of Series B are not entitled to vote on any matter.

For the year ended December 31, 2004, the deemed dividend, amortization of deferred financing costs and accretion of preferred stock to liquidation value on the Series B was $124,000, $3,000 and $267,000 respectively.

Note G - Capital Deficit

[1]  Stock issuances:

In December 2003, the Company issued 250,000 shares of common stock, valued at $1.20 per share and issued 250,000 warrants with an exercise price of $1.20 per share, which expire on December 12, 2007, to Alexandra Global Master Fund, Ltd, for gross proceeds of $300,000 net of financing costs paid to placement agent of $24,000. The Company issued 50,000 warrants with an exercise price of $1.20 per share, which expires on December 11, 2008, to RG Securities and HCFP Brenner Securities, LLC, placement agent.

In January 2004, the Company issued to Alexandra Global Master Fund Ltd. warrants to purchase 125,000 shares of common stock pursuant to the Bridge Agreement between the Company and Alexandra dated December 12, 2003.

In February 2004, the Company issued 681,000 shares of common stock to four individuals in the acquisition of Over-the-Air Wireless, Inc. in consideration for intangible assets valued at $530,000.

In March 2004, the Company issued 2,090 shares of common stock to one individual pursuant to an employment agreement valued at approximately $3,000.

In May 2004, the Company issued 50,000 shares of common stock to an investor relations firm which, in addition to cash fees paid monthly, as advance compensation for investor relations services to be provided over twelve months.

In June 2004, the Company issued 88,861 shares of common stock to Alexandra Global Master Fund Ltd. as payment for accrued interest, through May 31, 2004, on its $1.7 million and $2.3 million 9% senior convertible notes due 2007.

In December 2004, the Company issued 371,000 shares of common stock resulting from the exercise of warrants. The Company received proceeds of $353,000.

During 2004, the Company issued 905,000 shares of common stock as a result of conversion of Senior Subordinated Convertible Promissory Notes. The issuance of shares was respect to $935,000 in principal and accrued interest.

[2]  Stock option plan:

On April 1, 2002, the Company established an Equity Incentive Plan (the “Original Plan”) under which stock options may be granted. The Original Plan was replaced by an Equity Incentive Plan on September 29, 2003 (the “Plan”) in connection with the reverse acquisition of Woodland. Options under the Original Plan were replaced with comparable options under the Plan. A stock option grant allows the holder of the option to purchase a share of the Company’s common stock in the future at a stated price. The Plan is administered by the Compensation Committee of the Board of Directors, which determines the individuals to whom the options shall be granted, as well as the terms and conditions of each option grant, the option price and the duration of each option, which cannot be more than ten years.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

	Year Ended December 31, 2004			Year Ended December 31, 2003
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at beginning of period	2,282,000	$1.21	730,000	$0.91
Granted	4,018,000	$1.35	1,552,000	$1.34
Cancelled	(2,472,000)	$1.24
Exercised	—		—
Outstanding at end of period	3,828,000	$1.34	2,282,000	$1.21

The following summarizes information about stock options at December 31, 2004:

	Options Outstanding			Options Exercisable
Number Outstanding	Exercise Prices	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Number Exercisable	Weighted Average Exercise Price
118,000	$0.80	$0.80	7.28	118,000	$0.80
203,000	1.20	1.20	8.72	55,000	1.20
1,818,000	1.25	1.25	9.25	128,000	1.25
520,000	1.30	1.30	9.76	156,000	1.30
567,000	1.45	1.45	8.29	466,000	1.45
250,000	1.50	1.50	8.89	250,000	1.50
352,000	1.81	1.81	9.98	—	1.81
3,828,000				1,173,000	$1.34

Note H - Significant Customer Concentration

The Company’s customers primarily consist of major wireless carriers. Revenue from the Company’s customers which account for more than 10% of the Company’s revenues are as follows:

Revenues	Year Ended December 31, 2004	Year Ended December 31, 2003
Customer A	35.2%	0.0%
Customer B	31.1%	33.2%
Customer C	26.7%	5.8%

Note I - Income Taxes

As of December 31, 2004, the Company had net operating loss carryforwards for federal income tax purposes of approximately $16,071,000, which may be available to offset future federal taxable income, if any, from 2021 through 2024. The ability of the company to utilize its operating loss carryforwards in future years is subject to annual limitations in accordance with provisions of section 382 of the Internal Revenue Code. Management does not expect the Company to be taxable in the near future and, accordingly, has established a 100% valuation allowance against the deferred tax asset created by the net operating loss carryforwards at December 31, 2004 and 2003. The valuation allowance increased $3,463,000 and $1,575,000, respectively for the years ended December 31, 2004, and December 31, 2003, respectively.

Note J - Intangible Asset

Intangible assets with definite lives, consisting of technology received in connection with acquisitions, are amortized over their estimated useful lives ranging from three to five years. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the carrying value of intangible assets with definite lives and other long-lived assets is reviewed on a regular basis for the existence of facts that may indicate that the assets are impaired. Such an asset is considered impaired when its estimated future cash flows are less than the amount of its carrying value. If the carrying value of this asset is deemed not recoverable, it is adjusted downwards to the asset’s estimated fair value.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

The OTA software intangible asset was found to be impaired during the fourth quarter of the year ended December 31, 2004. While the software acquired in the OTA acquisition in February 2004 provided the genesis for the publishing platform that is currently in use, the decision was made to write off the asset in November 2004 as the software had been phased out during the reengineering of our publishing platform ongoing through 2004. The software was valued at $440,000 at the date of acquisition with a useful life of 3 years. At the date of disposal, the software had a remaining life of 2 years and 3 months and a book value of $318,000.

Note K - Subsequent Events

In January 2005, the Company sold to Alexandra Global Master Fund Ltd. (“Alexandra”) 700 shares of our Series C Convertible Preferred Stock (“Series C”) initially convertible into 426,830 shares of our common stock and four year warrants to purchase 170,732 shares of our common stock for a purchase price of $700,000. The Series C is convertible at $1.64, and the warrants are exercisable, at $1.97 per share. In February 2005, Alexandra elected to convert their entire Series C holdings and warrants, plus accrued dividends into 703 shares of Series D Preferred Stock and warrants to purchase 150,750 shares of Common Stock.

In February 2005, the Company issued 15,000 shares of Series D Convertible Preferred Stock (“Series D”) initially convertible into 11,216,784 shares of common stock and five year warrants to purchase 3,365,035 shares of our common stock for a purchase price of $15,000,000. The Series D is convertible at $1.40 per share, and the warrants are exercisable, at $1.68 per share. On February 1, 2008, any unconverted Series D must be redeemed for its stated value of $1,000 per share plus any unpaid dividends are to be paid in full.

The sale of the Series D Preferred Stock and Warrants triggered anti-dilution provisions affecting (i) the conversion price of certain notes issued in the Company's private placements completed in January 2004 and March 2004, (ii) the conversion price of its Series A and Series B, and (iii) the exercise price of and number of shares issuable under various outstanding warrants.

As a result of the anti-dilution provisions of the $1,700,000 Senior Convertible Promissory Notes and the issuance of Series D convertible preferred stock, the conversion and exercise prices have been adjusted to $.93 . In addition, the Company was required to issue additional warrants to the note holder to purchase 38,483 shares of common stock, exercisable at $.93 per share until January 8, 2008. The fair value of the warrants was adjusted using the difference between the fair value of the warrants pre-adjustment and the fair value of the warrants post-adjustment amounting to an additional debt discount of $86,118 to be amortized over the remaining life of the warrants. The fair value of the warrants pre-adjustment was approximately $919,361 utilizing the Black Sholes option-pricing model with the following assumption: 105% volatility, one-year and eleven-month expected life, risk-free interest rate of 3.43% and a dividend yield ratio of 0%. The fair value of the warrants post-adjustment was approximately $945,444 utilizing the Black Sholes option-pricing model with the following assumption: 105% volatility, one-year and eleven-month expected life, risk-free interest rate of 3.43% and a dividend yield ratio of 0%. The fair value of the conversion feature was adjusted using the difference between the fair value of the conversion feature pre-adjustment and the fair value of the conversion feature post-adjustment amounting to an additional debt discount in the amount of $60,034 to be amortized over the remaining life of the note.

As a result of the anti-dilution provisions of the $2,300,000 Senior Convertible Promissory Notes and the issuance of Series D convertible preferred stock, the conversion and exercise prices have been adjusted to $.93 . In addition, the Company was required to issue additional warrants to the note holder to purchase 52,066 shares of common stock, exercisable at $.93 per share until March 19, 2008. The fair value of the warrants was adjusted using the difference between the fair value of the warrants pre-adjustment and the fair value of the warrants post-adjustment amounting to an additional debt discount of $116,748 to be amortized over the remaining life of the warrants. The fair value of the warrants pre-adjustment was approximately $1,283,286 utilizing the Black Sholes option-pricing model with the following assumption: 105% volatility, two-year and two-month expected life, risk-free interest rate of 3.43% and a dividend yield ratio of 0%. The fair value of the warrants post-adjustment was approximately $1,318,812 utilizing the Black Sholes option-pricing model with the following assumption: 105% volatility, two-year and two-month expected life, risk-free interest rate of 3.43% and a dividend yield ratio of 0%. The fair value of the conversion feature was adjusted using the difference between the fair value of the conversion feature pre-adjustment and the fair value of the conversion feature post-adjustment amounting to an additional debt discount in the amount of $81,222 to be amortized over the remaining life of the note.

Notes to the Consolidated Financial Statements December 31, 2004 and 2003

As a result of the anti-dilution provisions of the Series A Convertible Preferred Stock and the issuance of Series D convertible preferred stock, the conversion and exercise prices have been adjusted to $.93 and an additional 28,297 warrants have been issued. The fair value of the conversion feature and warrants were adjusted using the difference between the fair value of the conversion feature and warrants pre-adjustment and the fair value of the conversion feature and warrants post-adjustment amounting to an additional debt discount in the amount of $83,032 to be amortized through July 2007.

As a result of the anti-dilution provisions of the Series B Convertible Preferred Stock and the issuance of Series D convertible preferred stock, the conversion and exercise prices have been adjusted to $.93 and an additional 67,912 warrants have been issued. The fair value of the conversion feature and warrants were adjusted using the difference between the fair value of the conversion feature and warrants pre-adjustment and the fair value of the conversion feature and warrants post-adjustment amounting to an additional debt discount in the amount of $199,625 to be amortized through August 2007.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy in any jurisdiction where such offer, or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

_______________

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
		41,513,007 shares DWANGO NORTH AMERICA CORP
TABLE OF CONTENTS	Page	PROSPECTUS
Prospectus Summary	2
Summary Financial Information	4
Risk Factors	5
Forward-Looking Statements	13
Use of Proceeds	13
Price Range of Common Stock	13
Dividend Policy	14
Selected Financial Data	14
Management’s Discussion and Analysis
of Financial Condition and Results
of Operations	15
Business	20
Management	28
Beneficial Ownership of Securities	33	, 2005
Certain Transactions	36
Selling Securityholders	38
Description of Securities	45
Plan of Distribution	51
Legal Matters	52
Experts	52
Where you can Find Additional Information	52
Index to Consolidated Financial Statements	F-1

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

The Company’s articles of incorporation provide that the Company will indemnify any person who is or was a director, officer, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, the Company’s bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Item 25. Other expenses of issuance and distribution

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee	$3,299
Blue Sky Fees and Expenses	2,500
Accounting Fees and Expenses	17,500
Legal Fees and Expenses	25,000
Miscellaneous	1,000
Total	$49,299

Item 26. Recent sales of unregistered securities

All of the share calculations set forth below have been adjusted for the one-for-4.5 reverse stock split effected and the exchange offer consummated in September 2003.

In April 2002, Dwango North America, Inc. issued to one accredited investor a Convertible Promissory Note in the principal amount of $100,000 and warrants to purchase preferred stock. In August 2002, such note (and accrued interest) and warrants converted into 85,727 shares of common stock and warrants to purchase 41,722 shares of common stock. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In July 2002, Dwango North America, Inc. issued to Sabey Corporation 44,819 shares of common stock, valued at $53,712, in payment of certain rental payments owing for space leased by Dwango North America, Inc. in Seattle, Washington. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In July 2002, Dwango Co., Ltd. invested $100,000 in Dwango North America, Inc. in consideration for a one-year convertible note, bearing interest at 4% per annum. Such note was converted into 83,443 shares of common stock of Dwango North America, Inc. on July 7, 2003. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In August 2002, Dwango North America, Inc. issued to Dwango Co., Ltd. 333,768 shares of common stock for $400,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In October 2002, Dwango North America, Inc. sold 834,465 shares of common stock pursuant to a private placement offering to 24 accredited investors for an aggregate of approximately $1,000,000. In connection with the offering, Dwango North America, Inc. issued to the placement agents and their designees warrants to purchase an aggregate of 83,444 shares of common stock. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made only to accredited investors who had access to all material information regarding our company.

In July 2003, Dwango North America, Inc. issued an aggregate of 39,714 shares of common stock to three individuals pursuant to employment agreements between Dwango North America, Inc. and such individuals. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering.

In April 2003, Dwango North America, Inc. concluded a private placement pursuant to which it issued to three accredited investors $400,000 in principal amount of promissory notes and warrants to purchase 100,000 shares of common stock. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made only to accredited investors who had access to all material information regarding our company. Such notes and warrants were converted at the election of the holders thereof into senior convertible notes and warrants in connection with the September 2003 offering by Dwango North America, Inc. described in the next paragraph below.

In September 2003, Dwango North America, Inc. concluded a private placement pursuant to which it issued to 42 accredited investors $2,500,000 in principal amount of senior convertible promissory notes convertible into 2,631,579 shares of common stock and warrants to purchase 2,086,037 shares of common stock. In connection with such offering, Dwango North America, Inc. issued to the placement agents warrants to purchase 417,208 shares of common stock. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made only to accredited investors who had access to all material information regarding our company.

In September 2003, we acquired substantially all of the outstanding securities of Dwango North America, Inc. pursuant to an exchange offer completed with the securityholders of Dwango North America, Inc. The issuance of these securities was exempt from registration pursuant to Section 4(2) and Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering and the offering was made to sophisticated investors with access to all material information regarding our company.

In December 2003, we concluded a private placement pursuant to which we issued to one accredited investor 250,000 shares of common stock for purchase price of $300,000. In connection with the offering, we also issued (i) warrants to purchase 315,789 shares of common stock at an exercise price of $.95 per share to such accredited investor, and (ii) warrants to purchase 25,000 shares of common stock at an exercise price of $.95 per share to the placement agents for such offering. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In January 2004, we concluded a private placement pursuant to which we issued, in consideration of $1,700,000, to one accredited investor a $1,700,000 principal amount 9% senior convertible note due 2007, convertible into 1,827,957 shares of common stock, and warrants to purchase 913,978 shares of common stock. In connection with such issuance, we issued to the placement agents warrants to purchase 212,500 shares of common stock at an exercise price of $.95 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In January 2004, our former chairman and an outside director of our company converted advances they had made to our company from October through December 2003 into an aggregate of 368,594 shares of common stock and warrants to purchase an aggregate of 475,605 shares of common stock, exercisable at $.93 per share. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to two accredited investors with access to all material information regarding our company.

In February 2004, we issued an aggregate of 681,000 shares of our common stock to the former shareholders of Over-the-Air Wireless, Inc. in connection with our acquisition of such company. The issuance of these shares was exempt from registration pursuant to section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. No general solicitation or advertising was made in connection with the offering. The investors had access to all material information regarding our company.

In March 2004, we concluded a private placement pursuant to which we issued, in consideration of $2,300,000, to one accredited investor a $2,300,000 principal amount 9% senior convertible note due 2007, convertible into 2,473,118 shares of common stock, and four-year warrants to purchase 1,236,559 shares of common stock at an exercise price of $.93 per share. In connection with such issuance, we issued to the placement agents warrants to purchase 287,500 shares of common stock at an exercise price of $.95 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In March 2004, we issued 2,090 shares of common stock to one individual pursuant to an employment agreement between our company and such individual. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering.

In May 2004, we issued 50,000 shares of common stock to an investor relations firm which, in addition to cash fees paid monthly, as advance compensation for investor relations services to be provided over twelve months. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering.

In June 2004, we issued 88,861 shares of common stock to one accredited investor as payment for accrued interest, through May 31, 2004, on its $1.7 million and $2.3 million 9% senior convertible notes due 2007. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering.

In June 2004, we completed a private placement pursuant to which we issued to one accredited investor 250 shares of our Series A convertible preferred stock convertible into 268,817 shares of our common stock and four-year warrants to purchase 268,817 shares of common stock for an aggregate purchase price of $250,000. The preferred stock is convertible and the warrants are exercisable at $.93 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In July 2004, we completed a private placement pursuant to which we issued to one accredited investor 500 shares of our Series A convertible preferred stock initially convertible into 537,635 shares of our common stock and four-year warrants to purchase 537,635 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable at $.93 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In August 2004, we completed a private placement pursuant to which we issued to one accredited investor 500 shares of our Series A convertible preferred stock initially convertible into 537,635 shares of our common stock and four-year warrants to purchase 537,635 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable at $.93 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In August 2004, we completed a private placement with five accredited investors pursuant to which we issued to such investors an aggregate of 3,000 shares of our Series B convertible preferred stock initially convertible into 3,225,806 shares of our common stock and four year warrants to purchase an aggregate of 3,225,806 shares of our common stock for an aggregate purchase price of $3,000,000. The preferred stock is convertible, and the warrants are exercisable, at $.93 per share. The conversion and exercise prices, and the number of shares, of common stock underlying the notes, warrants, and preferred stock, of the financings described in the preceding paragraphs of this discussion have been adjusted based upon anti-dilution provisions triggered by this financing. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering and the offering was made to five accredited investors with access to all material information regarding our company.

In September 2004, we issued 65,674 shares of common stock to one accredited investor as payment for accrued interest, through August 31, 2004, on its $1.7 million and $2.3 million 9% senior convertible notes due 2007. The issuance of these shares was exempt from registration pursuant to section 4(2) of the Securities Act. No general solicitation or advertising was made or in connection with the offering.

In December 2004, we issued 70,305 shares of common stock to one accredited investor as payment for accrued interest, through November 30, 2004, on its $1.7 million and $2.3 million 9% senior convertible notes due 2007. The issuance of these shares was exempt from registration pursuant to section 4(2) of the Securities Act. No general solicitation or advertising was made or in connection with the offering.

In January 2005, we completed a private placement with one accredited investor pursuant to which we issued to such investors an aggregate of our 700 shares of our Series C convertible preferred stock and four year warrants to purchase an aggregate of 170,732 shares of common stock for an aggregate purchase price of $700,000. The preferred stock was convertible at $1.64 per share and the warrants were exercisable, at $1.97 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering and the offering was made to one accredited investor with access to all material information regarding our company. The shares of Series C convertible preferred stock and related warrants were converted into shares of our Series D preferred stock and related warrants in connection with the private placement completed in February 2005 and described in the following paragraph.

In February 2005, we completed a private placement with nine accredited investors pursuant to which we issued to such investors an aggregate of our 15,000 shares of our Series D convertible preferred stock and four year warrants to purchase an aggregate of 3,214,286 shares of common stock for an aggregate purchase price of $15,000,000. In addition, one accredited investor converted 700 shares of Series C convertible preferred stock and warrants to purchase 170,732 shares of common stock into 703 shares of Series D convertible preferred stock and warrants to purchase 150,750 shares of common stock. The preferred stock is convertible at $1.40 per share and the warrants are exercisable, at $1.68 per share. In connection with such issuance, we issued to the placement agent warrants to purchase 150,000 shares of common stock at an exercise price of $1.68 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering and the offering was made to nine accredited investors with access to all material information regarding our company.

Item 27. Exhibits

Number	Description

2
Agreement and Plan of Reorganization, dated September 19, 2003, among Woodland Hatchery, Inc., Dwango North America, Inc. and the securityholders of Dwango listed therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.1
Articles of Incorporation, as amended to date (incorporated by reference to Exhibits 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2001 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.2
Certificate of Designations of Series A (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

3.3
Amendment to Certificate of Designations of Series A (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004

3.4
Certificate of Designations of Series B (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004

3.5
Certificate of Designations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the Securities and Exchange Commission on January 18, 2005

3.6
Certificate of Designations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 1, 2005) filed with the Securities and Exchange Commission on February 3, 2005

3.7
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 1, 2004) filed with the Securities and Exchange Commission on June 3, 2004)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3 the Form 8-A filed with the Securities and Exchange Commission on June 3, 2004)
4.2
Form of 8% Senior Convertible Promissory Note due 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.3
9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.4
Form of Warrants to purchase 41,722 shares of common stock issued in August 2002 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.5
Form of Warrants to purchase an aggregate of 83,444 shares of common stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.6
Form of Warrants to purchase an aggregate of 2,086,037 shares of common stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.7
Form of Warrants to purchase an aggregate of 417,208 shares of common stock issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agent in connection with the September 2003 private placement (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.8
Form of Bridge Warrants issued to Alexandra Global Master Fund (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.9
Form of Warrants to purchase an aggregate of 272,784 shares of common stock issued to HCFP Brenner Securities and RG Securities, LLC (incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.10
Warrant issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.11
Form of Registration Rights Agreement relating to 834,465 shares of common stock and 83,444 shares of common stock underlying warrants issued by the registrant in October 2002 (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.12
Form of Registration Rights Agreement relating to shares of common stock underlying 8% senior convertible notes due 2006 and related warrants issued by the registrant in offering completed in September 2003 (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.13
Registration Rights Agreement, dated February 4, 2004, among Dwango North America Corp. and the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

4.14
9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated March 19, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.15
Warrant issued to Alexandra Global Master Fund Ltd., dated March 19, 2004 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.16
Subscription Agreement, dated June 14, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.17
Warrant issued to Alexandra Global Master Fund Ltd. dated June 14, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.18
Subscription Agreement, dated July 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.19
Warrant issued to Alexandra Global Master Fund Ltd. dated July 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.20
Subscription Agreement, dated August 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

4.21
Warrant issued to Alexandra Global Master Fund Ltd. dated August 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

4.22
Subscription Agreement, dated August 26, 2004, between Dwango North America Corp. and the investors named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004)

4.23
Form of Warrant issued to investors in August 2004 Series B financing (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004)

4.24
Subscription Agreement, dated January 12, 2005, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the Securities and Exchange Commission on January 18, 2005)

4.25
Warrant issued to Alexandra Global Master Fund Ltd. dated January 12, 2005 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the Securities and Exchange Commission on January 18, 2005)

4.26
Subscription Agreement, dated February 1, 2005, between Dwango North America Corp. and the investors named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 1, 2005) filed with the Securities and Exchange Commission on February 3, 2005)

4.27
Form of Warrant to purchase an aggregate of 3,365,035 shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: February 1, 2005) filed with the Securities and Exchange Commission on February 3, 2005)

5	Opinion of Moomjian & Waite, LLP
10.1
2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.2
Office Lease Agreement, dated April 25, 2002, by and between Queen Anne Square, LLC and Dwango North America Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.3
Office Lease Agreement, dated November 2002, between San Felipe Plaza, Ltd. and Dwango North America, Inc., as amended (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.4
Bridge Agreement, dated December 12, 2003, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.5
Note Purchase Agreement, dated January 8, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.6
Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Robert E. Huntley (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.7
Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Paul Eibeler (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.8
Agreement and Plan of Merger, dated as of February 4, 2004, among Dwango North America Corp., OTA Acquisition Corp., Over-the-Air Wireless, Inc., and the stockholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.9
Note Purchase Agreement, dated March 19, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

10.10
Form of Employment Agreement between Dwango North America Corp. and each of Rick J. Hennessey, David Adams, and Alexander U. Conrad (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.11
Form of Assignment of Inventions Agreement between Dwango North America Corp. and each of the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.12
Software License Agreement between ALLTEL Communications Inc. and Dwango North America Inc. executed December 19, 2003 (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.13 *
Direct Bill Services Agreement between Cingular Wireless LLC and Dwango North America, Inc. executed on January 9, 2004 (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.14 *
Software Distribution Agreement between Motorola, Inc. and Dwango North America, Inc. executed September 24, 2003 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.15 *
License and Revenue Sharing Agreement between NEC America, Inc. and Dwango North America, Inc. effective January 1, 2003 (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.16 *
Java Wireless Applications Agreement between T-Mobile USA, Inc. and Dwango North America, Inc. effective as of September 3, 2003 (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.17
Brew Application License Agreement between Cellco Partnership d/b/a Verizon Wireless and Dwango North America Inc. Submitted via click through web interface on October 11, 2002 (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.18
Brew Pricing Terms and Carrier Agreement between Qualcomm Incorporated and Dwango North America, Inc. Submitted via click through on May 21, 2002 (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.19
Amendment No. 1 to Brew Developer Agreement between Qualcomm Incorporated and Dwango North America, Inc. effective as of May 17, 2002 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.20
Mobile Channel Agreement between AT&T Wireless Services, Inc. and Dwango North America, Inc. effective as of September 26, 2002 (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.21 *
Addendum to Mobile Channel Agreement Digital Goods Electronic Wallet between AT&T Wireless Services, Inc. and Dwango North America, Inc., dated September 26, 2002 (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.22
Letter agreement, dated January 8, 2004 with Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.23
Marilyn Miller notes and extension (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.24
License Agreement, dated October 29, 2003, between Dwango North America, Inc. and Enorbus Technologies (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.25
Technology License Agreement, dated August 14, 2002, between Dwango North America, Inc. and Dwango Co. Ltd. (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.26
Trademarks License Agreement between Dwango Co., Ltd. and Dwango North America, Inc., effective as of August 14, 2002 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.27
Letter agreement, dated March 19, 2004 with Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.28 *
Licensing Agreement effective as of March 30, 2004 by and between Dwango North America Corp., RealNetworks, Inc. and Rolling Stone LLC. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.29 *
Licensing Agreement, effective as of January 14, 2004, between Dwango North America Corp. and ESPN Enterprises, Inc. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.30
Placement Agent Agreement dated April 30, 2002 by and among Dwango North America, Inc., HCFP/Brenner Securities, LLC and RG Securities LLC, as amended (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.31 *
Digital Item License and Distribution Agreement, dated June 4, 2004, by and between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.32 *
Amendment No. 1 to Mobile Channel Agreement, dated June 8, 2004, between AT&T Wireless Services and Dwango North America, Inc. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.33 *
Amendment No. 1 to Digital Item License and Distribution Agreement, effective as of June 18, 2004, between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.34 *
T-Mobile Current Gateway Program Agreement between T-Mobile USA, Inc. and Dwango North America Corp. effective July 30, 2004 (incorporated by reference to Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission August 20, 2004)

10.35*
License Agreement, dated September 7, 2004 between Dwango North America Corp. and Beliefnet, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-119268) that was declared effective by the Securities and Exchange Commission on November 10, 2004)

10.36*
License Agreement for access to wireless network, entered into on October 22, 2004, between Dwango North America Corp. and Nextel Operations Inc. (incorporated by reference to Exhibit 10.36 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission November 19, 2004)

10.37*
Wireless Distribution Agreement between Dwango North America Corp. and Playboy.com, Inc. entered into on November 18, 2004 (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.38*
License Agreement, between Dwango North America Corp. and Napster, LLC entered into on November 29, 2004 (incorporated by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.39
Sub-lease contract between Dwango North America Corp. and Microsoft Corporation entered into on December 14, 2004 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.40*
Content Provider Standard Service Agreement between Dwango North America Corp. and Wmode Inc. with an effective date of March 10, 2005 (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.41
Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Rick J. Hennessey (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 1, 2005) filed with the Securities and Exchange Commission on March 7, 2005)

10.42
Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Alexander U. Conrad (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Report: March 1, 2005) filed with the Securities and Exchange Commission on March 7, 2005)

10.43
Director Agreement, dated March 8, 2005, between Dwango North America Corp. and Victor Cohn (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 8, 2005) filed with the Securities and Exchange Commission on March 14, 2005)

21	Subsidiaries:
Dwango North America, Inc. is a Texas corporation
OTA Acquisition Corp. is a Washington corporation
23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed as Exhibit 5)
23.2	Consent of Eisner LLP
24	Power of Attorney (included on signature page)
_______________

* Requested Confidential Treatment

Item 28.  Undertakings.

The Registrant hereby undertakes that it will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)
For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Rest of Page Intentionally Left Blank]

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington on the 25th day of April, 2005.

Dwango North America Corp.

By:	/s/ Rick J. Hennessey
Rick J. Hennessey
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Rick J. Hennessey and J. Paul Quinn, and each of them, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable Dwango North America Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on April 25, 2005.

Signatures	Title

/s/ Rick J. Hennessey	Director and Chief Executive Officer
Rick J. Hennessey	(Principal Executive Officer)

/s/ J. Paul Quinn	Chief Financial Officer
J. Paul Quinn	(Principal Financial and Accounting Officer)

/s/ Victor A. Cohn	Director and Chairman of the Board
Victor A. Cohn

/s/ Alexander U. Conrad	Director
Alexander U. Conrad

/s/ L. Derrick Ashcroft	Director
L. Derrick Ashcroft

/s/ Paul Eibeler	Director
Paul Eibeler

/s/ Vishal Bhutani	Director
Vishal Bhutani

Exhibit Index

Number	Description

2
Agreement and Plan of Reorganization, dated September 19, 2003, among Woodland Hatchery, Inc., Dwango North America, Inc. and the securityholders of Dwango listed therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.1
Articles of Incorporation, as amended to date (incorporated by reference to Exhibits 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2001 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.2
Certificate of Designations of Series A (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

3.3
Amendment to Certificate of Designations of Series A (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004

3.4
Certificate of Designations of Series B (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004

3.5
Certificate of Designations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the Securities and Exchange Commission on January 18, 2005

3.6
Certificate of Designations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 1, 2005) filed with the Securities and Exchange Commission on February 3, 2005

3.7
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 1, 2004) filed with the Securities and Exchange Commission on June 3, 2004)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3 the Form 8-A filed with the Securities and Exchange Commission on June 3, 2004)
4.2
Form of 8% Senior Convertible Promissory Note due 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.3
9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.4
Form of Warrants to purchase 41,722 shares of common stock issued in August 2002 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.5
Form of Warrants to purchase an aggregate of 83,444 shares of common stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.6
Form of Warrants to purchase an aggregate of 2,086,037 shares of common stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.7
Form of Warrants to purchase an aggregate of 417,208 shares of common stock issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agent in connection with the September 2003 private placement (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.8
Form of Bridge Warrants issued to Alexandra Global Master Fund (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.9
Form of Warrants to purchase an aggregate of 272,784 shares of common stock issued to HCFP Brenner Securities and RG Securities, LLC (incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.10
Warrant issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.11
Form of Registration Rights Agreement relating to 834,465 shares of common stock and 83,444 shares of common stock underlying warrants issued by the registrant in October 2002 (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.12
Form of Registration Rights Agreement relating to shares of common stock underlying 8% senior convertible notes due 2006 and related warrants issued by the registrant in offering completed in September 2003 (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

4.13
Registration Rights Agreement, dated February 4, 2004, among Dwango North America Corp. and the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

4.14
9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated March 19, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.15
Warrant issued to Alexandra Global Master Fund Ltd., dated March 19, 2004 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.16
Subscription Agreement, dated June 14, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.17
Warrant issued to Alexandra Global Master Fund Ltd. dated June 14, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.18
Subscription Agreement, dated July 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.19
Warrant issued to Alexandra Global Master Fund Ltd. dated July 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.20
Subscription Agreement, dated August 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

4.21
Warrant issued to Alexandra Global Master Fund Ltd. dated August 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

4.22
Subscription Agreement, dated August 26, 2004, between Dwango North America Corp. and the investors named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004)

4.23
Form of Warrant issued to investors in August 2004 Series B financing (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the Securities and Exchange Commission on August 31, 2004)

4.24
Subscription Agreement, dated January 12, 2005, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the Securities and Exchange Commission on January 18, 2005)

4.25
Warrant issued to Alexandra Global Master Fund Ltd. dated January 12, 2005 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the Securities and Exchange Commission on January 18, 2005)

4.26
Subscription Agreement, dated February 1, 2005, between Dwango North America Corp. and the investors named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 1, 2005) filed with the Securities and Exchange Commission on February 3, 2005)

4.27
Form of Warrant to purchase an aggregate of 3,365,035 shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: February 1, 2005) filed with the Securities and Exchange Commission on February 3, 2005)

5	Opinion of Moomjian & Waite, LLP
10.1
2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.2
Office Lease Agreement, dated April 25, 2002, by and between Queen Anne Square, LLC and Dwango North America Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.3
Office Lease Agreement, dated November 2002, between San Felipe Plaza, Ltd. and Dwango North America, Inc., as amended (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.4
Bridge Agreement, dated December 12, 2003, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.5
Note Purchase Agreement, dated January 8, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.6
Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Robert E. Huntley (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.7
Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Paul Eibeler (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.8
Agreement and Plan of Merger, dated as of February 4, 2004, among Dwango North America Corp., OTA Acquisition Corp., Over-the-Air Wireless, Inc., and the stockholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.9
Note Purchase Agreement, dated March 19, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

10.10
Form of Employment Agreement between Dwango North America Corp. and each of Rick J. Hennessey, David Adams, and Alexander U. Conrad (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.11
Form of Assignment of Inventions Agreement between Dwango North America Corp. and each of the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.12
Software License Agreement between ALLTEL Communications Inc. and Dwango North America Inc. executed December 19, 2003 (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.13 *
Direct Bill Services Agreement between Cingular Wireless LLC and Dwango North America, Inc. executed on January 9, 2004 (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.14 *
Software Distribution Agreement between Motorola, Inc. and Dwango North America, Inc. executed September 24, 2003 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.15 *
License and Revenue Sharing Agreement between NEC America, Inc. and Dwango North America, Inc. effective January 1, 2003 (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.16 *
Java Wireless Applications Agreement between T-Mobile USA, Inc. and Dwango North America, Inc. effective as of September 3, 2003 (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.17
Brew Application License Agreement between Cellco Partnership d/b/a Verizon Wireless and Dwango North America Inc. Submitted via click through web interface on October 11, 2002 (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.18
Brew Pricing Terms and Carrier Agreement between Qualcomm Incorporated and Dwango North America, Inc. Submitted via click through on May 21, 2002 (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.19
Amendment No. 1 to Brew Developer Agreement between Qualcomm Incorporated and Dwango North America, Inc. effective as of May 17, 2002 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.20
Mobile Channel Agreement between AT&T Wireless Services, Inc. and Dwango North America, Inc. effective as of September 26, 2002 (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.21 *
Addendum to Mobile Channel Agreement Digital Goods Electronic Wallet between AT&T Wireless Services, Inc. and Dwango North America, Inc., dated September 26, 2002 (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.22
Letter agreement, dated January 8, 2004 with Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.23
Marilyn Miller notes and extension (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.24
License Agreement, dated October 29, 2003, between Dwango North America, Inc. and Enorbus Technologies (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.25
Technology License Agreement, dated August 14, 2002, between Dwango North America, Inc. and Dwango Co. Ltd. (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.26
Trademarks License Agreement between Dwango Co., Ltd. and Dwango North America, Inc., effective as of August 14, 2002 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.27
Letter agreement, dated March 19, 2004 with Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission on April 15, 2004)

10.28 *
Licensing Agreement effective as of March 30, 2004 by and between Dwango North America Corp., RealNetworks, Inc. and Rolling Stone LLC. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.29 *
Licensing Agreement, effective as of January 14, 2004, between Dwango North America Corp. and ESPN Enterprises, Inc. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.30
Placement Agent Agreement dated April 30, 2002 by and among Dwango North America, Inc., HCFP/Brenner Securities, LLC and RG Securities LLC, as amended (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.31 *
Digital Item License and Distribution Agreement, dated June 4, 2004, by and between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.32 *
Amendment No. 1 to Mobile Channel Agreement, dated June 8, 2004, between AT&T Wireless Services and Dwango North America, Inc. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.33 *
Amendment No. 1 to Digital Item License and Distribution Agreement, effective as of June 18, 2004, between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-112371) that was declared effective by the Securities and Exchange Commission on August 12, 2004)

10.34 *
T-Mobile Current Gateway Program Agreement between T-Mobile USA, Inc. and Dwango North America Corp. effective July 30, 2004 (incorporated by reference to Exhibit 10.34 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission August 20, 2004)

10.35*
License Agreement, dated September 7, 2004 between Dwango North America Corp. and Beliefnet, Inc. (incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (SEC File No.: 333-119268) that was declared effective by the Securities and Exchange Commission on November 10, 2004)

10.36*
License Agreement for access to wireless network, entered into on October 22, 2004, between Dwango North America Corp. and Nextel Operations Inc. (incorporated by reference to Exhibit 10.36 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission November 19, 2004)

10.37*
Wireless Distribution Agreement between Dwango North America Corp. and Playboy.com, Inc. entered into on November 18, 2004 (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.38*
License Agreement, between Dwango North America Corp. and Napster, LLC entered into on November 29, 2004 (incorporated by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.39
Sub-lease contract between Dwango North America Corp. and Microsoft Corporation entered into on December 14, 2004 (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.40*
Content Provider Standard Service Agreement between Dwango North America Corp. and Wmode Inc. with an effective date of March 10, 2005 (incorporated by reference to Exhibit 10.40 to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 31, 2005)

10.41
Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Rick J. Hennessey (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 1, 2005) filed with the Securities and Exchange Commission on March 7, 2005)

10.42
Employment Agreement, dated March 1, 2005, between Dwango North America Corp. and Alexander U. Conrad (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Report: March 1, 2005) filed with the Securities and Exchange Commission on March 7, 2005)

10.43
Director Agreement, dated March 8, 2005, between Dwango North America Corp. and Victor Cohn (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 8, 2005) filed with the Securities and Exchange Commission on March 14, 2005)

21	Subsidiaries:
Dwango North America, Inc. is a Texas corporation
OTA Acquisition Corp. is a Washington corporation
23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed as Exhibit 5)
23.2	Consent of Eisner LLP
24	Power of Attorney (included on signature page)
_______________

* Requested Confidential Treatment